Exhibit 10.1

Dated 28 March 2025

SPV OASIS7-B35 LIMITED

as Existing Borrower

ROYAL CARIBBEAN CRUISES LTD.

as New Borrower

J.P. MORGAN SE

as Facility Agent

CITICORP TRUSTEE COMPANY LIMITED

as Security Trustee

J.P. MORGAN SE

as Global Coordinator

J.P. MORGAN SE, BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY, BANCO BILBAO VIZCAYA ARGENTARIA S.A., PARIS BRANCH, CITIBANK EUROPE PLC, HSBC CONTINENTAL EUROPE, BNP PARIBAS, SMBC BANK EU AG, SOCIÉTÉ GÉNÉRALE AND BANCO SANTANDER, S.A.

as Mandated Lead Arrangers

and

THE BANKS AND FINANCIAL INSTITUTIONS LISTED IN Schedule 1

as Original Lenders, the Transferee Lenders and such other banks and financial institutions that may accede to this agreement as Accordion Lenders

NOVATION AGREEMENT relating to a secured credit facility agreement for Hull No. B35 at Chantiers de l’Atlantique S.A.

Contents

Clause		Page

1	Definitions	2
2	Consent and agreement of the Finance Parties	6
3	Assumption of liability and obligations	6
4	Amendment and restatement of Principal Agreement	8
5	Loan currency, Additional Advances and undrawn Commitments under the Principal Agreement	8
6	Accordion Option	12
7	Conditions	14
8	Fixed rate	15
9	Representations and warranties	15
10	Covenants	16
11	Commitment and cancellation by the New Borrower	17
12	Satisfaction of Receivable, releases and BpiFAE Insurance Policy	20
13	Assignment and transfers	21
14	Defaulting Lender	21
15	Miscellaneous and notices	23
16	Governing law and jurisdiction	24
Schedule 1 The Original Lenders		26
Schedule 2 Conditions precedent		30
Schedule 3 Form of Novated Credit Agreement		31
Schedule 4 Pre and Post Delivery Commitments		32
Schedule 5 Form of Accordion Option Notice		34
Schedule 6 Form of Accordion Lender Accession Deed		35
Schedule 7 Form of Accordion Agreement		39

EXECUTION VERSION

THIS NOVATION AGREEMENT is dated 28 March 2025 and made BETWEEN:

(1)	SPV OASIS7-B35 LIMITED as transferor (the Existing Borrower);

(2)	ROYAL CARIBBEAN CRUISES LTD. as transferee (the New Borrower);

(3)	J.P. MORGAN SE as facility agent for the other Finance Parties (the Facility Agent);

(4)	CITICORP TRUSTEE COMPANY LIMITED as security trustee for the other Finance Parties (the Security Trustee);

(5)	J.P. MORGAN SE as global coordinator (the Global Coordinator);

(6)	J.P. MORGAN SE, BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY, BANCO BILBAO VIZCAYA ARGENTARIA S.A., PARIS BRANCH, CITIBANK EUROPE PLC, HSBC CONTINENTAL EUROPE, BNP PARIBAS, SMBC BANK EU AG, SOCIÉTÉ GÉNÉRALE and BANCO SANTANDER, S.A. as Mandated Lead Arrangers;

(7)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 as Original Lenders;

(8)	NATIONAL WESTMINSTER BANK PLC (NatWest) and J.P. MORGAN SE as transferee lenders (the Transferee Lenders); and

(9)	the banks and financial institutions that may accede to this Agreement from time to time as accordion lenders (the Accordion Lenders).

WHEREAS:

(A)	By a facility agreement dated on or about the date of this Agreement (the Principal Agreement) and made between (1) the Existing Borrower as borrower, (2) the banks and financial institutions named therein as original lenders, (3) the Mandated Lead Arrangers as mandated lead arrangers, (4) the Facility Agent as facility agent, (5) the Security Trustee as security trustee and (6) the Global Coordinator as global coordinator, the Lenders have agreed to make available a loan of up to €1,446,194,720 to the Existing Borrower in connection with the purchase by the Existing Borrower of the Receivable from the Seller pursuant to the Receivable Purchase Agreement.

(B)	It is intended that on the Actual Delivery Date, and subject to the delivery of the Vessel to, and acceptance of the Vessel by, the New Borrower (or the Nominated Owner (as defined below) on its behalf) under the Building Contract and by way of satisfying the obligation of the New Borrower to pay the Receivable to the Existing Borrower (as purchaser of the Receivable from the Seller pursuant to the Receivable Purchase Agreement), all of the rights and obligations of the Existing Borrower in respect of the Principal Agreement shall be transferred by novation by the Existing Borrower to the New Borrower.

(C)	By a transfer and participation agreement dated on or about the date of this Agreement (the Transfer Agreement) and made between (1) BNP Paribas, SMBC Bank EU AG and Société Générale as transferring lenders (the Transferor Lenders), (2) the Transferee Lenders as transferee lenders and (3) the Facility Agent, the Transferor Lenders agreed to assign absolutely, and the Transferee Lenders agreed to assume, all rights and interests (present, future or contingent) of the Transferor Lenders with respect to their respective Commitments, in each case as more particularly set out in the Transfer Agreement and in Schedule 4.

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(D)	The parties have also agreed that on the date of the novation contemplated in Recital (B) the Novated Loan Balance at such date shall be converted into Dollars, certain additional advances shall be made to the New Borrower and the Principal Agreement shall be amended and restated (in the form of the Novated Credit Agreement) pursuant to the terms of this Agreement.

(E)	As contemplated by clause 6, the New Borrower shall be entitled, in accordance with the terms of clause 6, to request an increase to the Maximum Loan Amount by an amount of up to the aggregate of the Accordion Advances (as defined below).

(F)	This Agreement sets out the terms and conditions upon which:

(i)	the parties hereto shall agree to the novation, amendment and restatement of the Principal Agreement referred to in Recital (D);

(ii)	the Original Lenders (other than the Transferor Lenders) and the Transferee Lenders shall agree to make additional advances (other than the Accordion Advances (as defined below)) to the New Borrower; and

(iii)	if applicable (having regard to clause 6), the Accordion Lenders in respect of an Accordion Advance shall agree to make that Accordion Advance to the New Borrower.

NOW IT IS HEREBY AGREED as follows:

1	Definitions

1.1	Definitions

Words and expressions defined in the Principal Agreement shall have the same meaning when used in this Agreement, except insofar as the context otherwise requires or as otherwise defined in this Agreement:

Accordion Advance has the meaning given to it in clause 6.

Accordion Agreement means, if the Accordion Option is exercised, the agreement substantially in the form of Schedule 7, pursuant to which the New Borrower, the Facility Agent and the Accordion Lenders shall agree the commercial terms with respect to an Accordion Advance.

Accordion Lender means any Lender (including a New Lender) that has commitments under any Accordion Advance.

Accordion Lender Accession Deed means an accession deed substantially in the form of Schedule 6, pursuant to which each relevant New Lender shall accede to this Agreement as an Accordion Lender for the purpose of the relevant Accordion Advance and as a Lender for the purposes of the Novated Credit Agreement.

Accordion Option has the meaning given to it in clause 6.1.

Accordion Option Notice means the form of notice substantially in the form of Schedule 5.

Additional Advances has the meaning given to it in clause 5.2.

Approved Construction Financing Costs means those items that are considered as constituting Construction Financing Cost for the purposes of, and as defined in, the Building Contract as at the Signing Date (as set out in paragraph 1.15 of Article II of the Building Contract) and including any additional items that the New Borrower and the Builder agree shall be such a Construction Financing Cost strictly to the extent that such additional items have been approved in writing by BpiFAE.

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Change Orders has the meaning given to it in the Receivable Purchase Agreement.

BpiFAE Accordion Premium means the aggregate amount of any additional premium payable to BpiFAE in respect of any amendment to the BpiFAE Insurance Policy required in connection with an Accordion Advance and as notified by BpiFAE to the Facility Agent and confirmed in each Accordion Agreement.

BpiFAE Premium has the meaning given to it in the Novated Credit Agreement.

Defaulting Lender has the meaning given to it in the Principal Agreement but, for the purposes of this Agreement, as if the references to “Lender” also included each Transferee Lender and any Accordion Lender.

Dollars has the meaning given to it in the Novated Credit Agreement.

Financing Cost Adjustment means any adjustment made to the Basic Contract Price pursuant to, and in accordance with, paragraph 1.18 of Article II of the Building Contract (as implemented by Article V of the Building Contract) arising in connection with Approved Construction Financing Costs.

Financing Cost Adjustment Maximum Amount means, if the aggregate amount of Change Orders agreed in relation to the Steel Price Adjustment is less than €16,570,400, an amount equal to 80% of the difference between €16,570,400 and the actual aggregate amount of Change Orders agreed in relation to the Steel Price Adjustment.

Fixed Rate has the meaning given to it in the Novated Credit Agreement.

Floating Rate has the meaning given to it in the Novated Credit Agreement.

Initial Effective Date has the meaning given to it in the Receivable Purchase Agreement.

Lenders means, together, the Original Lenders, the Transferee Lenders and, if applicable, the Accordion Lenders.

Maximum Loan Amount has the meaning given to it in the Novated Credit Agreement.

Mortgage means the first ranking ship construction mortgage over the Vessel granted or, as the case may be, to be granted by the New Borrower in favour of the Security Trustee and certain other parties in the form scheduled to the Buyer Consent Agreement.

New Lender has the meaning given to it in clause 6.2(b)(ii)

Nominated Owner has the meaning given to it in the Novated Credit Agreement.

Non-Exercise Premium means the aggregate amount of any increase to the Basic Contract Price arising pursuant to, and in accordance with, paragraphs 1.24 and 1.25 of Article II of the Building Contract.

Non-Yard Costs has the meaning given to it in the Novated Credit Agreement.

Novated Credit Agreement means the Principal Agreement as novated, amended and restated by this Agreement.

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Novated Loan Balance means, subject to clause 11.2 and subject to the approval of the New Borrower pursuant to clause 3.5, the outstanding principal amount of the Loan on the Novation Effective Date (and reflecting the amount of any Advances drawndown or deemed drawndown by the Existing Borrower in accordance with the terms of the Principal Agreement on such date but excluding any Unsecured Advances and taking into account the arrangements set out in the Transfer Agreement) up to the amount not exceeding the lower of:

(a)	the amount of the Final Payment after any deductions permitted under the Buyer Consent Agreement;

(b)	€1,446,194,720; and

(c)	the amount referred to in clause 2.1(c) of the Principal Agreement.

Novation Effective Date means, when the Novation Effective Time has occurred, the date on which the Novation Effective Time so occurs.

Novation Effective Time means the time at which the Vessel is delivered to, and accepted by, the New Borrower (or the Nominated Owner on its behalf) as buyer under the Building Contract (as evidenced by the protocol of delivery and acceptance for the Vessel), save that the "Novation Effective Time" shall not occur hereunder unless:

(a)	the Facility Agent has notified the parties in writing that it has received all of the documents and other evidence referred to in clause 7; and

(b)	such time falls before the Back Stop Date (as defined in the Receivable Purchase Agreement (and subject to clause 11.2)).

NYC Applicable Rate means the USD-to-EUR rate used by the New Borrower to convert the relevant Dollar amount of the Non-Yard Costs into euro for the purpose of the Seller invoicing the same to the New Borrower in euro in accordance with the Building Contract.

Other Basic Contract Price Increases means any increase in the Basic Contract Price:

(a)	pursuant to paragraphs 4.10 of Article V of the Building Contract (the Net Zero Bonus) and 7.2 of Article VII (the Early Delivery Bonus) of the Building Contract;

(b)	in respect of any Financing Cost Adjustment; and

(c)	in respect of any Non-Exercise Premium,

(d)	in each case as determined under the Building Contract and evidenced to the reasonable satisfaction of the Facility Agent.

Signing Date means the date of this Agreement.

Spot Rate of Exchange means, for the purposes of determining an equivalent amount in EUR of Dollars on any relevant date, the mid FX Rate EUR/USD (published on the basis of the 1:00pm London Bloomberg BFIX rate) two (2) Banking Days before that date.

Steel Price Adjustment has the meaning given to it in the Receivable Purchase Agreement.

Transferred Commitment has the meaning given to it in the Transfer Agreement.

Unsecured Advances has the meaning given to it in the Buyer Consent Agreement.

US Dollar Equivalent has the meaning given to it in the Novated Credit Agreement.

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Weighted Average Rate of Exchange means the weighted average rate of exchange which results from the rates of exchange the New Borrower has agreed, either in the spot or forward currency markets, to pay its counterparties for the purchase of the relevant amounts of euro with Dollars for the payment of the euro amount of the Contract Price (including the portion of the Contract Price comprising the Change Orders (including any Change Orders to be financed by an Additional Advance or an Accordion Advance), any Other Basic Contract Price Increases and the Non-Yard Costs), and including in such weighted average calculation (a) the NYC Applicable Rate in relation to the portion of the Contract Price comprising the Non-Yard Costs and (b) the spot rates for any other euro amounts that have not been hedged by the New Borrower.

1.2	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.3	Construction

Clause 1.4 of the Principal Agreement shall apply to this Agreement as if set out herein.

1.4	References to Novated Credit Agreement

Unless a contrary indication appears, any reference in this Agreement to a term defined in, or an article or section of, or an exhibit to, the Novated Credit Agreement, shall refer to such term defined in, or article or section of, or exhibit to, the agreement set out in Schedule 3 notwithstanding that such agreement is not yet effective, it being agreed that articles and sections of the Novated Credit Agreement, where so incorporated into, or which are to apply for the purpose of, this Agreement, shall be effective and apply under this Agreement notwithstanding that for the purpose of the Novated Credit Agreement they shall only apply from the Novation Effective Time.

1.5	References to Security Trustee and Finance Parties

It is agreed that as the Security Trustee will not be a party to the Novated Credit Agreement and accordingly have no responsibilities thereunder, the Security Trustee is a party to this Agreement for the purpose of approving the novation and allowing the Novation Effective Date to occur but it shall have no responsibilities in respect of the Novated Credit Agreement or have rights or obligations under this Agreement in respect of the Novated Credit Agreement. Accordingly, references to parties or the Finance Parties in clauses 3.2, 5.3, 5.4, 5.5 and 9.3 shall not include the Security Trustee.

1.6	References to Transferee Lenders

Whilst the Transferee Lenders will not be a party to the Novated Credit Agreement until the Novation Effective Time and accordingly will have no responsibilities thereunder until such time, each Transferee Lender is a party to this Agreement for the purpose of approving the novation of the Principal Agreement and allowing the Novation Effective Date to occur and also to assume the rights and obligations with respect to the Novated Credit Agreement which are, pursuant to this Agreement, to apply in respect of the period prior to the Novation Effective Time.

1.7	Transfer Agreement

The Existing Borrower and the New Borrower each confirm that they have received a copy of the Transfer Agreement and acknowledge the provisions and the transactions contemplated therein. It is agreed that the Transfer Agreement shall not be amended or modified by the parties thereto without the consent of the New Borrower. Schedule 4 reflects the commitments of the Lenders that will apply to the Principal Agreement and, following the Novation Effective Time and pursuant to the operation of the Transfer Agreement, the Novated Credit Agreement.

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2	Consent and agreement of the Finance Parties

Subject to the other provisions of this Agreement and upon reliance of each of the representations and warranties in clause 9, the Facility Agent, the Security Trustee, the Global Coordinator, the Mandated Lead Arrangers, the Arrangers and the Lenders agree with the Existing Borrower and the New Borrower on the Novation Effective Date (and at the Novation Effective Time), that they consent to the novation, amendment and restatement of the Principal Agreement on the terms set out in clauses 3 and 4 and to the conversion of the currency of the Loan and to the making of the Additional Advances in accordance with clause 5.

3	Assumption of liability and obligations

3.1	Substitution

It is hereby agreed that, as and with effect from the Novation Effective Time:

(a)	the New Borrower shall be, and is hereby made, a party to the Principal Agreement in substitution for the Existing Borrower; and

(b)	the Principal Agreement shall be amended and restated as set out in clause 4.

3.2	Assumption of liability

The New Borrower hereby agrees with the Finance Parties that, as and with effect from the Novation Effective Time, it shall be indebted to the Finance Parties for the full amount of the Novated Loan Balance and, when drawn pursuant to clause 5.2 (and as adjusted pursuant to clause 5.3), the Additional Advances and the New Borrower further agrees that from the Novation Effective Time it shall duly and punctually perform all the liabilities and obligations to be performed or discharged in respect of the Novated Loan Balance and the Additional Advances under the Novated Credit Agreement and shall be bound by the terms of the Novated Credit Agreement from the Novation Effective Time as the "Borrower" thereunder.

3.3	Release

The Existing Borrower and the Finance Parties hereby agree that, as and with effect from the Novation Effective Time (and without prejudice to the release, assignment and assumption arrangements under the Transfer Agreement), they shall each mutually release and discharge each other from all liabilities, obligations, claims and demands whatsoever under or touching or concerning the Principal Agreement and in respect of anything done or omitted to be done under or in connection therewith except that if at the Novation Effective Time there are any outstanding liabilities of the Existing Borrower under the Principal Agreement which are the subject of an indemnity claim against the Seller pursuant to clause 7 (Indemnities) of the Receivable Purchase Agreement, to prevent the Finance Parties losing the ability to recover those claims against the Seller, such liabilities shall be preserved against the Existing Borrower until such claims are satisfied.

3.4	No liability

The Finance Parties hereby confirm, that except for the obligations in respect of the Novated Loan Balance which are, with effect from the Novation Effective Time, to be assumed by the New Borrower pursuant to clause 3.2, the New Borrower shall have no liability, and the Finance Parties shall have no recourse whatsoever to the New Borrower or any of its assets, in respect of any liabilities, obligations, claims and demands whatsoever under or touching or concerning the Principal Agreement or in respect of anything done or omitted to be done under or in connection therewith.

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3.5	Novated Loan Balance

The Facility Agent agrees that:

(a)	following each Drawdown Date (and at any other time upon reasonable request), it will provide the New Borrower with an update in relation to the amount of the outstanding Loan;

(b)	not less than ten Banking Days prior to the anticipated Actual Delivery Date, it will consult with the New Borrower regarding the anticipated amount of the Novated Loan Balance as at the anticipated Novation Effective Time to enable the New Borrower to confirm and verify this amount (having regard to paragraphs (a) and (b) of the definition of Novated Loan Balance) and satisfy itself that it is an amount which reflects the expected drawdown of the Loan during the period prior to the Actual Delivery Date and that the same does not include any Unsecured Advances. The New Borrower shall promptly confirm its acceptance of the amount or, if applicable, raise any questions as to the calculation of this amount with the Facility Agent so that the amount can be approved prior to the Novation Effective Time; and

(c)	as part of the process of agreeing the Novated Loan Balance it will participate in the preparation of the delivery funds flow agreement referred to in clause 13.6 of the Buyer Consent Agreement.

3.6	Prepayment in respect of overpaid Purchase Price

If at the Novation Effective Time the Seller has become liable to make a refund of the Purchase Price pursuant to clause 2.5 (Reduction in Purchase Price) of the Receivable Purchase Agreement and has not made payment of that refund such that a partial prepayment of the Loan in an amount equal to that refund (the Refund Prepayment Amount) has not been made, the New Borrower shall prepay an amount of the Novated Loan Balance corresponding to that Refund Prepayment Amount on the Novation Effective Date, such prepayment to be without premium, penalty or breakage costs, and shall be by way of a regularly scheduled required prepayment (and not a requirement to make payment prior to the scheduled maturity thereof).

Where any such prepayment is required by the New Borrower pursuant to this clause 3.6:

(a)	the relevant amount of such prepayment may, if requested by the New Borrower, be deducted from the amount of the Additional Advances to be made available to the New Borrower on the Novation Effective Date and, where the New Borrower has requested that the prepayment required under this clause 3.6 be deducted from the Additional Advances, an actual payment shall only be required by the New Borrower if the prepayment amount exceeds the aggregate amount of the Additional Advances which would, but for the application of this clause 3.6, be advanced to the New Borrower; and

(b)	the New Borrower shall be entitled to exercise its rights under clause 13.2(b) of the Buyer Consent Agreement.

It is agreed that the liability of the New Borrower in respect of the Refund Prepayment Amount under this clause shall not exceed the amounts referred to in clause 13.2(a) of the Buyer Consent Agreement.

3.7	Notification of set-off

Where clause 7.5 (Set-off for unpaid amounts) of the Receivable Purchase Agreement applies and an amount is to be deducted from the Payment Amount due to the Seller in relation to any amount due and owing by the Seller to the Existing Borrower or the Finance Parties under the Transaction Documents which remains unpaid at the Drawdown Date for an Advance (an unpaid amount) and that unpaid amount will consequently be retained from the relevant Advance under clause 2.2(d) of the Principal Agreement, the Facility Agent shall notify the New Borrower before the relevant Drawdown Date of the unpaid amount (together with reasonable details of the type, amount and the manner in which such amount, and all components thereof, have been calculated).

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4	Amendment and restatement of Principal Agreement

The Principal Agreement shall, with effect on and from the Novation Effective Time, be (and it is hereby) amended and restated so as to read in accordance with the form of the Novated Credit Agreement set out in Schedule 3 and (as so amended and restated) will be binding upon each of the parties thereto in accordance with its terms as so amended and restated.

5	Loan currency, Additional Advances and undrawn Commitments under the Principal Agreement

5.1	Currency conversion

On the Novation Effective Date the Additional Advances and, if applicable, each Accordion Advance to be drawndown by the New Borrower shall be made available in Dollars in accordance with the following provisions of this clause 5 and the Novated Credit Agreement and thereafter the Novated Loan Balance shall be converted from euro to Dollars by reference to the US Dollar Equivalent (as defined in the Novated Credit Agreement) of the euro amount of the Novated Loan Balance.

5.2	Additional Advances

Subject to the terms and conditions of this Agreement, on the Novation Effective Date, the New Borrower shall be entitled to borrow further advances (the Additional Advances) in Dollars in respect of the following amounts:

(a)	an amount of up to:

(i)	80% of the incurred Non-Yard Costs of up to €168,200,000 (being €134,560,000); and

(ii)	Other Basic Contract Price Increases paid or to be paid by the New Borrower under the Building Contract of up to:

(A)	80% of:

(1)	in the case of the Net Zero Bonus, €2,000,000 (80% of which is €1,600,000);

(2)	in the case of the Early Delivery Bonus, €4,800,000 (80% of which is €3,840,000);

(3)	in the case of any Non-Exercise Premium, €30,000,000 (80% of which is €24,000,000); and

(B)	in the case of the Financing Cost Adjustment, the Financing Cost Adjustment Maximum Amount; and

(iii)	solely to the extent that the Non-Exercise Premium is less than €30,000,000, any Change Orders in an amount of up to 80% of the difference between the actual amount of the Non-Exercise Premium and €30,000,000,

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provided that the aggregate amount of the Additional Advances referred to in this sub-paragraph (a) shall not, when aggregated with the actual Change Order Amount financed pursuant to the Loan made available to the Existing Borrower under the Principal Agreement (and which will therefore form part of the Novated Loan Balance), exceed €249,256,320 (being 80% of €311,570,400);

(b)	an amount equal to 100% of the BpiFAE Premium as calculated in accordance with Section 11.13.1(b) (Terms of the BpiFAE Insurance Policy) of the Novated Credit Agreement as at the Novation Effective Time, which amount shall be divided into two parts:

(i)	the amount payable by the New Borrower to BpiFAE in respect of such part of the BpiFAE Premium which remains payable to BpiFAE at the Novation Effective Date; and

(ii)	the balance, which shall, subject to the New Borrower's set-off rights referred to in clause 13.3 of the Buyer Consent Agreement, be payable by the New Borrower to the Seller in reimbursement of the amounts which have been deducted from the Payment Amounts in respect of the BpiFAE Premium pursuant to the Receivable Purchase Agreement, provided, however (and without prejudice to the proviso to paragraph (a) above), that the aggregate amount of the Additional Advances (as adjusted, where relevant, under clause 5.3), when added to the Novated Loan Balance (or, if different and to the extent applicable, the aggregate of any amounts advanced in respect of the Facility (and not of the Additional Advances) in the manner contemplated by clause 5.4), shall not exceed the Maximum Loan Amount.

The Weighted Average Rate of Exchange shall be used to calculate the Dollar amount of the Additional Advance referred to in clause 5.2(a) and the Spot Rate of Exchange shall be used to calculate the Dollar amount of the Additional Advance referred to in clause 5.2(b).

5.3	Adjustment of Additional Advances

On the Novation Effective Date, the parties hereby agree that the aggregate amount of the Additional Advances (other than the amount referred to in clause 5.2(b)(i)) shall be adjusted, as applicable, by a Dollar amount (the Adjustment Amount) equal to the product of:

(a)	the difference obtained by subtracting the Spot Rate of Exchange on or (if agreed by the Lenders) about the Actual Delivery Date from the Weighted Average Rate of Exchange; and

(b)	the Novated Loan Balance.

If the Adjustment Amount is a positive number, the aggregate amount of the Additional Advances to be drawn in Dollars shall be increased by such Adjustment Amount.

Conversely, if the Adjustment Amount is a negative number, the aggregate amount of the Additional Advances to be drawn in Dollars shall be decreased by such Adjustment Amount, provided however, if such Adjustment Amount exceeds the amount of the Additional Advances that would have been advanced in Dollars but for the operation of this clause (and subject to any agreement reached to the contrary in the delivery funds flow agreement referred to in clause 3.5(c)), no Dollar Additional Advances will be made and the New Borrower shall prepay (in Dollars) an amount of the Novated Loan Balance corresponding to that excess amount on the Novation Effective Date (a Section 5.3 Prepayment), such prepayment to be without premium, penalty or breakage costs, and shall be by way of a regularly scheduled required prepayment (and not a requirement to make payment prior to the scheduled maturity thereof). Any failure by the New Borrower to make the Section 5.3 Prepayment on the Novation Effective Date shall be capable of giving rise to an Event of Default under Section 8.1.1 (Non-Payment of Obligations) of the Novated Credit Agreement unless waived by, or alternative arrangements are agreed with, the Required Lenders (as defined in the Novated Credit Agreement) acting on the instructions of BpiFAE.

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5.4	Undrawn Commitments under the Principal Agreement

In the event that either:

(a)	the Existing Borrower has not drawn the full amount of the Total Commitments under the Principal Agreement at the Novation Effective Date; or

(b)	the Total Commitments under the Principal Agreement have been cancelled or reduced before the Novation Effective Date and this is not as a result of a cancellation of the Building Contract by the Seller due to a Buyer Specified Event; or

(c)	it is not possible for the Facility to be made available to the Existing Borrower to the satisfaction of the Seller and the New Borrower,

the Finance Parties agree that if the Vessel continues to be constructed by the Seller in France and the BpiFAE Insurance Policy continues to be maintained (or, if applicable, reinstated or reissued) then, if required by the New Borrower, the Facility will continue to be available to the New Borrower on the Actual Delivery Date or (with the prior consent of BpiFAE, not to be unreasonably withheld (having regard to the provisions relating to BpiFAE below)) before the Actual Delivery Date. The amount of the Facility to be made available to the New Borrower in these circumstances shall be the amount that it would otherwise have been but for the occurrence of the events referred to in (a) to (c) above and such Facility shall include, without limitation, amounts to finance or refinance any reasonable completion expenses (the Completion Expenses) incurred by the New Borrower in completing the Vessel (of the type contemplated by Article XI 5 of the Building Contract and, where applicable, up to the amount of such Completion Expenses agreed pursuant to clause 10.2 of the Buyer Consent Agreement).

If this clause applies and the New Borrower exercises its rights to continue to have the Facility made available to it on the Actual Delivery Date or (with the prior consent of BpiFAE, not to be unreasonably withheld and (having regard to the provisions relating to BpiFAE below)) before the Actual Delivery Date this will either be through a novation, amendment and restatement of the Principal Agreement in the manner contemplated by clauses 3 and 4 or through the execution of a new credit agreement based substantially on the terms of the Novated Credit Agreement, but in each case updated to the extent necessary to reflect the additional amounts which would need to be made available thereunder in addition to the Additional Advances and, when applicable, in respect of the Completion Expenses, to allow the New Borrower to draw and/or assume by way of novation an amount in aggregate up to the Maximum Loan Amount and to reflect any agreed changes related to the New Borrower's hedging arrangements in respect of the Contract Price. In these circumstances the Finance Parties and the New Borrower shall, in good faith, agree such changes to this Agreement and/or the Novated Credit Agreement or agree and thereafter enter into a new credit agreement of the type referred to above, so as to place the New Borrower in all material respects in the same position it would have been had the Facility been fully available during the pre-delivery period in the manner set out in the Transaction Documents.

Where this clause applies, the amount of the Facility available to the New Borrower shall not exceed the Maximum Loan Amount and the amount of the indebtedness of the Existing Borrower under the Principal Agreement which the New Borrower may be required to assume by way of novation shall not exceed an amount equal to the Novated Loan Balance at the relevant time.

It is acknowledged that BpiFAE has confirmed that it will agree to continue, reinstate or reissue the BpiFAE cover in circumstances where this clause applies and the New Borrower is to draw the Facility on the Actual Delivery Date. Formal consent of BpiFAE will be required in relation to (i) any availability of the Facility to the New Borrower before the Actual Delivery Date and (ii) the arrangements and the terms of any new or novated facility agreement, such consent not to be unreasonably withheld. The New Borrower and the Finance Parties agree to co-operate in good faith and use reasonable efforts to procure such consent.

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In addition, where this clause applies, the New Borrower agrees that:

(A) the amounts payable to the Lenders in respect of arrangement fees in respect of the Facility (as set out in the relevant Fee Letter attached to any Fee Letter signed by the New Borrower) and the BpiFAE Premium payable to BpiFAE, shall continue to be payable in full and the New Borrower shall be required, where it does not currently have responsibility for the full payment of all those amounts, to assume responsibility for the payment of such amounts (it being acknowledged that the New Borrower shall not have any responsibility for payment of amounts of BpiFAE Premium already paid to BpiFAE pursuant to the Receivable Purchase Agreement where these amounts have not been (or will not be) refunded due to the cancellation of the Facility); and

(B) it shall be liable to pay commitment fees on the basis set out in Section 3.4 (Commitment Fees) of the Novated Credit Agreement (but without double counting in relation to any amounts due under clause 11.1).

The Finance Parties agree that this clause 5.4 shall apply notwithstanding that the Initial Effective Date may not occur.

5.5	Borrowing procedure for Additional Advances

The New Borrower and the Finance Parties agree that the procedures set out in Article II of the Novated Credit Agreement shall apply in relation to the borrowing of the Additional Advances and, if applicable (and subject to any agreed amendments arising pursuant to clause 5.4), any amounts under clause 5.4.

The Transferee Lenders also agree and acknowledge that they are Lenders for the purpose of the provisions relating to the borrowing of the Additional Advances under the Novated Credit Agreement and this Agreement. It is expressly acknowledged and agreed that no Transferor Lender shall have any responsibility with respect to, or be required to contribute to or make available, any Additional Advances.

5.6	Notification of New Borrower's hedging arrangements

(a)	In connection with the calculation of the Weighted Average Rate of Exchange, the New Borrower agrees (having regard to paragraph (c) below) to provide the Facility Agent with the information referred to in this clause 5.6. The New Borrower and the Facility Agent agree to have an initial discussion in relation to the calculation by no later than the date falling 60 days before the anticipated Actual Delivery Date and thereafter, following the invoicing of the Non-Yard Costs to the Builder (on or about the date falling 30 days before the anticipated Actual Delivery Date), the New Borrower and the Facility Agent will further discuss the calculation of the Weighted Average Rate of Exchange during the period up to the Novation Effective Time.

(b)	The New Borrower shall deliver to the Facility Agent (who shall promptly forward the same to the Lenders and BpiFAE), on a quarterly basis following the Signing Date, a schedule of the Weighted Average Rate of Exchange, accompanied by copies of confirmations or screen shots evidencing the entry into, termination or modification of any trades or fixings effected during such quarter (or, in respect of the first quarter, during the period falling prior to the end of that first quarter) under any agreements entered into by the New Borrower from time to time in spot or forward currency markets for the purchase of euros with Dollars in order to pay the Contract Price or fix the NYC Applicable Rate.

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(c)	Notwithstanding paragraph (b) above, on or between the tenth and second Banking Days prior to the date on which the New Borrower intends to deliver the Loan Request (as defined in the Novated Credit Agreement) to the Facility Agent, the New Borrower shall deliver to the Facility Agent (who shall promptly forward the same to the Lenders and BpiFAE) the New Borrower's preliminary written calculation in reasonable detail of the Weighted Average Rate of Exchange (to the extent not previously provided) and the New Borrower shall also provide copies or other evidence of such currency hedges as the Facility Agent may reasonably require.

5.7	Defaulting Lender

It is acknowledged and agreed that if any Lender is, or becomes, a Defaulting Lender (as defined in the Novated Credit Agreement) with respect to the Additional Advances or, if applicable, any Accordion Advance:

(a)	the provisions of Section 10.3 (Funding Reliance, etc.) of the Novated Credit Agreement (including, without limitation, the indemnity in favour of the New Borrower set out therein) shall apply as if Section 10.3 (Funding Reliance, etc.) of the Novated Credit Agreement was effective at such time and irrespective of whether the Novation Effective Time occurs; and

(b)	the existence of that Defaulting Lender shall not in any way absolve the other Lenders of their obligation to make available the Additional Advances and, if applicable, any Accordion Advance when required to do so in accordance with, and subject to, the terms of this Agreement and the Novated Credit Agreement.

6	Accordion Option

6.1	Accordion Option exercise

Subject to the terms and conditions of this Agreement, the New Borrower shall be entitled from time to time, by sending an Accordion Option Notice to the Facility Agent not later than 45 days prior to the Expected Delivery Date, to request an increase to the Maximum Loan Amount under the Novated Credit Agreement (the Accordion Option) by means of one or more further advances under this Agreement (each an Accordion Advance) in an aggregate maximum amount equivalent in Dollars of up to:

(a)	80% of any Change Orders (in addition to any Change Orders (i) comprised within the Change Order Amount financed pursuant to the Loan made available to the Existing Borrower under the Principal Agreement and (ii) financed under clause 5.2(a)(iii)); and

(b)	100% of the aggregate amount of BpiFAE Accordion Premium.

The Weighted Average Rate of Exchange shall be used to calculate the Dollar amount of each Accordion Advance referred to in clause 6.1(a) and the Spot Rate of Exchange shall be used to calculate the Dollar amount of each Accordion Advance referred to in clause 6.1(b).

The BpiFAE Accordion Premium shall be paid directly to BpiFAE in the manner described in Section 2.3(f) (Borrowing Procedure) of the Novated Credit Agreement.

6.2	Accordion exercise process and effectiveness

(a)	Upon receipt of each Accordion Option Notice the Facility Agent shall promptly notify the Lenders, who shall, advise the Facility Agent in writing not later than 5 days after the date of receipt of the relevant Accordion Option Notice, if such Lender agrees to participate in the relevant Accordion Advance and any Lender that does not so advise the Facility Agent within the above period shall be deemed to have declined to participate in that Accordion Advance.

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(b)	The Facility Agent shall promptly notify the New Borrower of each Lender who is willing to participate in the relevant Accordion Advance, and the New Borrower shall be entitled, in its absolute discretion, to allocate the amount of that Accordion Advance by.

(i)	electing one or more of the Lenders willing to participate by increasing its commitment; and/or

(ii)	adding one or more banks and financial institutions acceptable to BpiFAE and the Facility Agent (in the case of the Facility Agent, acting reasonably) (each a New Lender) to participate in the relevant Accordion Advance.

(c)	Prior to the date upon which the commitments under the relevant Accordion Advance become effective (as determined pursuant to paragraph (d) below), the New Borrower shall deliver, or cause to be delivered, to the Facility Agent, each of the following items in form and substance satisfactory to the Facility Agent:

(i)	an Accordion Agreement with respect to that Accordion Advance in the form provided in Schedule 7, setting forth the commercial terms upon which the relevant Accordion Advance shall be made available (including, without limitation, the amount, the interest rate (fixed or floating), the margin, commitment and fees), and which Accordion Agreement shall also specify:

(A)	each Lender (if any) who is increasing its commitment, together with the amount of such increase; and

(B)	each New Lender that will accede to this Agreement as an Accordion Lender, together with the amount of its commitment under that Accordion Advance;

(ii)	a written approval of BpiFAE (addressed to the Facility Agent) in respect of any New Lender; and

(iii)	written confirmation from BpiFAE to the Facility Agent that the BpiFAE Insurance Policy shall be amended prior to the Novation Effective Date (as required under Section 5.1.3 of the Novated Credit Agreement);

(iv)	such documentation and other evidence as is reasonably requested by the Facility Agent in respect of any New Lender participating in the relevant Accordion Advance in order for the Facility Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in connection with the Accordion Advance arrangements and the accession of the New Lender; and

(v)	if applicable, an Accordion Lender Accession Deed in the form and substance provided in Schedule 6 for each New Lender participating in the relevant Accordion Advance,

and in addition to the above requirements, it shall also be a requirement that the Facility Agent shall not have received any notice seeking the cancellation, suspension or termination of the BpiFAE Insurance Policy or the suspension of the drawing of the relevant Accordion Advance or any of the other Accordion Advances.

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(d)	The Facility Agent shall promptly notify the New Borrower once the requirements of paragraph (c) above have been satisfied and, upon such confirmation, the commitments with respect to the relevant Accordion Advance shall become effective. The date upon which the commitments with respect to the relevant Accordion Advance become effective must occur by no later than the date falling 10 Business Days prior to the Expected Delivery Date.

6.3	Borrowing procedure for any Accordion Advance

The New Borrower and the Accordion Lenders agree that the procedures set out in Article II of the Novated Credit Agreement shall apply in relation to the borrowing of an Accordion Advance. Only the Accordion Lenders in respect of a relevant Accordion Advance shall (up to their respective commitments in that Accordion Advance) be required to make available such Accordion Advance and any Lender who is not an Accordion Lender for the purposes of that Accordion Advance shall not have any responsibility with respect, or obligation to contribute, to such amount.

7	Conditions

7.1	Documents and evidence

The agreement of the Finance Parties referred to in clause 2 and the obligation of the Lenders to contribute to any advances in respect of the Facility to be made in accordance with this Agreement shall be subject to the condition that:

(a)	by no later than the Signing Date, the Facility Agent, or its duly authorised representative, shall have received the documents and evidence referred to in Part 1 of Schedule 2 in form and substance satisfactory to the Facility Agent (acting on the instructions of the Lenders and BpiFAE);

(b)	by no later than the Initial Effective Date, the Facility Agent, or its duly authorised representative, shall have received the documents and evidence referred to in Part 2 of Schedule 2 in form and substance satisfactory to the Facility Agent (acting on the instructions of the Lenders and BpiFAE);

(c)	by no later than the Novation Effective Time, the Facility Agent, or its duly authorised representative, shall have received each of the documents and evidence set out in Section 5.1 (Advance of the Loan) of the Novated Credit Agreement (but, if the Fixed Rate is to apply to the Loan (having regard to clause 7), subject to the proviso to Section 5.1.10 (Interest Stabilisation) of the Novated Credit Agreement) and confirmation in writing from the New Borrower to the Facility Agent that it (or the Nominated Owner on its behalf) will take delivery of the Vessel under the Building Contract and the actual date on which delivery shall occur, which confirmation shall be given immediately prior to the occurrence of the Novation Effective Time.

7.2	General conditions precedent

The agreement of the Finance Parties referred to in clause 2 and the obligation of each Lender to contribute to any advances in respect of the Facility to be made under this Agreement shall be subject to the further conditions that on the Novation Effective Date:

(a)	the representations and warranties of the New Borrower contained in clause 9 are true and correct in all material respects (except for such representations and warranties that are qualified by materiality or non-existence of a material adverse effect which shall be accurate in all respects) on and as of each such time as if each was made with respect to the facts and circumstances existing at such time; and

(b)	no Event of Default and no Prepayment Event (each as defined in the Novated Credit Agreement) shall have occurred and be continuing or would result from the novation of the Principal Agreement or the making of the Additional Advances and, where applicable the Accordion Advances pursuant to this Agreement.

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7.3	Waiver of conditions precedent

The conditions specified in this clause 7 are inserted solely for the benefit of the Lenders and may be waived on their behalf in whole or in part and with or without conditions by the Facility Agent acting on the instructions of the Majority Lenders (such instructions not to be unreasonably withheld or delayed) and BpiFAE.

7.4	Confirmation of conditions precedent

Once the conditions set out in this clause 7 have been satisfied (or waived) as provided above, the Facility Agent shall confirm the same by written notice to the other parties to this Agreement.

8	Fixed rate

The New Borrower shall, on the date of this Agreement, exercise its rights under Section 3.3.2 (Election of Floating Rate or Fixed Rate) of the Novated Credit Agreement (as if such Section was effective at the date of this Agreement) by serving written notice on the Facility Agent, the Builder and the Existing Borrower pursuant to this clause 8 and the New Borrower and the Finance Parties acknowledge and agree that the procedures set out in Section 3.3.2 of the Novated Credit Agreement shall then apply in relation to any such election by the New Borrower as if Section 3.3.2 of the Novated Credit Agreement was, as contemplated above, effective at the time of election.

9	Representations and warranties

9.1	Existing Borrower representations and warranties

The Existing Borrower shall be deemed to repeat the representations and warranties:

(a)	in clause 7.1 of the Principal Agreement on (i) the date of this Agreement and (ii) the Initial Effective Date; and

(b)	in clauses 7.1(a), 7.1(b), 7.1(c), 7.1(d) and 7.1(j) of the Principal Agreement on the Novation Effective Date,

in each case, as if made with reference to the facts and circumstances existing on such dates.

9.2	New Borrower representations and warranties

(a)	The New Borrower represents and warrants to the Finance Parties that the representations and warranties set out in Sections 6.1 (Organization, etc.), 6.2 (Due Authorization, Non-Contravention, etc.), 6.3 (Government Approval, Regulation, etc.), 6.5. (Validity, etc.), 6.9(a) (Obligations rank pari passu), 6.10 (Withholding, etc.), 6.11 (No Filing, etc. Required), 6.12 (No Immunity) and 6.13 (Investment Company Act) of Article VI of the Novated Credit Agreement are true and correct as if made on (a) the date of this Agreement and (b) the Initial Effective Date with reference to the facts and circumstances existing on such day (and as if references therein to "this Agreement" were to this Agreement and to "the Novation Effective Date" were references to (i) the Signing Date and (ii) the Initial Effective Date).

(b)	The New Borrower shall be deemed to make the representations and warranties set out in the said Article VI of the Novated Credit Agreement on the Novation Effective Date in accordance with the terms of the Novated Credit Agreement (and as if references therein to "this Agreement" were to this Agreement and the Novated Credit Agreement).

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9.3	Novation Effective Date representations by existing parties

On the Novation Effective Date, each of the Existing Borrower and the Finance Parties shall be deemed to represent to each other party to this Agreement that:

(a)	it has not transferred (whether by way of security or otherwise) any of its rights or obligations under the Principal Agreement (other than (i) any transfers or assignments by a Lender in accordance with the provisions of clause 14 (Assignment, transfer and Facility Office) of the Principal Agreement and pursuant to the Transfer Agreement or (ii) any replacement of the Facility Agent or Security Trustee in accordance with the applicable provisions of the Agency and Trust Deed and the Security Trust Deed, which in each case, have previously been disclosed to the New Borrower where consent or approval of the New Borrower is not otherwise required in relation to any such assignments or transfers); and

(b)	it has duly performed all of its obligations under the Principal Agreement.

10	Covenants

10.1	New Borrower covenants

(a)	The New Borrower undertakes with each of the Finance Parties that, from the date of this Agreement, the New Borrower will comply with its obligations under the following Sections of the Novated Credit Agreement (as if references in those Sections to the "Novation Effective Date" referred to the Signing Date):

(i)	Section 7.1.2 (Approvals and other consents);

(ii)	Section 7.1.3 (Compliance with laws, etc.); and

(iii)	the first sentence of Section 7.1.7 (BpiFAE insurance policy/French authority requirements).

(b)	In connection with the conditions referred to in clause 9.2(b) of the Principal Agreement, the New Borrower also undertakes with each of the Finance Parties that, from the date of this Agreement, it will also comply with its obligations, and deliver all information required pursuant to, paragraphs a), b), f) and (to the extent it is required by the Lenders to enable them to comply with the requirements of the BpiFAE Insurance Policy or is otherwise required to ensure the BpiFAE Insurance Policy remains in full force and effect) h) of Section 7.1.1 (Financial Information, Reports, Notices, etc.) of the Novated Credit Agreement (but in the case of the information referred to in such paragraph h) excluding for this purpose the certificates, statements, notices, reports and other information listed in paragraphs c) to e) and g) of Section 7.1.1 (Financial Information, Reports, Notices, etc.) of the Novated Credit Agreement) as if such provisions were effective from the date of this Agreement.

10.2	Notification of increased costs, etc.

Each Lender shall (through the Facility Agent) notify the New Borrower at least three months before the anticipated Novation Effective Date if:

(a)	it intends to claim for any increased cost under Sections 4.3 (Increased Loan Costs, etc.) or 4.5 (Increased capital costs) or for any Covered Taxes (as defined in the Novated Credit Agreement) under Section 4.6 (Taxes) or reserve costs under Section 4.7 (Reserve costs) of the Novated Credit Agreement for the period falling after the Novation Effective Date; or

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(b)	any of the circumstances referred to in Sections 4.1 (Floating Rate lending unlawful) of the Novated Credit Agreement or (if interest is to accrue under the Novated Credit Agreement by reference to the Reference Rate (and not the Compounded Reference Rate)) clause 6 of Exhibit F (Floating Rate Provisions) to the Novated Credit Agreement apply to it, it being acknowledged that the New Borrower shall have no liability in respect of any such increased costs or amounts incurred or arising in respect of the period prior to the Novation Effective Time. Such notice shall include the relevant details referred to in those Sections.

10.3	Notification of anticipated buffer claims

Following completion of sea trials for the Vessel, each Lender shall (through the Facility Agent) notify the New Borrower if there are any accrued claims outstanding against the Seller or other amounts that it anticipates will or may be deducted from the Pre-delivery Buffer on the Actual Delivery Date and shall (if reasonably requested by the New Borrower) provide the New Borrower with a notice of such anticipated amounts at any other time.

10.4	Interest stabilisation

Each Lender agrees with the New Borrower that it will, from the date of this Agreement, comply with its obligations under Section 3.3.3 (Interest stabilisation) of the Novated Credit Agreement.

11	Commitment and cancellation by the New Borrower

11.1	Commitment Fees

(a)	The New Borrower agrees to pay to the Facility Agent for the account of each Lender a commitment fee on its daily unused portion of the Maximum Loan Amount on the basis of and at the times set out in Section 3.4 (Commitment Fees) of the Novated Credit Agreement and also on the basis that:

(i)	the commitment fees payable to the Transferee Lenders shall be determined by reference to their respective commitments under the Additional Advances (on the basis that any commitment fees payable to the Transferee Lenders with respect to the remaining Loan shall be paid to the Transferee Lenders by the Transferor Lenders and regulated under the applicable provisions of the Transfer Agreement); and

(ii)	subject to paragraph (b) below, in the event that a Lender becomes a Defaulting Lender and the other Lenders have not confirmed to the New Borrower within five Banking Days of receiving notice from a Lender that it has become a Defaulting Lender (which notice the Defaulting Lender shall give promptly upon becoming a Defaulting Lender) that they will honour the commitment of any Defaulting Lender, no commitment fee shall be payable to the Facility Agent for the account of that Defaulting Lender on any unused portion of the Maximum Loan Amount of that Defaulting Lender for any day on which that Lender was a Defaulting Lender. If the other Lenders (or any of them) have confirmed within such five Banking Day period that they will honour all or part of a Defaulting Lender's commitment, the commitment fee (which for this purpose shall be adjusted to deduct the relevant amount of the fee which is payable to the Transferee Lenders pursuant to clause 7 of the Transfer and Participation Agreement (and which shall be regulated in accordance with paragraph (b) below)) shall continue to be payable in respect of the relevant portion of the Defaulting Lender’s commitment so honoured.

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(b)	It is acknowledged and agreed that:

(i)	during any time in which a Transferor Lender is a Defaulting Lender and a Transferee Lender is not a Defaulting Lender, the amount of the commitment fee which under the Transfer Agreement is for the account of that Transferee Lender shall remain payable by the New Borrower (and be paid to the Facility Agent who shall pay the amount so received to such Transferee Lender in accordance with the Transfer Agreement); and

(ii)	during any time in which a Transferee Lender is a Defaulting Lender, the commitment fee payable to each Transferor Lender under this clause 11.1 shall be reduced by the percentage of such fee which, in accordance with clause 7 of the Transfer Agreement, would have been required to be paid to that Defaulting Lender.

11.2	Cancellation

The New Borrower may, by written notice to the Facility Agent at any time prior to the date falling not less than ten days prior to the anticipated Actual Delivery Date (and which shall also be a minimum period of not less than 10 Banking Days prior to the proposed date of cancellation set out in the New Borrower's notice, the Notified Cancellation Date), without premium or penalty (except as may be required by clause 11.5), terminate, or from time to time reduce, the Commitment (as defined in the Novated Credit Agreement). Any such termination or reduction of the Commitment shall be applied to the respective Commitments of the Lenders (including the Transferor Lenders and any Accordion Lender) pro rata according to the amounts of their respective Commitments. Where the Commitment is cancelled in full or in part the New Borrower shall pay on the date of such cancellation all amounts, including any fees and commissions which have accrued but remain unpaid at such date and any breakage costs payable pursuant to clause 11.5, which are due and owing by the New Borrower to the Finance Parties at such date pursuant to this Agreement or any Fee Letter or any mandate letter entered into in connection with the Transaction Documents to which the New Borrower is a party to the extent that such amounts are the subject of invoices from the Facility Agent to the New Borrower received by the New Borrower not less than two Banking Days prior to the date of such cancellation (the Invoiced Amounts). It is acknowledged and agreed that where the Commitment is cancelled in full the effectiveness of any such proposed cancellation shall be conditional on the payment of the Invoiced Amounts (but on the basis that commitment fees under clause 11.1 shall cease on the Notified Cancellation Date). The Facility Agent (in relation to any break costs of the type referred to in the definition of Fixed Rate Break Costs, together with any Floating Rate Break Costs payable pursuant to clause 4.2 and/or Schedule 5 of the Principal Agreement) shall in such circumstances use reasonable endeavours to provide the New Borrower with both an indicative calculation of any such potential breakage costs arising from the proposed cancellation as soon as practicable following receipt of the cancellation notice and an invoice in respect of any actual breakage amounts as soon as practicable prior to the Notified Cancellation Date. If no invoices have been issued for any such amounts (the Non-Invoiced Amounts), such Non-Invoiced Amounts shall be payable by the New Borrower following the Notified Cancellation Date upon the second Banking Day following receipt of the relevant invoices. Where the Commitment is cancelled in part, the allocation of such cancellation between the Novated Loan Balance and the Additional Advances shall be determined at the relevant time of cancellation at the New Borrower's election made in its discretion after consultation with the other parties concerned including BpiFAE (but on the basis that any allocation of any such partial cancellation cannot cause the Novated Loan Balance to be reduced to zero and will be subject to BpiFAE confirming it has no objection to such allocation). In addition, where the Commitment is cancelled in part, any amounts required to be paid by the New Borrower under this clause in respect of such cancellation which remain outstanding at the Novation Effective Time shall be treated as a liability of the New Borrower under the Novated Credit Agreement.

11.3	Prepayment of Loan under the Principal Agreement

Where a cancellation notice in respect of the full amount of the Commitment is given by the New Borrower in accordance with 11.2:

(a)	the provisions of clause 3 shall not apply and accordingly the Novation Effective Time shall not be capable of occurring; and

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(b)	the Existing Borrower and the Finance Parties hereby acknowledge that the Loan will be prepaid in full on the Actual Delivery Date in accordance with clause 4.3(e) of the Principal Agreement but that the Principal Agreement shall otherwise continue in force in accordance with its terms and the Facility will continue to be available to the Existing Borrower pursuant to the terms of the Principal Agreement.

11.4	BpiFAE Premium

It is acknowledged by the parties that if the New Borrower voluntarily cancels all or any of the Commitment under clause 11.2, the New Borrower shall not be obliged to pay (or reimburse the Existing Borrower or the Seller for) all or any part of the BpiFAE Premium.

11.5	Breakage costs (general)

If, having regard to the election referred to in clause 8 and Section 3.3.2 (Election of Floating Rate or Fixed Rate) of the Novated Credit Agreement, the Fixed Rate shall apply to the Loan and, after such election, the New Borrower subsequently:

(a)	voluntarily cancels all or any of the Commitment under clause 11.2;

(b)	voluntarily cancels all or any of the Commitment after it has exercised its rights under clause 4.3 of the Buyer Consent Agreement; or

(c)	subject to the proviso below, does not borrow the Maximum Loan Amount as a result of the Contract Price being reduced in accordance with Article III of the Building Contract (resulting in a corresponding cancellation of part of the Commitment), the New Borrower shall pay to the Facility Agent breakage costs in the amount notified to it following a calculation of such breakage costs based on the methodology referred to in Section 4.4.1c) (Indemnity) of the Novated Credit Agreement and on the basis that for this purpose references in such Section to prepayment and prepay shall be treated as references to cancellation and the basis for the calculation of any breakage costs shall be determined by reference to:

(i)	if:

(A)	the Commitment is cancelled in full, 80% of €1,701,173,000; or

(B)	the Commitment is partially cancelled, the amount which is 80% of €1,701,173,000 minus the un-cancelled Commitment; and

(ii)	24 assumed semi-annual repayment instalments of the Loan (as defined in the Novation Credit Agreement but excluding the aggregate amount of the Accordion Advances) starting from the Expected Delivery Date at the Signing Date.

Provided however that no breakage costs will be charged under clauses 11.5(a), 11.5(b) or 11.5(c) above if the Loan (as defined in the Novated Credit Agreement but excluding the aggregate amount of the Accordion Advances) assumed by and/or advanced to the New Borrower on the Novation Effective Date or otherwise pursuant to any restated or new credit agreement entered into in accordance with clause 5.4 equals or exceeds the US Dollar Equivalent of €1,360,938,400 (being 80% of €1,701,173,000.

For the purpose of calculating the Dollar amount of the breakage costs under this clause, the notional amount of the Loan (excluding the aggregate amount of the Accordion Advances) shall be converted to a corresponding Dollar amount on the basis of the Spot Rate of Exchange on the date which is two Banking Days prior to the date of effective cancellation.

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It is acknowledged and agreed for all purposes of this Agreement and the Novated Credit Agreement that:

(A) this clause 11.5 shall not apply if, having regard to clause 7 and Section 3.3.2 (Election of Floating Rate or Fixed Rate) of the Novated Credit Agreement, the Floating Rate shall apply to the Loan;

(B) this clause 11.5 shall not apply with respect to any cancellation of all or part of each Accordion Advance (in respect of which clause 11.6 shall apply); and

(C) if, having regard to clause 7 and Section 3.3.2 (Election of Floating Rate or Fixed Rate) of the Novated Credit Agreement, the Fixed Rate is to apply to the Loan, the New Borrower shall not be liable to pay (or indemnify any Indemnified Party under Section 11.4 (Indemnification) of the Novated Credit Agreement in respect of) any breakage costs related to the Fixed Rate in the event the Fixed Rate is not available as a result of any of the conditions precedent set forth in Section 5.1.10 (Interest Stabilisation) of the Novated Credit Agreement not being satisfied for any reason other than due to the New Borrower's own breach of the terms of this Agreement.

11.6	Breakage costs (Accordion Advance)

If the Accordion Option is exercised and if, having regard to the terms agreed in the relevant Accordion Agreement, the Fixed Rate shall apply to an Accordion Advance and the New Borrower subsequently does not borrow the full agreed commitment in respect of that Accordion Advance, the New Borrower shall pay to the Facility Agent breakage costs in the amount notified to it following a calculation of such breakage costs based on the methodology referred to in the paragraph immediately following Section 4.4.1c) (Indemnity) of the Novated Credit Agreement and on the basis that for this purpose references in such Section to prepayment and prepay shall be treated as references to cancellation and the basis for the calculation of any breakage costs shall be determined by reference to (a) the amount of the Commitments relating to that Accordion Advance so cancelled and (b) 24 assumed semi-annual repayment instalments of such Accordion Advance starting from the Expected Delivery Date as at the date of the relevant Accordion Agreement.

For the purpose of calculating the Dollar amount of the breakage costs under this clause, the notional amount of any relevant Accordion Advance shall be converted to a corresponding Dollar amount on the basis of the Spot Rate of Exchange on the date which is two Banking Days prior to the date of effective cancellation.

12	Satisfaction of Receivable, releases and BpiFAE Insurance Policy

12.1	Receivable

The Existing Borrower and the New Borrower agree that the assumption by the New Borrower on the Novation Effective Date of the Existing Borrower's obligation to repay the Novated Loan Balance shall satisfy the obligation of the New Borrower to pay the Receivable to the Existing Borrower (as purchaser of the Receivable from the Seller pursuant to the Receivable Purchase Agreement).

12.2	Release of Security Documents on Novation Effective Date

It is acknowledged that on the Novation Effective Date (and subject to satisfaction of the conditions precedent referred to in this Agreement and the other Transaction Documents):

(a)	the Mortgage will be released (but without prejudice to the Finance Parties' obligation to release the Mortgage in accordance with clause 11.1 of the Buyer Consent Agreement);

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(b)	the Borrower Assignment (and any security assigned thereunder) and the Share Security will be released;

(c)	the Security Trustee will be released from its obligations under the Security Trust Deed and the Agency and Trust Deed (but without prejudice to the obligations of the Security Trustee under the Escrow Agency and Trust Deed (as defined in the Novated Credit Agreement));

(d)	the Facility Agent will be released from its obligations under the Agency and Trust Deed (on the basis that the provisions of Article X of the Novated Credit Agreement will then apply); and

(e)	the Facility Guarantors shall be released from their obligations under the Facility Guarantees,

and the parties to such documents agree to enter into such documentation as the Facility Agent or any other party may reasonably require in order to effect such releases and discharges.

12.3	BpiFAE Insurance Policy

It is acknowledged that the BpiFAE Insurance Policy will remain in full force and effect notwithstanding the occurrence of the Novation Effective Date.

13	Assignment and transfers

The provisions of clause 14 (Assignment, transfer and Facility Office) of the Principal Agreement shall apply with equal effect to the Existing Borrower and the Finance Parties in relation to this Agreement as if the same were expressly stated herein and references therein to "the Agreement" shall be construed as references to this Agreement. Except to the extent permitted under Section 7.2.6 (Consolidation, Merger, etc.) of the Novated Credit Agreement, the New Borrower may not assign or transfer any of its rights or obligations under this Agreement.

14	Defaulting Lender

(a)	If any Transferee Lender becomes a Defaulting Lender prior to the Novation Effective Time, the Transferor Lenders and/or the New Borrower shall be entitled, subject to the following provisions of this clause 14, to replace that Defaulting Lender by requiring it to (and, to the extent permitted by law, that Defaulting Lender shall) assign and transfer its rights and obligations with respect to (i) its Assumed Commitment (as defined in the Transfer Agreement) and (ii) its commitments under the Additional Advances (and, where applicable, any Accordion Advances) (together, the Relevant Commitments), in each case to a New Transferee Lender (as defined below).

(b)	The Transferor Lenders and the New Borrower shall discuss in good faith with a view to agreeing promptly a mutually acceptable bank or financial institution which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (and which, without limitation, can include the Transferor Lenders to the extent they are willing to assume some or all of the Relevant Commitments) (such entity being a New Transferee Lender) to replace the Defaulting Lender with respect to some or all of the Relevant Commitments. If a New Transferee Lender cannot be agreed between the Transferor Lenders and the New Borrower:

(i)	the Transferor Lenders shall (subject (other than in the case of a New Transferee Lender which is an existing Transferor Lender) to the prior approval of the New Borrower (not to be unreasonably withheld or delayed and deemed to be given five Business Days after approval has been requested unless approval is expressly refused within that time)) be entitled to elect a New Transferee Lender for the purposes of all or part of the Assumed Commitment referred to in paragraph (a)(i) above; and

21

(ii)	the New Borrower shall be entitled to elect one or more New Transferee Lenders for the purposes of all or part of the Relevant Commitments.

(c)	It is acknowledged and agreed that:

(i)	subject to paragraph (d) below, any New Transferee Lender elected by the Transferor Lenders pursuant to paragraph (b)(i) above that does not agree to assume the full amount of the Assumed Commitments shall assume the relevant amount of the Assumed Commitments of the Transferor Lenders proportionally to the Relevant Commitments of all the Transferor Lenders as set out in the Transfer Agreement; and

(ii)	any New Transferee Lender elected by the New Borrower pursuant to paragraph (b)(ii) above that does not agree to assume the full amount of the Relevant Commitments shall assume the relevant amount of the Relevant Commitments of the Transferor Lenders proportionally to the relevant Commitments of all the Transferor Lenders as set out in the Transfer Agreement.

(d)	If any New Transferee Lender is also a Transferor Lender, it shall be entitled to first assume the Assumed Commitments relating to its own Transferred Commitments and, if applicable (to the extent the New Transferee Lender agrees to assume further Relevant Commitments), shall thereafter assume the other Relevant Commitments on the same basis as set out in paragraph (c) above.

(e)	The replacement rights referred to in this clause 14 shall be subject to the following conditions:

(i)	neither the Facility Agent nor any Lender shall have any obligation to find any New Transferee Lender;

(ii)	in no event shall the Defaulting Lender be required to pay or surrender any of the fees already received by such Defaulting Lender pursuant to this Agreement and the other Transaction Documents; and

(iii)	BpiFAE shall have provided its prior written consent to any such New Transferee Lender and any necessary changes to the BpiFAE Insurance Policy shall have been, or promptly upon such replacement (and in any event prior to the Novation Effective Time) shall be, completed.

(f)	Where this clause 14 applies:

(i)	each relevant New Transferee Lender shall accede to the Transfer Agreement and to this Agreement as a Transferee Lender and Lender respectively; and

(ii)	the Defaulting Lender, each relevant New Transferee Lender and each other party to this Agreement shall enter into such documentation as is necessary to effect the accession referred to above and the transfer of the Relevant Commitments, including, without limitation, any amendment that is necessary to reflect the allocation of Assumed Commitments under the Transfer Agreement and commitments under the Additional Advances (and, where applicable, any Accordion Advances) where there is more than one New Transferee Lender.

22

(g)	The Transferor Lenders and the Transferee Lenders expressly acknowledge the provisions of clauses 2.3 and 8.2 of the Transfer Agreement and hereby confirm that (i) the New Borrower shall not have any liability to the Transferee Lenders as a result of any Transferee Lender becoming a Defaulting Lender and the subsequent application of this clause 14 and (ii) the Transferor Lenders shall only have rights against the relevant Defaulting Lender and not the New Borrower under clause 2.3 of the Transfer Agreement with respect to any amounts which remain outstanding under the said clause 2.3 of the Transfer Agreement. In the performance of its obligations under the Novated Credit Agreement the New Borrower shall be entitled to assume that a Transferee Lender is not a Defaulting Lender and that the Transferor Lenders have not exercised any rights under this clause 14 or under the provisions of clauses 2.3 and/or 8.2 of the Transfer Agreement unless it has been notified to the contrary in writing by the Facility Agent and any performance by the New Borrower, consistent with the position prior to or following any such notification by the Facility Agent, shall be good performance by the New Borrower.

(h)	Where a Transferee Lender has become a Defaulting Lender and a Transferor Lender has exercised its revocation rights in respect of the relevant Transferred Commitment (as defined in the Transfer Agreement) that it would have otherwise been required to assign to the relevant Defaulting Lender pursuant to the Transfer Agreement, it is agreed that the following arrangements will apply:

(i)	the relevant Transferor Lender shall continue to be a Lender with respect to the relevant Transferred Commitment for the purpose of both the Principal Agreement and the Novated Credit Agreement in accordance with the arrangements contemplated by this Agreement but, unless otherwise agreed by that Transferor Lender, it shall have no obligations with respect to the Additional Advances;

(ii)	to the extent that the relevant Defaulting Lender will not have any further obligation to acquire any Transferred Commitment under the Transfer Agreement and has not been replaced by a New Transferee Lender for the purpose of the Commitment of that Transferor Lender in respect of the Additional Advances, the Defaulting Lender shall, where so required by the New Borrower, accede to the Novated Credit Agreement by executing an accession deed in a form similar to the Accordion Lender Accession Deed, suitably adapted; and

(iii)	the Facility Agent will, as soon as practicable after the date of any such revocation, provide an updated Schedule 4 and updated execution blocks to the Novation Credit Agreement containing the details of all relevant Lenders and the percentage and amounts of their respective Commitments for the purpose of this Agreement and the Novated Credit Agreement and reflecting the exercise of the relevant revocation rights under clause 8.2 of the Transfer Agreement (and which revised Schedule 4 and execution blocks, once issued, shall replace the then current Schedule 4 and execution blocks to the Novated Credit Agreement respectively).

15	Miscellaneous and notices

15.1	Notices

The provisions of clauses 17.1 and 17.2 (Notices) of the Principal Agreement shall extend and apply to the giving or making of notices or demands hereunder as if the same were expressly stated herein and for this purpose notices to the New Borrower shall be sent to it at:

1050 Caribbean Way
Miami
Florida 33132

Email:	agibson@rccl.com and alake@rccl.com
Attn:	Vice President, Treasurer
Copy to:	General Counsel

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15.2	Counterparts

This Agreement may be executed in any number of counterparts (whether under hand, electronically or otherwise). All such counterparts shall, once executed, constitute a single document.

15.3	Contracts (Rights of Third Parties) Act 1999

(a)	With the exception of BpiFAE, no term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

(b)	Notwithstanding any term of this Agreement, the consent of any person who is not a party to this Agreement is not required to amend or vary this Agreement at any time.

15.4	Rights of New Borrower under the Principal Agreement

It is agreed where any rights are expressed to be conferred on the New Borrower (as Buyer) under the Principal Agreement, the New Borrower shall be entitled to the benefit of such rights as if it were a party to the Principal Agreement for the sole purpose of those rights (and clause 17.8 of the Principal Agreement shall be deemed to be modified accordingly).

15.5	New Borrower payments

The provisions of Sections 3.3.4 (Post-Maturity Rates) and 4.6 (Taxes) of the Novated Credit Agreement shall be deemed to apply in relation to any non-payment or, as the case may be, payments of amounts required to be made by the New Borrower to any of the Finance Parties under this Agreement as if the same was expressly incorporated herein and references therein to "the Agreement" shall be construed as references to this Agreement.

15.6	Confidentiality

The Lenders agree to be bound by the terms of clause 24 of the Buyer Consent Agreement as if the same were set out in full herein and as if references to a Party in that clause included a Lender.

15.7	Appointment of NatWest as Mandated Lead Arranger

Although National Westminster Bank plc executes this Agreement in its capacity as Mandated Lead Arranger, its appointment as such shall be deemed to take effect only from the Novation Effective Time.

15.8	Contractual recognition of bail-in

The provisions of Section 11.18 (Acknowledgement and Consent to Bail-In of EEA Financial Institutions) of the Novated Credit Agreement shall apply to this Agreement as if set out in this Agreement in full with all necessary changes.

16	Governing law and jurisdiction

16.1	Law

This Agreement and any non-contractual obligations connected with it are governed by and shall be construed in accordance with English law.

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16.2	Submission to jurisdiction

The Existing Borrower and the New Borrower agree, for the benefit of the Finance Parties, that any legal action or proceedings arising out of or in connection with this Agreement against the Existing Borrower and/or the New Borrower or any of its assets (including any non-contractual obligations) may be brought in the English courts. Each of the Existing Borrower and the New Borrower irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers the following person to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings:

Existing Borrower	Walkers London office at present of 52 Lime Street, London, EC3M 7AF

New Borrower	RCL Cruises Ltd., 7 The Heights, Brooklands, Weybridge, Surrey KT13 0XW, United Kingdom, Attention: General Counsel

The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Finance Parties to take proceedings against the Existing Borrower and/or the New Borrower in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

The parties further agree that only the courts of England and not those of any other country shall have jurisdiction to determine any claim which the Existing Borrower and/or the New Borrower may have against any of the Finance Parties arising out of or in connection with this Agreement.

16.3	Waiver of immunity

To the extent that the Existing Borrower or the New Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its assets, each of the Existing Borrower and the New Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

25

Schedule 1
The Original Lenders

Original Lender	Facility Office and contact details	Commitment €	Commitment %
J.P. Morgan SE

Taunustor 1,

60310 Frankfurt am Main

Germany

For client relationship

Attention: François Turpault / Harrison Moskowitz / Amanda LaVersa / Gonçalo Cabral / Timothy Inglis / Daniel Yates / Sisie So

Email:

francois.turpault@jpmorgan.com

Harrison.moskowitz@jpmorgan.com

amanda.m.laversa@jpmorgan.com

goncalo.cabral@jpmorgan.com

timothy.inglis@jpmorgan.com / daniel.yates@jpmorgan.com / sisie.so@jpmorgan.com

For Operational / Servicing matters

Attention: Romina Coates / Lewis Giugliano

Tel No: +44 203 493 4168 /

Email:

romina.coates@jpmorgan.com /

lewis.giugliano@jpmorgan.com /

tsd.export.finance.emea@jpmchase.com

For Credit matters

Attention: Franck Gomboc / Nadeige Dang / Jordan Santora / Emilia Lehnberg / Madeline Smith

Tel No: +44 203 493 7525 / +1 626 432 3958

Email:

Franck.Gomboc@jpmorgan.com

nadeige.dang@jpmorgan.com

jordan.santora@jpmchase.com

emilia.lehnberg@jpmorgan.com

madeline.x.smith@jpmchase.com

		246,162,645.83	17.0%
Bank of America Europe Designated Activity Company	Lending office: Two Park Place, Hatch Street, Dublin 2, Ireland Contact details for Trade Closing / Funding & Settlement matters: 26 Elmfield Rd, Bromley BR1 1WA, United Kingdom Attention: EMEA Lending Ops Agency and Bilateral Tel No: 00353 124 39071 Email: Emealendingopsagencybilat@bofa.com	151,722,667.82	10.5%

26

Banco Bilbao Vizcaya Argentaria S.A., Paris Branch	29, avenue de l’Opéra 75001 Paris, France Copy to: Ciudad BBVA, Ed. Oceanía, Planta 2ª, Calle Azul 4, 28050 Madrid, Spain Attention: David Albagli / Laura Luca de Tena / Maria del Pilar Palacios / Shirin Arabsolghar / Ignacio Tello Ruiz-Falco Tel No: +39 335 807 94 62 / +33 (0)6 75 32 64 88 / +34 634 977 369 / +34 91 537 00 06 / +34 647 95 84 72 Email: hub.stf.administration@bbva.com / stf.monitoring@bbva.com	190,844,210.76	13.2%
Citibank Europe plc	1 North Wall Quay, Dublin 1 D01 T8Y1, Ireland Attention: Kelly Wess / Wei-Fong Chan Tel No: +44 20 7500 2107; +44 20 7508 3036 Email: Notices.webranchesloans@citi.com / eafgtpmlondon@citi.com / kelly.wess@citi.com / weifong.chan@citi.com / Kara.catt@citi.com / Claire.crawford@citi.com / Robert.attreed@citi.com	86,756,582.27	6.0%
HSBC Continental Europe	38 avenue Kléber 75116 Paris Attention: Victor NUNS / Julie BELLAIS Tel No: +33 (0)157570464 / +33 (0)633837072 Email: victor.nuns@hsbc.fr / julie.bellais@hsbc.fr	190,844,210.76	13.2%

27

BNP Paribas	Lending office: 16 Bd des Italiens, 75009 Paris, France Contact details for Trade Closing / Funding & Settlement matters: BNP Paribas GBO – Global Banking Operations - Credit Operations Loan Servicing EMEA Hub - BNPP Branch Torre Ocidente, Rua Galileu Galilei 2 - 5th Floor 1500-392 LISBON Portugal Attention: Back office – Loan Servicing Lisbon Hub / RITA GUIMARAES Tel No: +351924753788 Email: ls1.loanservicinglisbon@bnpparibas.com / rita.guimaraes@bnpparibas.com	50,000,000	3.4%
SMBC Bank EU AG	Main Tower, Neue Mainzer Str. 52-58, 60311 Frankfurt am Main, Germany Credit Related Matters: Attention: Jean-Edouard Ferrier / Paul Jaffry Tel No: +33 (0)1 70 12 63 48 / +33 (0)1 70 12 62 30 Email: jean-edouard_ferrier@fr.smbcgroup.com / paul_jaffry@fr.smbcgroup.com Operations (Inquiries Only): 100 Liverpool Street, London, EC2M 2AT, United Kingdom Fax: +44 (0)20 7786 1569 Email: GBLOOADLOANELO@gb.smbcgroup.com	100,000,000	6.9%
Société Générale	Lending office: 29 Boulevard Haussmann 75009 Paris, France Contact details for Credit matters: 17 cours Valmy CS50318 92972 PARIS La Défense Cedex Attention: Hachemi ATOUABAT / Yaya BA / Gracielle FERNANDES Tel No: +33 1 42 14 27 42 / +33 1 56 37 95 41 / +33 1 58 98 28 58 Email: hachemi.atouabat@sgcib.com / yaya.ba@sgcib.com / gracielle.fernandes@sgcib.com	200,000,000	13.9%

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Banco Santander, S.A.

Ciudad Grupo Santander.

Avda. Cantabria s/n 28660 Boadilla del Monte

SPAIN

For Operational / Servicing matters :

Attention: Ana Sanz Gómez

Tel No: +34 615 900 521

Email: anasanz@gruposantander.com / exportfinancebo@gruposantander.com

For Credit matters

Attention: Rocio Toledano

Tel No: +34 653 819 217

Email: rocio.toledano@gruposantander.com

Attention: Sanâ El Foukali

Tel No: +34 652 632 878

Email: sana.foukali@gruposantander.com

Attention: Angela Rabanal

Tel No: +1 929-810-5196

Email: arabanal@santander.us

Attention: Tomas Sandoval

Tel No: +1 212-350-3676

Email: tomas.sandoval@santander.us

Attention: Filip Juricev

Tel No: +33 6 25 20 50 11

Email: filip.juricev@gruposantander.com

		229,864,402.55	15.9%
	Total:	1,446,194,720	100%

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Schedule 2
Conditions precedent

Part 1
Documents and evidence to be delivered to the Facility Agent not later than the Signing Date

1	Evidence that the conditions precedent set out in clause 9.1(a) of, and Schedule 3 Part 1 to, the Principal Agreement have been satisfied in full or waived in accordance with clause 9.4 of the Principal Agreement.

2	Documents equivalent to those referred to in Section 5.1.1 (Resolutions etc.) of the Novated Credit Agreement in relation to the New Borrower and its execution of this Agreement, the Buyer Consent Agreement and any other Transaction Documents to which it is a party.

Part 2
Documents and evidence to be delivered to the Facility Agent not later than the Initial Effective Date

1	Evidence that the conditions precedent set out in clause 9.1(b) of, and Schedule 3 Part 2 to, the Principal Agreement have been satisfied in full or waived in accordance with clause 9.4 of the Principal Agreement.

30

Schedule 3
Form of Novated Credit Agreement

31

EXECUTION VERSION

HULL NO. B35 CREDIT AGREEMENT

dated 28 March 2025 as novated, amended and restated
on the Actual Delivery Date pursuant to
a novation agreement dated 28 March 2025

BETWEEN

Royal Caribbean Cruises Ltd.
as the Borrower,

the Lenders from time to time party hereto,

J.P. Morgan SE
as Global Coordinator

and

J.P. Morgan SE

as Facility Agent

and

J.P. Morgan SE, Bank of America Europe Designated Activity Company, Banco Bilbao Vizcaya Argentaria S.A., Paris Branch, Citibank Europe Plc, HSBC Continental Europe, National Westminster Bank Plc and Banco Santander, S.A.

as Mandated Lead Arrangers

EXHIBITS

Exhibit A	-	Form of Loan Request
Exhibit B-1	-	Form of Opinion of Liberian Counsel to Borrower
Exhibit B-2	-	Form of Opinion of English Counsel to the Facility Agent and the Lenders
Exhibit B-3	-	Form of Opinion of French Counsel to the Facility Agent and the Lenders
Exhibit B-4	-	Form of Opinion of US Tax Counsel to the Lenders
Exhibit C	-	Form of Lender Assignment Agreement
Exhibit D	-	Form of Certificate of French Content
Exhibit E-1	-	Form of Delivery Non-Yard Costs Certificate
Exhibit E-2	-	Form of Final Non-Yard Costs Certificate
Exhibit F	-	Floating Rate Provisions

CREDIT AGREEMENT

HULL NO. B35 CREDIT AGREEMENT, dated 28 March 2025 as novated, amended and restated on the Actual Delivery Date (as defined below), is among Royal Caribbean Cruises Ltd., a Liberian corporation (the “Borrower”), J.P. Morgan SE in its capacity as facility agent (in such capacity, the “Facility Agent”), J.P. Morgan SE, Bank of America Europe Designated Activity Company, Banco Bilbao Vizcaya Argentaria S.A., Paris Branch, Citibank Europe Plc, HSBC Continental Europe, National Westminster Bank Plc and Banco Santander, S.A. as mandated lead arrangers (in such capacity, the “Mandated Lead Arrangers”) and the financial institutions listed in Part B of Schedule 4 to the Novation Agreement (as defined below) as lenders (in such capacity, together with each of the other Persons that shall become a “Lender” in accordance with clause 13 of the Novation Agreement or Section 11.11.1 hereof, each of them individually a “Lender” and, collectively, the “Lenders”).

W I T N E S S E T H:

WHEREAS,

(A)	The Borrower and Chantiers de l’Atlantique S.A. (the “Builder”) have entered on 30 September 2016 into a Contract for the Construction and Sale of Hull No. B35 (as amended and/or amended and restated from time to time, the “Construction Contract”) pursuant to which the Builder has agreed to design , construct, equip, complete, sell and deliver the passenger cruise vessel bearing Builder’s hull number B35 and which shall be owned by the Nominated Owner (the “Purchased Vessel”).

(B)	The Lenders (or, in the case of sub-paragraph (v) below, the Accordion Lenders) have agreed to make available to the Borrower, upon the terms and conditions contained herein, a US dollar loan facility calculated on the amount equal to the EUR sum of:

(i)	eighty per cent (80%) of the Fixed Basic Contract Price (as defined below) of the Purchased Vessel of up to EUR 1,701,173,000 (80% of which is EUR 1,360,938,400);

(ii)	eighty per cent (80%) of (a) the Non-Yard Costs (as defined below) of up to EUR 168,200,000 (the “Maximum Non-Yard Costs Amount”) (80% of which is EUR 134,560,000) and (b) the Other Basic Contract Price Increases (as defined below) of up to:

(1)	in the case of the Net Zero Bonus (as defined in the Novation Agreement), €2,000,000 (80% of which is €1,600,000);

(2)	in the case of the Early Delivery Bonus (as defined in the Novation Agreement), €4,800,000 (80% of which is EUR €3,840,000);

(3)	in the case of any Non-Exercise Premium (as defined in the Novation Agreement), €30,000,000 (80% of which is €24,000,000); and

(4)	in the case of the Financing Cost Adjustment (as defined below), the Financing Cost Adjustment Maximum Amount (as defined below);

(iii)	eighty per cent (80%) of the Change Orders (as defined below) of up to:

(1)	EUR 90,000,000 in respect of Change Orders other than Change Orders agreed as part of any Steel Price Adjustment and/or any Financing Cost Adjustment (each as defined below) (80% of which is EUR 72,000,000);

(2)	EUR 16,570,400 in respect of any Steel Price Adjustment (80% of which is EUR 13,256,320),

save that if the amount of Non-Exercise Premium (as defined below) is less than €30,000,000, the Change Orders capable of being financed under sub-paragraph (1) above may be increased by an amount equal to 80% of the difference between €30,000,000 and the actual amount of Non-Exercise Premium (the “Excess Change Order Amount”);

(iv)	100% of the BpiFAE Premium (as defined below); and

(v)	if applicable (having regard to clause 6 of the Novation Agreement), the aggregate amount of the Accordion Advances,

provided that:

(1)	the aggregate of the amount of the Loan made available, or to be made available, pursuant to sub-paragraphs (ii) and (iii) shall not exceed EUR 249,256,320 (being 80% of EUR 311,570,400, and the amounts referred to in sub-paragraphs (ii) and (iii) above (and the definition of “Maximum Non-Yard Costs Amount”) shall be construed accordingly; and

(2)	the Maximum Loan Amount (as defined below) shall in no event exceed in aggregate EUR 1,666,551,535.20 plus the aggregate amount of the Accordion Advances.

(C)	The Loan shall be made available in the US Dollar Equivalent of the Maximum Loan Amount (as such Dollar amount may be adjusted pursuant to clause 5.3 of the Novation Agreement).

(D)	The Lenders have made the amounts referred to in recital (B)(i) and (B)(iii) (including any Excess Change Order Amount) available to the Original Borrower during the period prior to the Actual Delivery Date pursuant to this Agreement (the liability for which amount has been assumed by the Borrower following the novation of this Agreement pursuant to the Novation Agreement). The amounts referred to in recital (B)(ii) and (B)(iv) have been, or shall be, made available to the Borrower as Additional Advances pursuant to the Novation Agreement and this Agreement.

(E)	Pursuant to the Novation Agreement the Borrower shall be entitled to elect the Accordion Option (as defined below) and if the Accordion Option is elected the Borrower, the Facility Agent and the relevant Accordion Lenders (as defined below) shall enter into the Accordion Agreement (as defined below) documenting the commercial terms upon which the relevant Accordion Lenders make available the relevant Accordion Advance (and each such Accordion Agreement shall supplement this Agreement).

NOW, THEREFORE, the parties hereto agree as follows:

DEFINITIONS AND ACCOUNTING TERMS

Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, when capitalized, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“2.875% Converted Debt” means the aggregate amount of debt securities issued by the Borrower pursuant to the 2.875% Convertible Notes Indenture which are, in accordance with the provisions of the said 2.875% Convertible Notes Indenture, converted, or remain to be converted, into equity securities of the Borrower on the 2.875% Maturity Date.

“2.875% Convertible Notes Indenture” means that certain Indenture, dated as of October 16, 2020, (as amended, supplemented, extended and/or otherwise modified from time to time) in respect of the $575,000,000 2.875% convertible senior notes due 2023, by and among the Borrower as issuer and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee.

“2.875% Maturity Date” has the meaning given to the term Maturity Date in the 2.875% Convertible Notes Indentures (and being, as of July 21, 2022, November 15, 2023).

“4.25% Converted Debt” means the aggregate amount of debt securities issued by the Borrower pursuant to the 4.25% Convertible Notes Indenture which are, in accordance with the provisions of the said 4.25% Convertible Notes Indenture, converted, or remain to be converted, into equity securities of the Borrower on the 4.25% Maturity Date.

“4.25% Convertible Notes Indenture” means that certain Indenture, dated as of June 9, 2020, (as amended, supplemented, extended and/or otherwise modified from time to time) in respect of the $1,150,000,000 4.250% convertible senior notes due 2023, by and among the Borrower as issuer and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee.

“4.25% Maturity Date” has the meaning given to the term Maturity Date in the 4.25% Convertible Notes Indenture (and being, as of July 21, 2022, June 15, 2023).

“Accordion Advance” is defined in the Novation Agreement.

“Accordion Agreement” is defined in the Novation Agreement.

“Accordion Lenders” is defined in the Novation Agreement.

“Accumulated Other Comprehensive Income (Loss)” means at any date the Borrower’s accumulated other comprehensive income (loss) on such date, determined in accordance with GAAP.

“Actual Delivery Date” means the date on which the Purchased Vessel is delivered by the Builder to, and accepted by, the Borrower under the Construction Contract, being also the date on which the final balance of the Loan is advanced by way of the Additional Advances.

“Additional Advances” is defined in the Novation Agreement.

“Affiliate” of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agreement” means, on any date, this credit agreement as originally in effect on the Signing Date and as novated, amended and restated by the Novation Agreement and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

“Annex VI” means Annex VI of the Protocol of 1997 (as subsequently amended from time to time) to amend the International Convention for the Prevention of Pollution from Ships 1973 (Marpol), as modified by the Protocol of 1978 relating thereto.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption.

“Anticipated Delivery Date” means the Expected Delivery Date (as defined in the Receivable Purchase Agreement) as at the Signing Date, namely 31 May 2028.

“Applicable Commitment Rate” means (x) from the Signing Date up to and including the date falling two years prior to the Anticipated Delivery Date, 0.15% per annum, (y) from the day following the date falling two years prior to the Anticipated Delivery Date up to and including the date falling one year prior to the Anticipated Delivery Date, 0.28% per annum, and (z) from the day following the date falling one year prior to the Anticipated Delivery Date until the Commitment Fee Termination Date, 0.33% per annum or, in relation to any Accordion Advance and to the extent different, the percentage rate per annum set out in the Accordion Agreement relating to that Accordion Advance.

“Applicable Jurisdiction” means the jurisdiction or jurisdictions under which the Borrower is organized, domiciled or resident or from which any of its business activities are conducted or in which any of its properties are located and which has jurisdiction over the subject matter being addressed.

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Assignee Lender” is defined in Section 11.11.1.

“Authorized Officer” means those officers of the Borrower authorized to act with respect to the Loan Documents and whose signatures and incumbency shall have been certified to the Facility Agent by the Secretary or an Assistant Secretary of the Borrower.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(a)	in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(b)	in relation to the United Kingdom, the UK Bail-In Legislation; and

(c)	in relation to any other state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“Basic Contract Price” is as defined in the Construction Contract.

“Borrower” is defined in the preamble.

“BpiFAE” means BpiFrance Assurance Export, the French export credit agency, a French société par action simplifiée à associé unique with its registered office at 27-31, avenue du Général Leclerc, 94710 Maisons-Alfort Cedex, France, registered at the trade and companies registry of Créteil under number 815 276 308 and includes its successors in title or any other person succeeding to BpiFrance Assurance Export in the role as export credit agency of the Republic of France to manage and provide under its control, on its behalf and in its name the public export guarantees as provided by article L 432-1 of the French insurance code.

“BpiFAE Accordion Premium” means the aggregate amount of additional premium payable to BpiFAE under, and in respect of, any amendment to or re-issue of the BpiFAE Insurance Policy required in connection with the Accordion Advances.

“BpiFAE Insurance Policy” means the export credit insurance policy in respect of the Loan issued by BpiFAE for the benefit of the Lenders.

“BpiFAE Premium” means the premium payable to BpiFAE under and in respect of the BpiFAE Insurance Policy (and including, where applicable, the BpiFAE Accordion Premium).

“Builder” is defined in the preamble.

“Business Day” means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York City, London, Dublin, Frankfurt, Madrid or Paris and in relation to:

(a)	an advance of all or part of the Loan, an Interest Period, prepayment or conversion, in each case with respect to the Loan bearing interest by reference to the Floating Rate;

(b)	any date for payment or purchase of an amount relating to the Compounded Reference Rate (if applicable); or

(c)	the determination of the first day or the last day of an Interest Period for the Compounded Reference Rate (if applicable) or otherwise in relation to the determination of the length of such Interest Period, which is a US Government Securities Business Day.

“Capital Lease Obligations” means obligations of the Borrower or any Subsidiary of the Borrower under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases.

“Capitalization” means, at any date, the sum of (a) Net Debt on such date, plus (b) Stockholders’ Equity on such date.

“Capitalized Lease Liabilities” means the principal portion of all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Cash Equivalents” means all amounts other than cash that are included in the “cash and cash equivalents” shown on the Borrower’s balance sheet prepared in accordance with GAAP.

“Change of Control” means an event or series of events by which (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 50% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or (b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Change Orders” has the meaning given to it in the Receivable Purchase Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Commitment” is defined in Section 2.2 and means, relative to any Lender, such Lender’s obligation to make the Loan pursuant to Section 2.1.

“Commitment Fee” is defined in Section 3.4.

“Commitment Fee Termination Date” is defined in Section 3.4.

“Commitment Termination Date” means the Back Stop Date (as defined in the Receivable Purchase Agreement) (or such later date as the Lenders and BpiFAE may agree).

“Compounded Reference Rate” has the meaning given to it in, and is determined in accordance with, Exhibit F.

“Compounded Reference Rate Supplement” has the meaning given to it in Exhibit F.

“Compounding Methodology Supplement” has the meaning given to it in Exhibit F.

“Construction Contract” is defined in the preamble.

“Contract Price” is as defined in the Construction Contract and which includes a lump sum amount in respect of the Non-Yard Costs.

“Covered Taxes” is defined in Section 4.6.

“Credit Card Obligations” means any obligations of the Borrower under credit card processing arrangements or other similar payment processing arrangements entered into in the ordinary course of business of the Borrower.

“Cumulative Compounded RFR Rate” has the meaning given to it in, and is determined in accordance with, Exhibit F.

“Daily Non-Cumulative Compounded RFR Rate” has the meaning given to it in, and is determined in accordance with, Exhibit F.

“Debt Incurrence” means any incurrence of Indebtedness for borrowed money by any Group Member, whether pursuant to a public offering or a Rule 144A or other private placement of debt securities (including any secured debt securities (but excluding any unsecured debt securities) convertible into equity securities) or an incurrence of loans under any loan or credit facility, or any issuance of bonds, other than:

(a)	any Indebtedness incurred by a Group Member between 1 April 2020 and 31 December 2023 (or such later date as may, with the prior consent of BpiFAE, be agreed between the Borrower and the Lenders) (the “Debt Incurrence Trigger Date”);

(b)	Indebtedness incurred by a Group Member pursuant to an intra-Group loan from another Group Member, provided that no Group Member shall be permitted to incur any such Indebtedness at any time where an Event of Default or a Prepayment Event has occurred and is continuing;

(c)	Indebtedness incurred to refinance a maturity payment under any existing loan or credit facility (including any crisis and/or recovery-related Indebtedness incurred by a Group Member prior to the Debt Incurrence Trigger Date) or issued bonds of a Group Member, provided that;

(i)	in the case of any such refinancing, the amount of such Indebtedness being used in connection with that refinancing does not increase the aggregate principal amount of such Indebtedness or the commitments outstanding at the time of that refinancing and is otherwise incurred on a basis permitted pursuant to this Agreement (including, without limitation, in relation to the provision of any Liens or guarantees that may be provided to support the relevant refinancing arrangement); and

(ii)	in the case of the refinancing of crisis and/or recovery-related Indebtedness of the type referred to above, that refinancing shall either (A) reduce the interest burden of the Borrower (and for such purposes the interest rate of any floating rate debt shall be determined based on reference rates then in effect at the time of the new debt incurrence) or (B) replace the existing secured and/or guaranteed Indebtedness with unsecured and unguaranteed debt;

(d)	Indebtedness provided by banks or other financial institutions under the Borrower’s senior unsecured revolving credit facilities in an aggregate amount not greater than the commitments thereunder as in effect on February 19, 2021 plus the amount of any existing uncommitted incremental facilities (i.e. any unused accordion) on such facilities;

(e)	any of the following types of indebtedness in each case incurred in the ordinary course of business of any Group Member and with the prior written consent of BpiFAE:

(i)	the issuances of commercial paper;
(ii)	Capitalized Lease Liabilities;
(iii)	purchase money indebtedness;
(iv)	indebtedness under overdraft facilities; and
(v)	financial obligations in connection with repurchase agreements and/or securities lending arrangements; and

(f)	vessel financings (including the financing of pre-delivery contract installments, change orders, owner furnished equipment costs or other such similar arrangements) in respect of vessels for which shipbuilding contracts have been executed on or prior to April 28, 2020 (provided, however, that a refinancing of a vessel financing shall not be included in this carve-out (f)).

“Default” means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

“Delivery Non-Yard Costs Certificate” means the certificate to be provided to the Facility Agent in the form of Exhibit E-1 on or prior to the Actual Delivery Date certifying the amount in EUR of the Paid Non-Yard Costs and the Unpaid Non-Yard Costs as at the Actual Delivery Date, duly signed by the Borrower and endorsed by the Builder.

“Dispose” means to sell, transfer, license, lease, distribute or otherwise transfer, and “Disposition” shall have a correlative meaning.

"Disruption Event" means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Loan (or otherwise in order for the transactions contemplated by the Loan Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a party preventing that, or any other, party:

(i)	from performing its payment obligations under the Loan Documents; or

(ii)	from communicating with other parties or in accordance with the terms of the Loan Documents,

and which (in either such case) is not caused by, and is beyond the control of, the party whose operations are disrupted.

“Dollar” and the sign “$” mean lawful money of the United States.

“ECA Financed Vessel” means any Vessel subject to any ECA Financing.

“ECA Financing” means any financing arrangement pursuant to which one or more ECA Guarantor provides guarantees or other credit support (including but not limited to a sale and leaseback transaction or bareboat charter or lease or an arrangement whereby a Vessel under construction is pledged as collateral to secure the indebtedness of a shipbuilder, and, for the avoidance of doubt, committed but undrawn export credit agency facilities), entered into by the Borrower or a Subsidiary for the purpose of financing or refinancing all or any part of the purchase price, cost of design or construction of a Vessel or Vessels or the acquisition of Equity Interests of entities owning, or to own, Vessels.

“ECA Guarantor” means BpiFrance Assurance Export, Finnvera plc or Euler Hermes Aktiengesellschaft (or, in each case, any successor thereof).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of a Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“Effective Date” means the date this Agreement becomes effective pursuant to Section 11.8.

“Effective Time” means the Novation Effective Time as defined in the Novation Agreement.

“Environmental Laws” means all applicable federal, state, local or foreign statutes, laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders) relating to the protection of the environment.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities) but excluding any debt securities convertible into such Equity Interests.

“Escrow Account” means the Dollar escrow account of the Borrower opened or to be opened with the Escrow Account Bank for the purpose of receiving the relevant amount of the Additional Advances in respect of Unpaid Non-Yard Costs in accordance with Section 2.3g).

“Escrow Account Bank” means Citibank N.A., London Branch of Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB.

“Escrow Account Security” means the account security in respect of the Escrow Account executed or, as the context may require, to be executed by the Borrower in favour of the Security Trustee prior to the Actual Delivery Date in the form agreed by the Lenders and the Borrower on or about the Signing Date.

“Escrow Agency and Trust Deed” means the agency and trust deed executed or, as the context may require, to be executed by, amongst others, the Borrower, the parties to this Agreement and the Security Trustee.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EUR”, “Euro” and the sign “€” mean the currency of participating member states of the European Monetary Union pursuant to Council Regulation (EC) 974/98 of 3 May 1998, as amended from time to time.

“Event of Default” is defined in Section 8.1.

“Facility Agent” is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Facility Agent, and as shall have accepted such appointment, pursuant to Section 10.5.

“FATCA” means (a) Sections 1471 through 1474 of the Code, as in effect at the date hereof, and any current or future regulations promulgated thereunder or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Deduction” means a deduction or withholding from a payment under a Loan Document required by FATCA.

“FATCA Exempt Party” means a party to this Agreement that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means any letter entered into by reference to this Agreement between any or all of the Facility Agent, the Mandated Lead Arrangers, the Arrangers, the Lenders and/or the Borrower setting out the amount of certain fees referred to in, or payable in connection with, this Agreement.

“Final Maturity” means twelve (12) years after the Actual Delivery Date.

“Final Non-Yard Costs Certificate” means the certificate to be provided to the Facility Agent in the form of Exhibit E-2 on or prior to the NYC Cut Off Date certifying the amount in Euro of the Paid Non-Yard Costs as at the date of that certificate, duly signed by the Borrower.

“Financing Cost Adjustment” is as defined in the Novation Agreement.

“Financing Cost Adjustment Maximum Amount” is as defined in the Novation Agreement.

“Fiscal Quarter” means any quarter of a Fiscal Year.

“Fiscal Year” means any annual fiscal reporting period of the Borrower.

“Fitch” means Fitch Ratings, Inc.

“Fixed Basic Contract Price” has the meaning given to it in the Receivable Purchase Agreement.

“Fixed Charge Coverage Ratio” means, as of the end of any Fiscal Quarter, the ratio computed for the period of four consecutive Fiscal Quarters ending on the close of such Fiscal Quarter of:

a)	net cash from operating activities (determined in accordance with GAAP) for such period; to

b)	the sum of:

1          i)          dividends actually paid by the Borrower during such period (including, without limitation, dividends in respect of preferred stock of the Borrower); plus

ii)            scheduled cash payments of principal of all debt less New Financings (determined in accordance with GAAP, but in any event including Capitalized Lease Liabilities) of the Borrower and its Subsidiaries for such period.

“Fixed Rate” means a rate of 5.52% per annum (reflecting a stabilisation based funding rate of 5.37% per annum and a margin of 0.15% per annum) or, where applicable in relation to an Accordion Advance, the rate set out in the Accordion Agreement for that Accordion Advance.

“Fixed Rate Loan” means the Loan (or any part of it) which is accruing, or is to accrue, interest at the Fixed Rate.

“Floating Rate” means a rate per annum equal to the sum of the Reference Rate (or, if applicable at the relevant time of determination, the Compounded Reference Rate) plus, in each case, the Floating Rate Margin.

“Floating Rate Loan” means the Loan (or any part of it) which is accruing, or is to accrue, interest at the Floating Rate.

“Floating Rate Margin” means, for each Interest Period 0.85% per annum or, where applicable in relation to an Accordion Advance, the rate set out in the Accordion Agreement for that Accordion Advance.

“F.R.S. Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“French Authorities” means the Direction Générale du Trésor of the French Ministry of Economy and Finance, any successors thereto, or any other governmental authority in or of France involved in the provision, management or regulation of the terms, conditions and issuance of export credits including, among others, such entities to whom authority in respect of the extension or administration of export financing matters have been delegated, such as BpiFAE (in any of its capacities).

“Funding Losses Event” is defined in Section 4.4.1.

“GAAP” is defined in Section 1.4.

“Government-related Obligations” means obligations of the Borrower or any Subsidiary of the Borrower under, or Indebtedness incurred by the Borrower or any Subsidiary of the Borrower to satisfy obligations under, any governmental requirement imposed by any Applicable Jurisdiction that must be complied with to enable the Borrower and its Subsidiaries to continue their business in such Applicable Jurisdiction, excluding, in any event, any taxes imposed on the Borrower or any Subsidiary of the Borrower.

“Group” means the Borrower and its Subsidiaries from time to time.

“Group Member” means any entity that is a member of the Group.

“Group Member Guarantee” means any guarantee or other similar or analogous credit support arrangement granted by a Group Member (other than the Borrower) in support of the Indebtedness of another Group Member or any other Person.

“Hedging Instruments” means options, caps, floors, collars, swaps, forwards, futures and any other agreements, options or instruments substantially similar thereto or any series or combination thereof used to hedge interest, foreign currency and commodity exposures.

“herein”, “hereof”, “hereto”, “hereunder” and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

“Illegality Notice” is defined in Section 3.2(b).

“incur” means to create, incur, assume, guarantee or otherwise become directly or indirectly liable and “incurred” or “incurrence” shall have a correlative meaning.

“Indebtedness” means, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than (i) trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 180 days of the date the respective goods are delivered or the respective services are rendered and (ii) any purchase price adjustment, earnout or deferred payment of a similar nature incurred in connection with an acquisition (but only to the extent that no payment has at the time accrued pursuant to such purchase price adjustment, earnout or deferred payment obligation); (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) guarantees by such Person of Indebtedness of others, up to the amount of Indebtedness so guaranteed; (g) obligations of such Person in respect of surety bonds and similar obligations; and (h) liabilities arising under Hedging Instruments.

“Indemnified Liabilities” is defined in Section 11.4.

“Indemnified Parties” is defined in Section 11.4.

“Inherited Indebtedness” means any Indebtedness of any corporation that becomes a Subsidiary of the Borrower so long as (a) the acquisition or creation of such corporation by the Borrower is not otherwise prohibited by the terms of this Agreement and (b) such Indebtedness is in existence at the time such corporation becomes a Subsidiary of the Borrower and was not incurred by the Borrower or any of its Subsidiaries in anticipation thereof.

“Inherited Lien” means any Lien in respect of any Inherited Indebtedness on any asset of any corporation that becomes a Subsidiary of the Borrower so long as (a) the acquisition or creation of such corporation by the Borrower is not otherwise prohibited by the terms of this Agreement and (b) such Liens are in existence at the time such corporation becomes a Subsidiary of the Borrower and were not created by the Borrower or any of its Subsidiaries in anticipation thereof.

“Interest Payment Date” means each Repayment Date.

“Interest Period” means the period between the Actual Delivery Date and the first Repayment Date, and subsequently each succeeding period between two consecutive Repayment Dates.

“Interest Stabilisation Agreement” means, in relation to the Fixed Rate Loan, an agreement on interest stabilisation entered into between BpiFAE and each Lender in connection with the Loan.

“Investment Grade” means, at any time, when the Borrower maintains a Senior Debt Rating of (i) Baa3 or better, with respect to Moody’s, (ii) BBB- or better, with respect to S&P or (iii) BBB- or better, with respect to Fitch.

“JPM Agreements” means those certain Amended and Restated Credit Agreements, each dated as of October 4, 2023, among the Borrower, the various financial institutions parties thereto, as lenders, and JPMorgan Chase Bank, N.A. (as successor to The Bank of Nova Scotia), as administrative agent, as amended, restated, supplemented or otherwise modified from time to time.

“Last Reported Fiscal Quarter(s)” means the most recently completed Fiscal Quarter(s) for which the Borrower has filed financial statements with the SEC as part of an annual report on Form 10-K or a quarterly report on Form 10-Q.

“Lender” and “Lenders” are defined in the preamble and shall include any Accordion Lender in its capacity as Lender of an Accordion Advance.

“Lender Assignment Agreement” means any Lender Assignment Agreement substantially in the form of Exhibit C.

“Lending Office” means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in a Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Facility Agent, whether or not outside the United States but subject in all cases to the agreement of BpiFAE in relation to the Fixed Rate, which shall be making or maintaining the Loan of such Lender hereunder.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

“Loan” means the advances made by the Lenders under this Agreement from time to time or, as the case may be, the aggregate outstanding amount of such advances from time to time.

“Loan Documents” means this Agreement, the Novation Agreement, the Escrow Agency and Trust Deed, the Fee Letters, the Escrow Account Security, each Accordion Agreement, any Compounded Reference Rate Supplement, any Compounding Methodology Supplement and any other document designated as a Loan Document by the Borrower and the Facility Agent.

“Loan Request” means the loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit A hereto.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of the Facility Agent or any Lender under the Loan Documents or (c) the ability of the Borrower to perform its payment Obligations under the Loan Documents to which it is a party.

“Material Litigation” is defined in Section 6.7.

“Maximum Loan Amount” means, subject to the proviso referred to in Recital (B), an amount equal to the EUR sum of the amounts referred to in sub-paragraphs (i) to (iv) (inclusive) of the said Recital (B), and being a maximum amount equal to EUR 1,666,551,535.20 plus the aggregate amount of the Accordion Advances (if any).

“Maximum Non-Yard Costs Amount” is defined in the preamble.

“Moody's” means Moody's Investors Service, Inc.

“Net Debt” means, at any time, the aggregate outstanding principal amount of all debt (including, without limitation, the principal portion of all capitalized leases) of the Borrower and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) less the sum of (without duplication);

a)             all cash on hand of the Borrower and its Subsidiaries; plus

b)             all Cash Equivalents.

“Net Debt to Capitalization Ratio” means, as at any date, the ratio of (a) Net Debt on such date to (b) Capitalization on such date.

“New Financings” means proceeds from:

a)             borrowed money (whether by loan or issuance and sale of debt securities), including drawings under this Agreement and any revolving credit facilities of the Borrower, and

b)             the issuance and sale of equity securities.

“Nominated Owner” means a Subsidiary of the Borrower to be nominated by the Borrower prior to the Actual Delivery Date to take delivery of the Vessel under the Construction Contract.

“Non-Principal Subsidiary” means a Subsidiary other than a Principal Subsidiary.

“Non-Exercise Premium” is as defined in the Novation Agreement.

“Non-Yard Costs” has the meaning assigned to “NYC Allowance” in paragraph 1.5 of Article II of the Construction Contract and, when such expression is prefaced by the word “incurred”, shall mean such amount of the Non-Yard Costs, not exceeding EUR 168,200,000 (and having regard for this purpose to the proviso to Recital (B) and, if applicable, any required reduction in the Maximum Non-Yard Costs Amount as a result of such proviso), as shall at the relevant time have been paid, or become payable, to the Builder by the Borrower under the Construction Contract as part of the Contract Price.

“Novated Loan Balance” is as defined in the Novation Agreement.

“Novation Agreement” means the novation agreement dated                    2025 (as amended from time to time) and made between the Original Borrower and the parties hereto pursuant to which (amongst other things) this Agreement was novated, amended and restated.

“Novation Effective Time” is as defined in the Novation Agreement.

“NYC Applicable Rate” is as defined in the Novation Agreement.

“NYC Cut Off Date” means the date falling 60 days after the Actual Delivery Date or such later date as the Lenders (with the approval of BpiFAE) may agree.

“Obligations” means all obligations (payment or otherwise) of the Borrower arising under or in connection with this Agreement.

"Option Period" is defined in Section 3.2(c).

“Organic Document” means, relative to the Borrower, its articles of incorporation (inclusive of any articles of amendment to its articles of incorporation) and its by-laws.

“Original Borrower” means SPV OASIS7-B35 Limited of 5th Floor, The Exchange, George's Dock, IFSC, Dublin, D01 W3P9, Ireland.

“Other Basic Contract Price Increases” is defined in the Novation Agreement.

“Other ECA Parties” means the facility agents acting on behalf of the creditors under any ECA Financing in existence from time to time (excluding the Facility Agent acting in any representative capacity in connection with this Agreement).

“Paid Non-Yard Costs” means as at any relevant date, the amount in Euro of the Non-Yard Costs which have been paid for by the Borrower and, where applicable, supplied, installed and completed on the Purchased Vessel and as determined in accordance with the relevant amounts certified in the Delivery Non-Yard Costs Certificate or, as the case may be, the Final Non-Yard Costs Certificate as at such time.

“Pari Passu Creditor” means with respect to any Group Member, any creditor under or in respect of any Indebtedness incurred by such Group Member (including in respect of any ECA Financing) which is not, as at December 31, 2020, secured by a Lien over a Vessel or which, at any time (whether pursuant to the operation of Section 7.1.8(b) or otherwise), shares in the same security and/or guarantee package as the Lenders.

“Participant” is defined in Section 11.11.2.

“Participant Register” is defined in Section 11.11.2.

“Percentage” means, relative to any Lender, the percentage set forth opposite its signature hereto or as set out in the applicable Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Section 4.9 or pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 11.11.1.

“Permitted Liens” means:

(a)	Liens securing Government-related Obligations;

(b)	Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings;

(c)	Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue by more than 60 days or being diligently contested in good faith by appropriate proceedings;

(d)	Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits;

(e)	Liens for current crew's wages and salvage;

(f)	Liens arising by operation of law as the result of the furnishing of necessaries for any Vessel so long as the same are discharged in the ordinary course of business or are being diligently contested in good faith by appropriate proceedings;

(g)	Liens on Vessels that:

(i)	secure obligations covered (or reasonably expected to be covered) by insurance;

(ii)	were incurred in the course of or incidental to trading such Vessel in connection with repairs or other work to such Vessel; or

(iii)	were incurred in connection with work to such Vessel that is required to be performed pursuant to applicable law, rule, regulation or order,

provided that, in each case described in this clause (g), such Liens are either (x) discharged in the ordinary course of business or (y) being diligently contested in good faith by appropriate proceedings;

(h)	normal and customary rights of set-off upon deposits of cash or other Liens originating solely by virtue of any statutory or common law provision relating to bankers' liens, rights of set-off or similar rights in favour of banks or other depository institutions;

(i)	Liens in respect of rights of set-off, recoupment and holdback in favour of credit card processors securing obligations in connection with credit card processing services incurred in the ordinary course of business;

(j)	Liens on cash or Cash Equivalents or marketable securities securing:

(i)	obligations in respect of Hedging Instruments entered into for the purpose of managing interest rate, foreign currency exchange or commodity exposure risk and not for speculative purposes; or

(ii)	letters of credit that support such obligations;

(k)	deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and deposits securing liabilities to insurance carriers under insurance or self-insurance arrangements;

(l)	easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(m)	licenses, sublicenses, leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

(n)	[intentionally omitted]; and

(o)	Inherited Liens.

“Permitted Non-Principal Subsidiary Indebtedness” means:

(a)	Indebtedness owing to the Borrower or a direct or indirect Subsidiary of the Borrower;

(b)	obligations in respect of Hedging Instruments entered into for the purpose of managing interest rate, foreign currency exchange or commodity exposure risk and not for speculative purposes;

(c)	other Indebtedness other than Indebtedness for borrowed money (it being agreed for this purpose that any Group Member Guarantee granted in connection with Indebtedness for borrowed money shall be considered to be Indebtedness for borrowed money); and

(d)	Inherited Indebtedness.

“Permitted Principal Subsidiary Indebtedness” means:

(a)	Indebtedness owing to the Borrower or a direct or indirect Subsidiary of the Borrower;

(b)	obligations in respect of Hedging Instruments entered into for the purpose of managing interest rate, foreign currency exchange or commodity exposure risk and not for speculative purposes; and

(c)	Inherited Indebtedness.

“Permitted Refinancing” means, in respect of any Indebtedness or commitments, any amendment, restatement, extension, renewal, refinancing or replacement that does not increase the aggregate principal amount of such Indebtedness or commitments outstanding at the time of such Permitted Refinancing other than by the amount of unpaid accrued interest and premium thereon and underwriting discounts, fees, commissions and expenses associated with such amendment, restatement, supplement, refinancing or other modification.

“Person” means any natural person, corporation, limited liability company, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

“Poseidon Principles” means the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios published in June 2019 as the same may be amended or replaced to reflect changes in applicable law or regulation or the introduction of or changes to mandatory requirements of the International Maritime Organisation from time to time.

“Prepayment Event” is defined in Section 9.1.

“Principal Subsidiary” means any Subsidiary of the Borrower that owns a Vessel.

“Purchased Vessel” is defined in the preamble.

“Receivable Purchase Agreement” is as defined in the Novation Agreement.

“Reference Rate” has the meaning given to it in, and is determined in accordance with, Exhibit F.

“Register” is defined in Section 11.11.3.

“Repayment Date” means, subject to Section 4.8(c), each of the dates for payment of the repayment installments of the Loan pursuant to Section 3.1.

“Required Lenders” means Lenders that in the aggregate hold more than 50% of the aggregate unpaid principal amount of the Loan, and in each case, if no such principal amount is then outstanding, Lenders that in the aggregate have more than 50% of the Commitments.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“Restricted Credit Enhancement” means any Group Member Guarantee, Lien or other security or other similar or analogous credit support arrangement granted by a Group Member in respect of any Indebtedness of a Group Member.

“S&P” means Standard & Poor's Financial Services LLC, a wholly-owned subsidiary of The McGraw-Hill Financial Inc.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the United Kingdom, the European Union or any European Union member state, or any person owned or controlled by any such Person or Persons, or (b) any Person operating, organized or resident in a Sanctioned Country.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or the United Kingdom (including His Majesty’s Treasury of the United Kingdom).

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Security Trustee” means Citicorp Trustee Company Limited of Citigroup Centre, Canada Square, London E14 5LB in its capacity as security trustee for the purpose of the Escrow Account Security.

“Senior Debt Rating” means, as of any date, (a) the implied senior debt rating of the Borrower for debt pari passu in right of payment and in right of collateral security with the Obligations as given by Moody's, S&P and/or Fitch or (b) in the event the Borrower receives an actual unsecured senior debt rating (apart from an implied rating) from Moody's, S&P and/or Fitch, such actual rating or ratings, as the case may be (and in such case the Senior Debt Rating shall not be determined by reference to any implied senior debt rating from the relevant agency).

“Signing Date” means the date of the Novation Agreement.

“Spot Rate of Exchange” is as defined in the Novation Agreement.

“Statement of Compliance” means a Statement of Compliance related to fuel oil consumption pursuant to regulations 6.6 and 6.7 of Annex VI.

“Steel Price Adjustment” is as defined in the Novation Agreement.

“Stockholders’ Equity” means, as at any date, the Borrower’s stockholders’ equity on such date, excluding Accumulated Other Comprehensive Income (Loss), determined in accordance with GAAP provided that any non-cash charge to Stockholders’ Equity resulting (directly or indirectly) from a change after the Signing Date in GAAP or in the interpretation thereof shall be disregarded in the computation of Stockholders’ Equity such that the amount of any reduction thereof resulting from such change shall be added back to Stockholders’ Equity and which shall, for the purposes of determining the level of Stockholders’ Equity for the purposes of assessing compliance with the financial covenants contained in Section 7.2.4.:

1)	for the Fiscal Quarter ended March 31, 2023 (or, if later, the last full Fiscal Quarter to end prior to the 4.25% Maturity Date), also include the 4.25% Converted Debt in the amount of $1,150,000,000 as reduced by (i) the value of the 4.25% Converted Debt that the Borrower has elected to settle in cash (rather than equity) in accordance with section 14.02 of the 4.25% Convertible Notes Indenture and (ii) the value of any new equity the Borrower issues in order to settle in equity that 4.25% Converted Debt obligation;

2)	for the Fiscal Quarter ended September 30, 2023 (or, if later, the last full Fiscal Quarter to end prior to the 2.875% Maturity Date), also include the 2.875% Converted Debt in the amount of $575,000,000 as reduced by (i) the value of the 2.875% Converted Debt that the Borrower has elected to settle in cash (rather than equity) in accordance with section 14.02 of the 2.875% Convertible Notes Indenture and (ii) the value of any new equity the Borrower issues in order to settle in equity that 2.875% Converted Debt obligation; and

3)	for all periods starting after September 30, 2022, the outstanding amount of the 4.25% Converted Debt and 2.875% Converted Debt (as applicable) will be accounted for as equity (and, in the case of the 4.25% Converted Debt for the Fiscal Quarter ended March 31, 2023 (or, if later, the last full Fiscal Quarter to end prior to the 4.25% Maturity Date), in accordance with calculations set out in paragraph 1) above and, in the case of the 2.875% Converted Debt for the Fiscal Quarter ended September 30, 2023 (or, if later, the last full Fiscal Quarter to end prior to the 2.875% Maturity Date), in accordance with calculations set out in paragraph 2)) and accordingly shall be added to Stockholders’ Equity; provided that, on and after (i) the 4.25% Maturity Date, only such part of the 4.25% Converted Debt as has actually been converted into equity securities and (ii) the 2.875% Maturity Date, only such part of the 2.875% Converted Debt as has actually been converted into equity securities, shall, in each case, be added to Stockholders’ Equity, provided that:

a)	any non-cash charge to Stockholders’ Equity resulting (directly or indirectly) from a change after the Signing Date in GAAP or in the interpretation thereof shall be disregarded in the computation of Stockholders’ Equity such that the amount of any reduction thereof resulting from such change shall be added back to Stockholders’ Equity;

b)	any non-cash write-off to Stockholders’ Equity with respect to the Fiscal Year ended December 31, 2020 shall be disregarded in the computation of Stockholders’ Equity such that the amount of any reduction thereof resulting from such write-offs shall be added back to Stockholders’ Equity;

c)	any non-cash write-off to Stockholders’ Equity with respect to the Fiscal Year ended December 31, 2021 or December 31, 2022 (excluding any such write-offs to goodwill with respect to either such Fiscal Year) shall be disregarded in the computation of Stockholders’ Equity such that the amount of any reduction thereof resulting from such write-off shall be added back to Stockholders’ Equity; provided that the aggregate amount of such write-offs added back to Stockholders’ Equity pursuant to this clause (c) shall not exceed the greater of (i) 10.0% of the total assets of the Borrower and its Subsidiaries taken as a whole as determined in accordance with GAAP as at the last day of the most recently ended Fiscal Quarter and (ii) $3,000,000,000;

d)	any non-cash write-off to such part of the Borrower’s goodwill as existed on the Borrower’s balance sheet as of December 31, 2020 (namely $809,480,000) in respect of the Fiscal Years ended December 31, 2021, December 31, 2022, December 31, 2023 and December 31, 2024, shall be disregarded in the computation of Stockholders’ Equity such that the amount of any reduction thereof resulting from such write-offs shall be added back to Stockholders’ Equity;

e)	the impact, as determined in accordance with GAAP, on the computation of Stockholders’ Equity of one-time expenses (including, without limitation, prepayment penalties) related to the refinancing of secured or guaranteed Debt Incurrence in respect of the Fiscal Quarters commencing on and from March 31, 2020 shall be disregarded in the computation of Stockholders’ Equity such that the amount of any reduction thereof resulting from such expenses shall be added back to Stockholders’ Equity; and

f)	“net loss attributable to Royal Caribbean Cruises Ltd.” (but excluding any net loss associated with an impairment or write-off added back pursuant to clause (b), clause (c), clause (d) or clause (e) above), determined in accordance with GAAP as shown in the Borrower’s consolidated statement of comprehensive (loss) income, attributable to the Fiscal Years ending December 31, 2021 and December 31, 2022 shall be added back to Stockholders’ Equity; provided that the aggregate amount added back to Stockholders’ Equity pursuant to clause (c) above and this clause (f) shall not exceed $4,500,000,000, and provided further, that the aggregate amount of the add backs made pursuant to paragraphs (b) to (f) above shall automatically be (a) reduced successively by 5 per cent of such aggregate amount in the last Fiscal Quarter of each of the Fiscal Years commencing January 1, 2025, January 1, 2026 and January 1, 2027 further (b) reduced by 10 percent of such aggregate amount in the last Fiscal Quarter of the Fiscal Year commencing January 1, 2028, and (c) further reduced successively by 25 per cent of such aggregate amount in the last Fiscal Quarter of each of the Fiscal Years commencing January 1, 2029, January 1 2030 and January 1, 2031 so as to reduce to zero any such add backs by, and in the assessment of, the Fiscal Year ended December 31, 2031.

For the avoidance of doubt:

(A)	no item added back to Stockholders’ Equity pursuant to paragraphs (b) to (f) above shall be added back pursuant to any other clause, section or paragraph of this Agreement; and

(B)	for the purposes of this Agreement, and notwithstanding any amendment, supplement or other modification to the 4.25% Convertible Notes Indenture or the 2.875% Convertible Notes Indenture the maximum amount of 4.25% Converted Debt and 2.875% Converted Debt shall, subject to the reductions referred to in paragraphs 1) and 2) above, at no time exceed $1,150,000,000 and $575,000,000 (respectively).

“Subsidiary” means, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

“Transfer Agreement” has the meaning given to it in the Novation Agreement.

“Transferee Lenders” has the meaning given to it in the Novation Agreement.

“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“United States” or “U.S.” means the United States of America, its fifty States and the District of Columbia.

“Unpaid Non-Yard Costs” means, as at the Actual Delivery Date, the amount in Euro of the Non-Yard Costs which have not been paid for by the Borrower and/or where applicable, supplied, installed and completed on the Purchased Vessel as at the Actual Delivery Date and as determined in accordance with the relevant amounts certified in the Delivery Non-Yard Costs Certificate.

“US Dollar Equivalent” means (i) for all EUR amounts payable in respect of (A) the Additional Advances for the amount of the Non-Yard Costs, Change Orders or the Other Basic Contract Price Increases referred to in clause 5.2(a) of the Novation Agreement and (B) if applicable, the Accordion Advances (and disregarding for the purposes of this definition that the Additional Advances and, if applicable, any Accordion Advances in respect of such amounts shall be drawn in Dollars), such EUR amounts converted to a corresponding Dollar amount at the Weighted Average Rate of Exchange and (ii) for the EUR amount payable in respect of (A) the Additional Advance for the BpiFAE Premium referred to in clause 5.2(b) of the Novation Agreement, (B) if applicable, the BpiFAE Accordion Premium and for the calculation and payment of the Novated Loan Balance (as defined in the Novation Agreement), the amount thereof in EUR converted to a corresponding Dollar amount as determined by the Facility Agent on the basis of the Spot Rate of Exchange. Such rate of exchange under (i) above shall be evidenced by foreign exchange counterparty confirmations to the extent applicable. The US Dollar Equivalent of the Maximum Loan Amount (including, where applicable, each Accordion Advance) shall be calculated by the Borrower in consultation with the Facility Agent no less than two (2) Business Days prior to the proposed Actual Delivery Date.

“US Government Securities Business Day” has the meaning given to it in Exhibit F.

“Vessel” means a passenger cruise vessel owned by a Group Member.

“Weighted Average Rate of Exchange” means the weighted average rate of exchange which results from the rates of exchange the Borrower has agreed, either in the spot or forward currency markets, to pay its counterparties for the purchase of the relevant amounts of Euro with Dollars for the payment of the Euro amount of the Contract Price and including in such weighted average calculation (a) the NYC Applicable Rate in relation to the portion of the Contract Price comprising the Non-Yard Costs and (b) the spot rates for any other Euro amounts that have not been hedged by the Borrower.

“Write-down and Conversion Powers” means:

(a)	in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)	in relation to any UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(c)	in relation to any other applicable Bail-In Legislation (excluding the UK Bail-In Legislation and the Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time):

(i)	any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation.

SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall, when capitalized, have such meanings when used in the Loan Request and each notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with United States generally accepted accounting principles (“GAAP”) consistently applied (or, if not consistently applied, accompanied by details of the inconsistencies); provided that if the Borrower elects to apply or is required to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP, upon any such election and notice to the Facility Agent, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Agreement); provided further that if, as a result of (i) any change in GAAP or IFRS or in the interpretation thereof or (ii) the application by the Borrower of IFRS in lieu of GAAP, in each case, after the date of the financial statements referred to in Section 6.15, there is a change in the manner of determining any of the items referred to herein or thereunder that are to be determined by reference to GAAP, and the effect of such change would (in the reasonable opinion of the Borrower or the Facility Agent) be such as to affect the basis or efficacy of the financial covenants contained in Section 7.2.4 in ascertaining the consolidated financial condition of the Borrower and its Subsidiaries and the Borrower notifies the Facility Agent that the Borrower requests an amendment to any provision hereof to eliminate such change occurring after the date hereof in GAAP or the application thereof on the operation of such provision (or if the Facility Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), then such item shall for the purposes of Section 7.2.4 continue to be determined in accordance with GAAP relating thereto as if GAAP were applied immediately prior to such change in GAAP or in the interpretation thereof until such notice shall have been withdrawn or such provision amended in accordance herewith.

SECTION 1.5. Construction of certain provisions relating to the Floating Rate Loan

(a)	A Lender's "cost of funds" in relation to its participation in the Floating Rate Loan (or any part of it (and including, where applicable, any Accordion Advance)) is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in the Floating Rate Loan or that part of it for a period equal in length to the Interest Period of the Floating Rate Loan or that part of it.

(b)	A reference in this Agreement (including Exhibit F) to a page or screen of an information service displaying a rate shall include:

(i)	any replacement page of that information service which displays that rate; and

(ii)	the appropriate page of such other information service which displays that rate from time to time in place of that information service,

and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Facility Agent after consultation with the Borrower.

(c)	Any Compounded Reference Rate Supplement overrides anything in:

(i)	Schedule 1 to Exhibit F; or

(ii)	any earlier Compounded Reference Rate Supplement.

(d)	A Compounding Methodology Supplement relating to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate overrides anything relating to that rate in:

(i)	Schedule 2 or Schedule 3 (as applicable) to Exhibit F; and

(ii)	any earlier Compounding Methodology Supplement.

ARTICLE II

COMMITMENTS AND BORROWING PROCEDURES

SECTION 2.1. Commitment. On the terms and subject to the conditions of this Agreement (including Article V), each Lender severally agrees to make its portion of the relevant part of the Loan pursuant to its Commitment described in Section 2.2. No Lender’s obligation to make its portion of the Loan shall be affected by any other Lender’s failure to make its portion of the Loan. It is acknowledged and agreed that, if the Accordion Option is exercised, only the Accordion Lenders under a relevant Accordion Advance shall be obliged to make available the Commitments in respect of that Accordion Advance and no other Lender shall have any responsibility with respect, or obligation to contribute, to such amount.

SECTION 2.2. Commitment of the Lenders; Termination and Reduction of Commitments      Each Lender will make its portion of the Loan available to the Borrower in accordance with Section 2.3 on the Actual Delivery Date. The commitment of each Lender described in this Section 2.2 (herein referred to as its “Commitment”) shall be the commitment of such Lender to make available to the Borrower its portion of the Loan hereunder (including, where applicable, in the case of an Accordion Lender, the Accordion Advances in which it participates) expressed as the initial amount or (as the case may be) amounts set forth opposite such Lender’s name on its signature page attached hereto or, in the case of any Lender that becomes a Lender pursuant to an assignment pursuant to Section 11.11.1, the amount set forth as such Lender’s Commitment in the related Lender Assignment Agreement, in each case as such amount may be reduced from time to time pursuant clause 11.2 of the Novation Agreement or reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.11.1. Notwithstanding the foregoing, each Lender’s Commitment shall terminate on the earlier of (i) the Commitment Termination Date if the Purchased Vessel is not delivered prior to such date and (ii) the Actual Delivery Date.

b)	If any Lender shall default in its obligations under Section 2.1, the Facility Agent shall, at the request of the Borrower, use reasonable efforts to assist the Borrower in finding a bank or financial institution acceptable to the Borrower to replace such Lender.

SECTION 2.3. Borrowing Procedure Part of the Loan in an amount equal to the Novated Loan Balance shall be assumed by the Borrower and be deemed to be advanced to, and borrowed by the Borrower, pursuant to the provisions of clause 3 of the Novation Agreement and thereafter converted into Dollars pursuant to clause 5.1 of the Novation Agreement.

b)	In relation to the amount of the Loan comprised by the Additional Advances and, if the Accordion Option has been exercised, each Accordion Advance, the Borrower shall deliver a Loan Request and the documents required to be delivered pursuant to Section 5.1.1(a) to the Facility Agent on or before 3:00 p.m., London time, not less than two (2) Business Days prior to the anticipated Actual Delivery Date. The Additional Advances and, if applicable, each Accordion Advance, shall be drawn in Dollars.

c)	The Facility Agent shall promptly notify each Lender of the Loan Request in respect of the Additional Advances and, if applicable, each Accordion Advance, by forwarding a copy thereof to each Lender, together with its attachments. On the terms and subject to the conditions of this Agreement, the portion of the Loan in respect of the Additional Advances and, if applicable an Accordion Advance, shall be made by the relevant Lenders participating in each Additional Advance and as the case may be, that Accordion Advance, on the Actual Delivery Date. On or before 11:00 a.m., London time, on the Actual Delivery Date:

i)	the Lenders (excluding the Accordion Lenders) shall, without any set-off or counterclaim, deposit with the Facility Agent same day funds in an amount equal to such Lender’s Percentage of the requested portion of the Additional Advances (excluding the Accordion Advance) in Dollars; and

ii)	if applicable, the Accordion Lenders in respect of each Accordion Advance shall, without any set-off or counterclaim, deposit with the Facility Agent same day funds in an amount equal to such Accordion Lender’s Percentage of the requested portion of that Accordion Advance in Dollars.

Such deposits will be made to such account which the Facility Agent shall specify from time to time by notice to the relevant Lenders. To the extent funds are so received from the Lenders (and having regard, where applicable, to Sections 2.3d), e), f) and g) below), the Facility Agent shall, without any set-off or counterclaim, make such funds available to the Borrower on the Actual Delivery Date by wire transfer of same day funds to the accounts the Borrower shall have specified in its Loan Request.

d)	If the Borrower elects to finance that part of the BpiFAE Premium payable by the Borrower with an Additional Advance under clause 5.2(b)(i) of the Novation Agreement, the Borrower shall indicate such election in the Loan Request. The amount of the advance in Dollars (the “US Dollar BpiFAE Advance Amount”) that will fund the BpiFAE Premium shall be equal to the Dollar amount that corresponds to the EUR amount of the BpiFAE Premium to be financed with such advance, which amount shall be determined by the Facility Agent based on the Spot Rate of Exchange. The Facility Agent shall notify the Borrower and the Lenders of the US Dollar BpiFAE Advance Amount on the date such Loan Request is delivered, and the Lenders shall deposit such US Dollar BpiFAE Advance Amount with the Facility Agent in accordance with Section 2.3.c). The Facility Agent shall furnish a certificate to the Borrower on the date such Loan Request is delivered setting forth such Spot Rate of Exchange, its derivation and the calculation of the US Dollar BpiFAE Advance Amount. If the Borrower elects to so finance the BpiFAE Premium, the Borrower will be deemed to have directed the Facility Agent to pay over directly to BpiFAE on behalf of the Borrower that portion of the EUR amount of the BpiFAE Premium to be financed with the proceeds of the advance on the Actual Delivery Date and to retain for its own account deposits made by the Lenders in Dollars in an amount equal to the portion of the US Dollar BpiFAE Advance Amount attributable to the BpiFAE Premium paid by the Facility Agent to BpiFAE on behalf of the Borrower.

e)	If the Borrower elects to finance that part of the BpiFAE Premium payable by the Borrower with an Additional Advance under clause 5.2(b)(ii) of the Novation Agreement, the Borrower shall indicate such election in the Loan Request (and whether it wishes to receive such amount in EUR or in Dollars). The amount of the advance in Dollars (the “US Dollar BpiFAE Balance Amount”) that will fund the BpiFAE Premium shall be equal to the Dollar amount that corresponds to the EUR amount of the BpiFAE Premium to be financed with such advance, which amount shall be determined by the Facility Agent based on the Spot Rate of Exchange. The Facility Agent shall notify the Borrower and the Lenders of the US Dollar BpiFAE Balance Amount on the date such Loan Request is delivered, and the Lenders shall deposit such US Dollar BpiFAE Balance Amount with the Facility Agent in accordance with Section 2.3 c). The Facility Agent shall furnish a certificate to the Borrower on the date such Loan Request is delivered setting forth such Spot Rate of Exchange, its derivation and the calculation of the US Dollar BpiFAE Balance Amount. If the Borrower elects to so finance the BpiFAE Premium and receive the proceeds in EUR, the Borrower will be deemed to have directed the Facility Agent to pay over to the Borrower (or, if applicable, the Builder) that portion of the EUR amount of the BpiFAE Premium to be financed with the proceeds of the advance on the Actual Delivery Date and to retain for its own account deposits made by the Lenders in Dollars in an amount equal to the US Dollar BpiFAE Balance Amount.

f)	Where an Accordion Advance is available for borrowing, if any BpiFAE Accordion Premium payable by the Borrower is to be financed by using part of an Accordion Advance this shall also be confirmed in the Accordion Agreement relating to that Accordion Advance and this shall be indicated in the Loan Request. The amount of the advance in Dollars (the “US Dollar BpiFAE Accordion Amount”) that will fund the BpiFAE Accordion Premium shall be equal to the Dollar amount that corresponds to the EUR amount of the BpiFAE Accordion Premium to be financed with such advance, which amount shall be determined by the Facility Agent based on the Spot Rate of Exchange. The Facility Agent shall notify the Borrower and the Accordion Lenders of the US Dollar BpiFAE Accordion Amount on the date such Loan Request is delivered, and the Accordion Lenders shall deposit such US Dollar BpiFAE Accordion Amount with the Facility Agent in accordance with Section 2.3.c). The Facility Agent shall furnish a certificate to the Borrower on the date such Loan Request is delivered setting forth such Spot Rate of Exchange, its derivation and the calculation of the US Dollar BpiFAE Accordion Amount. If the BpiFAE Accordion Premium will be financed by the Accordion Advances, the Borrower will be deemed to have directed the Facility Agent to pay over directly to BpiFAE on behalf of the Borrower that portion of the EUR amount of the BpiFAE Accordion Premium to be financed with the proceeds of the advance on the Actual Delivery Date and to retain for its own account deposits made by the Accordion Lenders in Dollars in an amount equal to the portion of the US Dollar BpiFAE Accordion Amount attributable to the BpiFAE Accordion Premium paid by the Facility Agent to BpiFAE on behalf of the Borrower.

g)	In relation to any Additional Advance that is to be advanced to the Borrower in respect of the Non-Yard Costs it is agreed that:

i)	an amount equal to the US Dollar Equivalent of eighty per cent (80%) of the Paid Non-Yard Costs shall be advanced to the Borrower on the Actual Delivery Date in accordance with the provisions of Section 2.3 c), which amount shall be determined by the Facility Agent based on the amounts contained in the Delivery Non-Yard Costs Certificate; and

ii)	an amount equal to the US Dollar Equivalent of eighty per cent (80%) of the Unpaid Non-Yard Costs, which amount shall be determined by the Facility Agent based on the amounts contained in the Delivery Non-Yard Costs Certificate (the “Escrow Amount”), shall be remitted by the Facility Agent (and the Borrower hereby instructs the Facility Agent to make such remittance) to the Escrow Account and such amount shall be regulated in accordance with the following provisions of this Section 2.3 g) and the Escrow Account Security, subject to the aggregate of the amounts referred to in i) and ii) above not exceeding the Maximum Non-Yard Costs Amount (as such amount may be reduced as result of the proviso to Recital (B)).

Where an Escrow Amount payment is made to the Escrow Account pursuant to ii) above, the Borrower shall be entitled at any time prior to the NYC Cut Off Date to provide the Facility Agent with the Final Non-Yard Cost Certificate setting out the final amount of the Paid Non-Yard Costs. Where the Final Non-Yard Costs Certificate is so received by the Facility Agent, the Facility Agent shall determine promptly the US Dollar Equivalent of the EUR amount of the Paid Non-Yard Costs and within one Business Day thereafter shall authorize the release of the Escrow Amount (or, if less, an amount equal to the US Dollar Equivalent of eighty per cent of the final amount of the Paid Non-Yard Costs (as determined above) less the amount previously advanced to the Borrower under i) above) to the Borrower. Any interest accruing on the Escrow Account shall be released to the Borrower at the same time as the release of the Escrow Amount (or, if applicable, part thereof) to the Borrower pursuant to this provision.

If any amount of the Escrow Amount remains on the Escrow Account on the day falling immediately after the NYC Cut Off Date (having regard to any applicable permitted release of moneys from the Escrow Account to the Borrower referred to above) then on the Business Day thereafter the Facility Agent shall be entitled to request (and, promptly upon the written instruction of the Borrower, shall request) the withdrawal of that amount from the Escrow Account and shall apply the amount so received, on behalf of the Borrower, in or towards prepayment of the Loan.

The basis on which the Escrow Account Security is held by the Security Trustee for the benefit of the Lenders is regulated under the Escrow Agency and Trust Deed.

SECTION 2.4. Funding. Each Lender may, if it so elects, fulfill its obligation to make or continue its portion of the Loan hereunder by causing a branch or Affiliate (or an international banking facility created by such Lender) other than that indicated below its signature to this Agreement or, as the case may be, in the relevant Lender Assignment Agreement, to make or maintain such portion of the Loan; provided that such portion of the Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such portion of the Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility; provided, further, that the Borrower shall not be required to pay any amount under Clause 6 of Exhibit F or Sections 4.3, 4.4, 4.5, 4.6 and 4.7 that is greater than the amount which it would have been required to pay had the Lender not caused such branch or Affiliate (or international banking facility) to make or maintain such portion of the Loan.

ARTICLE III

REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

SECTION 3.1. Repayments.      The Borrower shall repay the Loan in 24 equal semi-annual installments, with the first installment to fall due on the date falling six (6) months after the Actual Delivery Date and the final installment to fall due on the date of Final Maturity.

b)	No such amounts repaid by the Borrower pursuant to this Section 3.1 may be re-borrowed under the terms of this Agreement.

SECTION 3.2. Prepayment.

a)	The Borrower

i)	may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of the Loan; provided that:

(A)	all such voluntary prepayments shall require at least five (5) Business Days’ prior written notice to the Facility Agent; and

(B)	all such voluntary partial prepayments shall be in an aggregate minimum amount of $10,000,000 and a multiple of $1,000,000 (or in the remaining amount of the Loan) and shall be applied in inverse order of maturity or ratably among all remaining installments, as the Borrower shall designate to the Facility Agent, in satisfaction of the remaining repayment installments of the Loan; and

ii)	shall, immediately upon any acceleration of the repayment of the installments of the Loan pursuant to Section 8.2 or 8.3 or the mandatory prepayment of the Loan pursuant to Section 9.2, repay the Loan.

b)	If it becomes unlawful in any jurisdiction for any Lender to perform any of its obligations under the Loan Documents or to maintain or fund its portion of the Loan, the affected Lender may give written notice (the "Illegality Notice") to the Borrower and the Facility Agent of such event, including reasonable details of the relevant circumstances.

c)	If an affected Lender delivers an Illegality Notice, the Borrower, the Facility Agent and the affected Lender shall discuss in good faith (but without obligation) what steps may be open to the relevant Lender to mitigate or remove such circumstances but, if they are unable to agree such steps within 20 Business Days or if the Borrower so elects, the Borrower shall have the right, but not the obligation, exercisable at any time within 50 days after receipt of such Illegality Notice or, if earlier, the date upon which the unlawful event referred to in (b) above will apply (but not being a date falling earlier than the end of the 20 Business Day period referred to above) (the "Option Period"), either (1) to prepay the portion of the Loan held by such Lender in full on or before the expiry of the Option Period, together with all unpaid interest and fees thereon accrued to but excluding the date of such prepayment, or (2) to replace such Lender on or before the expiry of the Option Period with one or more financial institutions (I) acceptable to the Facility Agent (such consent not to be unreasonably withheld or delayed) and (II) where relevant (but only if the Fixed Rate applies), eligible to benefit from an Interest Stabilisation Agreement, pursuant to assignment(s) notified to and consented in writing by BpiFAE provided that (x) in the case of a single assignment, any such assignment shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or, in the case of more than one assignment, an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that collectively cover all of the rights and obligations of the assigning Lender under this Agreement and (y) no Lender shall be obliged to make any such assignment as a result of an election by the Borrower pursuant to this Section 3.2(c) unless and until such Lender shall have received one or more payments from one or more Assignee Lenders and/or the Borrower in an aggregate amount at least equal to the portion of the Loan held by such Lender, together with all unpaid interest and fees thereon accrued to but excluding the date of such assignment (and all other amounts then owing to such Lender under this Agreement).

Each prepayment of the Loan made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4. No amounts prepaid by the Borrower may be re-borrowed under the terms of this Agreement.

SECTION 3.3. Interest Provisions. Interest on the outstanding principal amount of the Loan shall accrue and be payable in accordance with this Section 3.3 and, in the case of the Floating Rate, Exhibit F.

SECTION 3.3.1. Rates. The Loan shall accrue interest from the Actual Delivery Date to the date of repayment or prepayment of the Loan in full to the Lenders at either the Fixed Rate or the Floating Rate (as elected by the Borrower pursuant to Section 3.3.2) (or, where an Accordion Advance is to be made available to the Borrower, either or both the Fixed Rate and the Floating Rate) and, in the case of the Floating Rate, as determined in accordance with the provisions set out in Exhibit F. Interest calculated at the Fixed Rate or the Floating Rate shall (having regard in the case of a Defaulting Lender to Section 10.3(b)) be payable in arrears on each Repayment Date. The Loan shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to the Loan. All interest shall be calculated on the basis of the actual number of days elapsed over a year comprised of 360 days.

SECTION 3.3.2. Election of Floating Rate or Fixed Rate

a)	By written notice to the Facility Agent, the Original Borrower and the Builder and delivered on the Signing Date in accordance with clause 8 of the Novation Agreement, the Borrower shall elect whether to pay interest on the Loan (and for this purpose excluding any Accordion Advance) at the Floating Rate or the Fixed Rate.

b)	The election made under Section 3.3.2.a) and clause 8 of the Novation Agreement may only be made on one occasion and shall be irrevocable.

c)	If the Borrower fails to make an election under Section 3.3.2.a) on the Signing Date, it shall be deemed to have elected to pay interest on the Loan at the Floating Rate.

d)	Where an Accordion Advance is available for borrowing by the Borrower, the rate of interest on that Accordion Advance shall be determined in accordance with the arrangements set out in clause 6 of the Novation Agreement and shall be agreed and confirmed in the relevant Accordion Agreement.

SECTION 3.3.3. Interest stabilisation. Other than in the case of National Westminster Bank Plc (in respect of which the Borrower agrees that this Section 3.3.3 shall not apply on the basis that the Borrower has, pursuant to Section 3.3.2, elected the Floating Rate), each Lender who is a party hereto on the Signing Date represents and warrants to the Borrower that it is in all respects eligible and authorised to enter into and, if pursuant to Section 3.3.2 the Borrower elects for the Fixed Rate to apply to the Loan, that Lender shall, promptly after the Signing Date, enter into an Interest Stabilisation Agreement and by no later than the Initial Effective Date (as defined in the Receivable Purchase Agreement), and any Lender (including, without limitation, any Transferee Lender or Accordion Lender) not a party hereto on the Signing Date represents and warrants to the Borrower on the date that such Lender becomes a party hereto that, unless the Loan is a Floating Rate Loan or the Lender only has responsibility for such part of the Loan as is a Floating Rate Loan (in which case there shall be no requirement to enter into any such Interest Stabilisation Agreement or to provide such representation), it has entered into an Interest Stabilisation Agreement on or prior to becoming a party hereto.

SECTION 3.3.4. Post-Maturity Rates. After the date any principal amount of the Loan is due and payable (whether on any Repayment Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts for each day during the period of such default at a rate per annum certified by the Facility Agent to the Borrower (which certification shall be conclusive in the absence of manifest error) to be equal to the sum of the Floating Rate plus 1.5% per annum.

SECTION 3.3.5. Payment Dates. Interest accrued on the Loan shall be payable, without duplication, on the earliest of:

a)	each Interest Payment Date;

b)	each Repayment Date;

c)	the date of any prepayment, in whole or in part, of principal outstanding on the Loan (but only on the principal so prepaid); and

d)	on that portion of the Loan the repayment of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

SECTION 3.3.6. Interest Rate Determination; Floating Rate. If the Floating Rate applies, or is to apply, to the Loan (or any relevant part of the Loan) or (as contemplated by Section 3.3.4, any unpaid sum), the Floating Rate for each Interest Period (or, in the case of Section 3.3.4, any relevant period) shall be determined in accordance with the provisions set out in Exhibit F.

SECTION 3.3.7. Payments on demand. Interest accrued on the Loan or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether upon acceleration or otherwise) shall be payable upon demand.

SECTION 3.4. Commitment Fees. Subject to clause 11.1 of the Novation Agreement, the Borrower agrees to pay to the Facility Agent for the account of each Lender a commitment fee (the “Commitment Fee”) on its daily unused portion of the Maximum Loan Amount, for the period commencing on the Signing Date and continuing through the earliest to occur (the “Commitment Fee Termination Date”) of (i) the Actual Delivery Date, (ii) the date upon which the Facility Agent has provided the Borrower with written notice that the Lenders will not advance the Loan because the Commitments have been terminated pursuant to Section 8.2 or 8.3, (iii) the Commitment Termination Date and (iv) the date the Commitments shall have been terminated in full pursuant to clause 11.2 of the Novation Agreement.

SECTION 3.4.1. Payment. The Commitment Fee shall be payable by the Borrower to the Facility Agent for the account of each Lender six-monthly in arrears, with the first such payment (the “First Commitment Fee Payment”) to be made on the day falling six months following the Signing Date and the final such payment to be made on the Commitment Fee Termination Date (each date on which a Commitment Fee payment is required to be made in accordance with this Section 3.4.1 referred to herein as a “Commitment Fee Payment Date”). The Commitment Fee shall be in the amount in EUR equal to the product of the Applicable Commitment Rate, multiplied by, for each day elapsed since the preceding Commitment Fee Payment Date (or, in the case of the First Commitment Fee Payment, the Signing Date) 75% of the daily unused portion of Maximum Loan Amount (as such amount may be adjusted from time to time, including pursuant to the exercise of the Accordion Option) divided by 360 days. It is acknowledged and agreed that only the Accordion Lenders with Commitments in respect of an Accordion Advance shall receive Commitment Fees in respect of that Accordion Advance.

SECTION 3.5. Other Fees. The Borrower agrees to pay to the Facility Agent (on its behalf and, if applicable, on behalf of the Accordion Lenders) and the Global Coordinator agreed-upon fees set forth in the Fee Letters on the dates and in the amounts set forth therein.

ARTICLE IV

CERTAIN FLOATING RATE AND OTHER PROVISIONS

SECTION 4.1. Floating Rate Lending Unlawful. If after the Signing Date the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority having jurisdiction over such Lender asserts that it is unlawful for such Lender to make, continue or maintain its portion of the Floating Rate Loan (where interest is payable at the Floating Rate), the obligation of such Lender to make, continue or maintain its portion of the Floating Rate Loan shall, upon notice thereof to the Borrower, the Facility Agent and each other Lender, forthwith be suspended until the circumstances causing such suspension no longer exist, provided that such Lender’s obligation to make, continue and maintain its portion of the Floating Rate Loan hereunder shall be automatically converted into an obligation to make, continue and maintain its portion of the Floating Rate Loan bearing interest at a rate to be negotiated between such Lender and the Borrower that is the equivalent of the sum of the Reference Rate (or, if applicable at such time, the Compounded Reference Rate) for the relevant Interest Period plus the Floating Rate Margin.

SECTION 4.2. [Intentionally Omitted].

SECTION 4.3. Increased Loan Costs, etc. If after the Signing Date a change in any applicable treaty, law, regulation or regulatory requirement or in the interpretation thereof or in its application to the Borrower, or if compliance by any Lender with any applicable direction, request, requirement or guideline (whether or not having the force of law) of any governmental or other authority including, without limitation, any agency of the European Union or similar monetary or multinational authority insofar as it may be changed or imposed after the date hereof, shall:

a)	subject any Lender to any taxes, levies, duties, charges, fees, deductions or withholdings of any nature with respect to its portion of the Loan or any part thereof imposed, levied, collected, withheld or assessed by any jurisdiction or any political subdivision or taxing authority thereof (other than taxation on overall net income and, to the extent such taxes are described in Section 4.6, withholding taxes); or

b)	change the basis of taxation to any Lender (other than a change in taxation on the overall net income of any Lender) of payments of principal or interest or any other payment due or to become due pursuant to this Agreement; or

c)	impose, modify or deem applicable any reserve or capital adequacy requirements (other than the increased capital costs described in Section 4.5 and the reserve costs described in Section 4.7) or other banking or monetary controls or requirements which affect the manner in which a Lender shall allocate its capital resources to its obligations hereunder or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, any Lender (provided that such Lender shall, unless prohibited by law, allocate its capital resources to its obligations hereunder in a manner which is consistent with its present treatment of the allocation of its capital resources); or

d)	impose on any Lender any other condition affecting its portion of the Loan or any part thereof,

and the result of any of the foregoing is either (i) to increase the cost to such Lender of making its portion of the Loan or maintaining its portion of the Loan or any part thereof, (ii) to reduce the amount of any payment received by such Lender or its effective return hereunder or on its capital or (iii) to cause such Lender to make any payment or to forego any return based on any amount received or receivable by such Lender hereunder, then and in any such case if such increase or reduction in the opinion of such Lender materially affects the interests of such Lender, (A) such Lender shall (through the Facility Agent) notify the Borrower of the occurrence of such event and use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and the terms of the BpiFAE Insurance Policy and (if the Fixed Rate applies) the arrangements with BpiFAE relating to the Fixed Rate) to designate a different Lending Office if the making of such a designation would avoid the effects of such law, regulation or regulatory requirement or any change therein or in the interpretation thereof and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender and (B) the Borrower shall forthwith upon such demand pay to the Facility Agent for the account of such Lender such amount as is necessary to compensate such Lender for such additional cost or such reduction and ancillary expenses, including taxes, incurred as a result of such adjustment. Such notice shall (i) describe in reasonable detail the event leading to such additional cost, together with the approximate date of the effectiveness thereof, (ii) set forth the amount of such additional cost, (iii) describe the manner in which such amount has been calculated, (iv) certify that the method used to calculate such amount is such Lender’s standard method of calculating such amount, (v) certify that such request is consistent with its treatment of other borrowers that are subject to similar provisions, and (vi) certify that, to the best of its knowledge, such change in circumstance is of general application to the commercial banking industry in such Lender’s jurisdiction of organization or in the relevant jurisdiction in which such Lender does business. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that in relation to increased costs or reductions arising after the Effective Date the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than three months prior to the date that such Lender notifies the Borrower of the circumstance giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the circumstance giving rise to such increased costs or reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof, but not more than six months prior to the date that such Lender notifies the Borrower of the circumstance giving rise to such cost or reductions and of such Lender’s intention to claim compensation therefor.

It is acknowledged that the Borrower shall have no liability to compensate any Lender under this Section for amounts of increased costs that accrue before the Effective Time on the Actual Delivery Date (with any such amounts arising before the Effective Time being the responsibility of the Original Borrower).

SECTION 4.4. Funding Losses

SECTION 4.4.1. Indemnity. In the event any Lender shall incur any loss or expense (for the avoidance of doubt excluding loss of profit) by reason of the liquidation or re-employment (at not less than the market rate) of deposits or other funds acquired by such Lender, to make, continue or maintain any portion of the principal amount of its portion of the Loan as a result of:

i)	any repayment or prepayment or acceleration of the principal amount of such Lender’s portion of the Loan, other than any repayment made on the date scheduled for such repayment or (if the Floating Rate applies) any repayment or prepayment or acceleration on a date other than the scheduled last day of an Interest Period or otherwise scheduled date for repayment or payment; or

ii)	the relevant portion of the Loan not being made in accordance with the Loan Request therefor due to the fault of the Borrower or as a result of any of the conditions precedent set forth in clause 7.1(c) of the Novation Agreement and Article V not being satisfied,

(a “Funding Losses Event”) then, upon the written notice of such Lender to the Borrower (with a copy to the Facility Agent), the Borrower shall, within three (3) days of its receipt thereof:

a)	if at that time interest is calculated by reference to the Reference Rate on such Lender’s portion of the Loan, pay directly to the Facility Agent for the account of such Lender an amount equal to the amount by which:

i)	interest calculated by reference to the Reference Rate which such Lender would have received on its share of the amount of the Loan subject to such Funding Losses Event for the period from the date of receipt of any part of its share in the Loan to the last day of the applicable Interest Period, exceeds:

ii)	the amount which such Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the appropriate interbank market for a period starting on the Business Day following receipt and ending on the last day of the applicable Interest Period;

b)	if at that time interest is calculated by reference to the Compounded Reference Rate on such Lender’s portion of the Loan, pay directly to the Facility Agent for the account of such Lender any amount specified as “Break Costs” (if any) in the Compounded Reference Rate Terms; or

c)	if at that time interest is calculated at the Fixed Rate on such Lender’s portion of the Loan, pay to the Facility Agent the amount notified to it following the calculation referred to in the next paragraph.

Since the Lenders commit themselves irrevocably to the French Authorities in charge of monitoring the Fixed Rate mechanism, any prepayment (whether voluntary, involuntary or mandatory, including following the acceleration of the Loan) will be subject to the mandatory payment by the Borrower of the amount calculated in liaison with the French Authorities two (2) Business Days prior to the prepayment date by taking into account the differential (the “Rate Differential”) between the Fixed Rate (but, for this purpose, not including the margin element of [●]%) and the prevailing market yield (currently ISDAFIX) for each installment to be prepaid and applying such Rate Differential to the remaining residual period of such installment and discounting to the net present value as described below. Each of these Rate Differentials will be applied to the corresponding installment to be prepaid during the period starting on the date on which such prepayment is required to be made and ending on the original Repayment Date (as adjusted following any previous prepayments) for such installment and:

(A)	the net present value of each corresponding amount resulting from the above calculation will be determined at the corresponding market yield; and

(B)	if the cumulated amount of such present values is negative, no amount shall be due to the Borrower or from the Borrower.

Such written notice shall include calculations in reasonable detail setting forth the loss or expense to such Lender.

SECTION 4.4.2. Exclusion In the event that a Lender’s wilful misconduct or gross negligence has caused the loss or cancellation of the BpiFAE Insurance Policy, the Borrower shall not be liable to indemnify that Lender under Section 4.4.1 for its loss or expense arising due to the occurrence of the Prepayment Event referred to in Section 9.1.9.

SECTION 4.5. Increased Capital Costs. If after the Signing Date any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority increases the amount of capital required to be maintained by any Lender or any Person controlling such Lender, and the rate of return on its or such controlling Person’s capital as a consequence of its Commitment or its portion of the Loan made by such Lender is reduced to a level below that which such Lender or such controlling Person would have achieved but for the occurrence of any such change in circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. Any such notice shall (i) describe in reasonable detail the capital adequacy requirements which have been imposed, together with the approximate date of the effectiveness thereof, (ii) set forth the amount of such lowered return, (iii) describe the manner in which such amount has been calculated, (iv) certify that the method used to calculate such amount is such Lender’s standard method of calculating such amount, (v) certify that such request for such additional amounts is consistent with its treatment of other borrowers that are subject to similar provisions and (vi) certify that, to the best of its knowledge, such change in circumstances is of general application to the commercial banking industry in the jurisdictions in which such Lender does business. In determining such amount, such Lender may use any method of averaging and attribution that it shall, subject to the foregoing sentence, deem applicable. Each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and the terms of the BpiFAE Insurance Policy and (if the Fixed Rate applies) the arrangements with BpiFAE relating to the Fixed Rate) to designate a different Lending Office if the making of such a designation would avoid such reduction in such rate of return and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that in relation to increased costs or reductions arising after the Effective Date the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than three months prior to the date that such Lender notifies the Borrower of the circumstance giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the circumstance giving rise to such reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof, but not more than six months prior to the date that such Lender notifies the Borrower of the circumstance giving rise to such reductions and of such Lender’s intention to claim compensation therefor.

It is acknowledged that the Borrower shall have no liability to compensate any Lender under this Section for reduced returns that accrue before the Effective Time on the Actual Delivery Date (with any compensation liability to the Lenders arising before the Effective Time being the responsibility of the Original Borrower).

SECTION 4.6. Taxes. All payments by the Borrower of principal of, and interest on, the Loan and all other amounts payable under any Loan Document shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender’s net income or receipts of such Lender and franchise taxes imposed in lieu of net income taxes or taxes on receipts, by the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof or the jurisdiction of such Lender’s Lending Office or any political subdivision thereof or any other jurisdiction unless such net income taxes are imposed solely as a result of the Borrower’s activities in such other jurisdiction, and any taxes imposed under FATCA (such non-excluded items being called “Covered Taxes”). In the event that any withholding or deduction from any payment to be made by the Borrower under any Loan Document is required in respect of any Covered Taxes pursuant to any applicable law, rule or regulation, then the Borrower will:

d)	\pay directly to the relevant authority the full amount required to be so withheld or deducted;

e)	promptly forward to the Facility Agent an official receipt or other documentation satisfactory to the Facility Agent evidencing such payment to such authority; and

f)	pay to the Facility Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Covered Taxes are directly asserted against the Facility Agent or any Lender with respect to any payment received or paid by the Facility Agent or such Lender hereunder, the Facility Agent or such Lender may pay such Covered Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Covered Taxes (including any Covered Taxes on such additional amount) shall equal the amount such person would have received had no such Covered Taxes been asserted.

Any Lender claiming any additional amounts payable pursuant to this Section agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and the terms of the BpiFAE Insurance Policy and (if the Fixed Rate applies) the arrangements with BpiFAE relating to the Fixed Rate) to change the jurisdiction of its Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

If the Borrower fails to pay any Covered Taxes when due to the appropriate taxing authority or fails to remit to the Facility Agent for the account of the respective Lenders the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental withholding Covered Taxes, interest or penalties that may become payable by any Lender as a result of any such failure (so long as such amount did not become payable as a result of the failure of such Lender to provide timely notice to the Borrower of the assertion of a liability related to the payment of Covered Taxes). For purposes of this Section 4.6, a distribution hereunder by the Facility Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

If any Lender is entitled to any refund, credit, deduction or other reduction in tax by reason of any payment made by the Borrower in respect of any Covered Tax under this Section 4.6 or by reason of any payment made by the Borrower pursuant to Section 4.3, such Lender shall use reasonable efforts to obtain such refund, credit, deduction or other reduction and, promptly after receipt thereof, will pay to the Borrower such amount (plus any interest received by such Lender in connection with such refund, credit, deduction or reduction) as is equal to the net after-tax value to such Lender of such part of such refund, credit, deduction or reduction as such Lender reasonably determines is allocable to such Covered Tax or such payment (less out-of-pocket expenses incurred by such Lender), provided that no Lender shall be obligated to disclose to the Borrower any information regarding its tax affairs or tax computations.

Each Lender (and each Participant) agrees with the Borrower and the Facility Agent that it will (i) in the case of a Lender or a Participant organized under the laws of a jurisdiction other than the United States (a) provide to the Facility Agent and the Borrower an appropriately executed copy of Internal Revenue Service Form W-8ECI certifying that any payments made to or for the benefit of such Lender or such Participant are effectively connected with a trade or business in the United States (or alternatively, an Internal Revenue Service Form W-8BEN claiming the benefits of a tax treaty, but only if the applicable treaty described in such form provides for a complete exemption from U.S. federal income tax withholding), or any successor form, on or prior to the date hereof (or, in the case of any Assignee Lender or Participant, on or prior to the date of the relevant assignment or participation), in each case attached to an Internal Revenue Service Form W-8IMY, if appropriate, (b) notify the Facility Agent and the Borrower if the certifications made on any form provided pursuant to this paragraph are no longer accurate and true in all material respects and (c) without prejudice to its obligations under Section 4.13, provide such other tax forms or other documents as shall be prescribed by applicable law, if any, or as otherwise reasonably requested, to demonstrate, to the extent applicable, that payments to such Lender (or Participant) hereunder are exempt from withholding under FATCA, and (ii) in all cases, provide such forms, certificates or other documents, as and when reasonably requested by the Borrower, necessary to claim any applicable exemption from, or reduction of, Covered Taxes or any payments made to or for benefit of such Lender or such Participant, provided that the Lender or Participant is legally able to deliver such forms, certificates or other documents. For any period with respect to which a Lender (or Assignee Lender or Participant) has failed to provide the Borrower with the foregoing forms (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided (which, in the case of an Assignee Lender, would be the date on which the original assignor was required to provide such form) or if such form otherwise is not required hereunder) such Lender (or Assignee Lender or Participant) shall not be entitled to the benefits of this Section 4.6 with respect to Covered Taxes imposed by reason of such failure.

All fees and expenses payable pursuant to Section 11.3 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon. Any value added tax chargeable in respect of any services supplied by a Lender or the Facility Agent under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

SECTION 4.7. Reserve Costs. Without in any way limiting the Borrower’s obligations under Section 4.3, the Borrower shall, with effect from the Effective Time, pay to the Facility Agent for the account of each Lender on the last day of each Interest Period, so long as the relevant Lending Office of such Lender is required to maintain reserves against “Eurocurrency liabilities” under Regulation D of the F.R.S. Board, upon notice from such Lender, an additional amount equal to the product of the following for the Loan for each day during such Interest Period:

(i)	the principal amount of the Loan outstanding on such day; and

(ii)	the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on the Loan for such Interest Period as provided in this Agreement (less, if applicable, the Floating Rate Margin) and the denominator of which is one minus any increase after the Signing Date in the effective rate (expressed as a decimal) at which such reserve requirements are imposed on such Lender minus (y) such numerator; and

(iii)	1/360.

Such notice shall (i) describe in reasonable detail the reserve requirement that has been imposed, together with the approximate date of the effectiveness thereof, (ii) set forth the applicable reserve percentage, (iii) certify that such request is consistent with such Lender’s treatment of other borrowers that are subject to similar provisions and (iv) certify that, to the best of its knowledge, such requirements are of general application in the commercial banking industry in the United States.

Each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and the terms of the BpiFAE Insurance Policy and (if the Fixed Rate applies) the arrangements with BpiFAE relating to the Fixed Rate) to avoid the requirement of maintaining such reserves (including by designating a different Lending Office) if such efforts would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

SECTION 4.8. Payments, Computations, etc.a)      Unless otherwise expressly provided, all payments by the Borrower pursuant to any Loan Document shall be made by the Borrower to the Facility Agent for the pro rata account of the Lenders entitled to receive such payment (which, in the case of any payment in respect of an Accordion Advance, shall just be the Accordion Lenders participating in that Accordion Advance). All such payments required to be made to the Facility Agent shall be made, without set-off, deduction or counterclaim, not later than 11:00 a.m., New York time, on the date due, in same day or immediately available funds through the New York Clearing House Interbank Payments System (or such other funds as may be customary for the settlement of international banking transactions in Dollars), to such account as the Facility Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Lenders on the next succeeding Business Day.

b)	Each Lender hereby instructs the Facility Agent, with respect to any portion of the Loan held by such Lender, to pay directly to such Lender interest thereon at the Fixed Rate (in the case of a Fixed Rate Loan) or the Floating Rate (in the case of a Floating Rate Loan), on the basis that (if the Fixed Rate applies) such Lender will, where amounts are payable to BpiFAE by that Lender under the Interest Stabilisation Agreement, account directly to BpiFAE for any such amounts payable by that Lender under the Interest Stabilisation Agreement to which such Lender is a party.

c)	The Facility Agent shall promptly (but in any event on the same Business Day that the same are received or, as contemplated in clause (a) of this Section, deemed received) remit in same day funds to each Lender its share, if any, of such payments received by the Facility Agent for the account of such Lender without any set-off, deduction or counterclaim. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

d)	The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by the Borrower under a Loan Document shall be rounded to 2 decimal places.

SECTION 4.9. Replacement Lenders, etc. If the Borrower shall be required to make any payment to any Lender pursuant to Clause 6 of Exhibit F or Sections 4.3, 4.4, 4.5, 4.6 or 4.7, the Borrower shall be entitled at any time (so long as no Default and no Prepayment Event shall have occurred and be continuing) within 180 days after receipt of notice from such Lender of such required payment to (a) terminate such Lender’s Commitment (where upon the Percentage of each other Lender shall automatically be adjusted to an amount equal to such Lender’s ratable share of the remaining Commitments), (b) prepay the affected portion of such Lender’s Loan in full, together with accrued interest thereon through the date of such prepayment (provided that the Borrower shall not terminate any Lender’s Commitment pursuant to clause (a) or prepay any such Lender pursuant to this clause (b) without replacing such Lender pursuant to the following clause (c) until a 30-day period shall have elapsed during which the Borrower and the Facility Agent shall have attempted in good faith to replace such Lender), and/or (c) replace such Lender with another financial institution reasonably acceptable to the Facility Agent and (if the Fixed Rate applies) BpiFAE, provided that (i) each such transfer shall be either a transfer of all of the rights and obligations of the transferring Lender under this Agreement or a transfer of a portion of such rights and obligations made concurrently with another such transfer or other such transfers that together cover all of the rights and obligations of the transferring Lender under this Agreement and (ii) no Lender shall be obligated to make any such transfer as a result of a demand by the Borrower pursuant to this Section unless and until such Lender shall have received one or more payments from either the Borrower or one or more Assignee Lenders in an aggregate amount at least equal to the aggregate outstanding principal amount of the Loan owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement. Each Lender represents and warrants to the Borrower that, as of the Signing Date (or, with respect to any Lender not a party hereto on the Signing Date, on the date that such Lender becomes a party hereto), there is no existing treaty, law, regulation, regulatory requirement, interpretation, directive, guideline, decision or request pursuant to which such Lender would be entitled to request any payments under any of Clause 6 of Exhibit F or Sections 4.3, 4.4, 4.5, 4.6 and 4.7 to or for account of such Lender.

SECTION 4.10. Sharing of Payments.

SECTION 4.10.1. Payments to Lenders. If a Lender (a "Recovering Lender") receives or recovers any amount from the Borrower other than in accordance with Section 4.8 (Payments, Computations, etc.) (a "Recovered Amount") and applies that amount to a payment due under the Loan Documents then:

a)	the Recovering Lender shall, within three (3) Business Days, notify details of the receipt or recovery to the Facility Agent;

b)	the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Lender would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with the said Section 4.8, without taking account of any taxes which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

c)	the Recovering Lender shall, within three (3) Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Lender as its share of any payment to be made, in accordance with any applicable provisions of this Agreement.

SECTION 4.10.2. Redistribution of payments. The Facility Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it between the Lenders (other than the Recovering Lender) (the "Sharing Lenders") in accordance with the provisions of this Agreement towards the obligations of the Borrower to the Sharing Lenders.

SECTION 4.10.3. Recovering Lender's rights. On a distribution by the Facility Agent under Section 4.10.2 of a payment received by a Recovering Lender from the the Borrower, as between the Borrower and the Recovering Lender, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by the Borrower.

SECTION 4.10.4. Reversal of redistribution. If any part of the Sharing Payment received or recovered by a Recovering Lender becomes repayable and is repaid by that Recovering Lender, then:

a)	each Sharing Lender shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Lender an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Lender for its proportion of any interest on the Sharing Payment which that Recovering Lender is required to pay) (the "Redistributed Amount"); and

b)	as between the Borrower and each relevant Sharing Lender, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by the Borrower.

SECTION 4.10.5 Exceptions.

a)	This Section 4.10 shall not apply to the extent that the Recovering Lender would not, after making any payment pursuant to this Section 4.10, have a valid and enforceable claim against the Borrower.

b)	A Recovering Lender is not obliged to share with any other Lender any amount which the Recovering Lender has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified the other Lender of the legal or arbitration proceedings; and

(ii)	the other Lender had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 4.11. Set-off. Upon the occurrence and during the continuance of an Event of Default or a Prepayment Event, each Lender shall have, to the extent permitted by applicable law, the right to appropriate and apply to the payment of the Obligations then due and owing to it any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided that any such appropriation and application shall be subject to the provisions of Section 4.10. Each Lender agrees promptly to notify the Borrower and the Facility Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of set-off under applicable law or otherwise) which such Lender may have.

SECTION 4.12. Use of Proceeds. The Borrower shall apply the proceeds of the Loan made available to the Borrower in respect of the Additional Advances and, as applicable, the Accordion Advances for the purpose of making payments of, or reimbursing the Borrower for payments already made for, the amounts referred to in clauses 5.2, 5.3, 5.4 and/or 6 of the Novation Agreement and, without limiting the foregoing, no proceeds of the Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any “margin stock”, as defined in F.R.S. Board Regulation U.

SECTION 4.13. FATCA Information.

a)	Subject to paragraph c) below, each party (other than the Borrower) shall, within ten Business Days of a reasonable request by another party (other than the Borrower):

(i)	confirm to that other party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)	supply to that other party such forms, documentation and other information relating to its status under FATCA as that other party reasonably requests for the purposes of that other party's compliance with FATCA;

(iii)	supply to that other party such forms, documentation and other information relating to its status as that other party reasonably requests for the purposes of that other party's compliance with any other law, regulation, or exchange of information regime.

b)	If a party confirms to another party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that party shall notify that other party reasonably promptly.

c)	Paragraph a) above shall not oblige any Lender or the Facility Agent to do anything, and paragraph a)(iii) above shall not oblige any other party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

d)	If a party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such party shall be treated for the purposes of the Loan Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the party in question provides the requested confirmation, forms, documentation or other information.

e)	Each party may make a FATCA Deduction from a payment under this Agreement that it is required to be made by FATCA, and any payment required in connection with that FATCA Deduction, and no party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

SECTION 4.14. Resignation of the Facility Agent. The Facility Agent shall resign (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent) if, either:

a)	the Facility Agent fails to respond to a request under Section 4.13 and a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party;

b)	the information supplied by the Facility Agent pursuant to Section 4.13 indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party; or

c)	the Facility Agent notifies the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party;

and (in each case) a Lender reasonably believes that a party to this Agreement will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and that Lender, by notice to the Facility Agent, requires it to resign.

ARTICLE V

CONDITIONS TO BORROWING

SECTION 5.1. Advance of the Loan. The obligation of the Lenders to fund the relevant portion of the Loan to be made available on the Actual Delivery Date shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1. The Facility Agent shall promptly advise the Lenders of the satisfaction of the conditions precedent set forth in this Section 5.1 prior to funding on the Actual Delivery Date.

SECTION 5.1.1. Resolutions, etc. The Facility Agent shall have received from the Borrower:

a)	a certificate of its Secretary or Assistant Secretary as to the incumbency and signatures of those of its officers authorized to act with respect to this Agreement and each other Loan Document and as to the truth and completeness of the attached:

(x)  resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement and each other Loan Document, and

(y)  Organic Documents of the Borrower,

and upon which certificate the Lenders may conclusively rely until the Facility Agent shall have received a further certificate of the Secretary or Assistant Secretary of the Borrower canceling or amending such prior certificate; and

b)	a Certificate of Good Standing issued by the relevant Liberian authorities in respect of the Borrower.

SECTION 5.1.2. Opinions of Counsel. The Facility Agent shall have received opinions, addressed to the Facility Agent, the Security Trustee (in relation to a) and b) below) and each Lender from:

a)	Watson Farley & Williams LLP, counsel to the Borrower, as to Liberian Law, covering the matters set forth in Exhibit B-1 hereto;

b)	Norton Rose Fulbright LLP, counsel to the Facility Agent and the Lenders, covering the matters set forth in Exhibit B-2 hereto and, if the BpiFAE Insurance Policy is to be re-issued or replaced on or about the Actual Delivery Date, Exhibit B-3 hereto; and

c)	Clifford Chance US LLP, United States tax counsel to the Facility Agent for the benefit of the Lenders, covering the matters set forth in Exhibit B-4 hereto,

each such opinion to be updated to take into account all relevant and applicable Loan Documents at the time of issue thereof.

SECTION 5.1.3. BpiFAE Insurance Policy.

a)	For any part of the Loan other than an Accordion Advance, the Facility Agent shall:

(i)             have received the BpiFAE Insurance Policy duly issued; and

(ii)             not have received any notice from BpiFAE seeking the cancellation, suspension or termination of the BpiFAE Insurance Policy or the suspension of the drawing of the Additional Advances.

b)	For any Accordion Advance, the Facility Agent shall:

(i)             have received the BpiFAE Insurance Policy duly issued and, where required by BpiFAE, an amendment to the BpiFAE Insurance Policy duly issued in respect of that Accordion Advance; and

(ii)             not have received any notice from BpiFAE seeking the cancellation, suspension or termination of the BpiFAE Insurance Policy or the suspension of the drawing of that Accordion Advance or any of the other Advances, and if the conditions precedent referred to in this sub-paragraph b) are not satisfied this shall not, without prejudice to the other conditions precedent set out in this Section 5, affect the availability of any other part of the Loan.

SECTION 5.1.4. Closing Fees, Expenses, etc. The Facility Agent shall have received for its own account, or for the account of each Lender or BpiFAE, as the case may be, all fees that the Borrower shall have agreed in writing to pay to the Facility Agent (whether for its own account or for the account of any of the Lenders) that are due and owing as of the date of such funding and all invoiced expenses of the Facility Agent (including the agreed fees and expenses of counsel to the Facility Agent and the BpiFAE Premium) required to be paid by the Borrower pursuant to Section 11.3 or that the Borrower has otherwise agreed in writing to pay to the Facility Agent, in each case on or prior to the date of such funding.

SECTION 5.1.5. Compliance with Warranties, No Default, etc. Both before and after giving effect to the funding of the Loan the following statements shall be true and correct:

a)	the representations and warranties set forth in Article VI (excluding, however, those set forth in Section 6.10) shall be true and correct in all material respects except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct, with the same effect as if then made; and

b)	no Default and no Prepayment Event and no event which (with notice or lapse of time or both) would become a Prepayment Event shall have then occurred and be continuing.

SECTION 5.1.6. Loan Request. The Facility Agent shall have received a Loan Request duly executed by the Borrower together with:

a)	where an Additional Advance is requested in respect of the Non-Yard Costs, the Delivery Non-Yard Costs Certificate;

b)	certified as true (by the Builder) copies of the invoice and supporting documents received by the Builder from the Borrower pursuant to Appendix C of the Construction Contract in relation to the Paid Non-Yard Costs to be financed as at the time of issue and a declaration from the Borrower in substantially the form set forth in Exhibit D hereto that the requirements for a minimum 10% French content in respect of Non-Yard Costs have been fulfilled;

c)	a copy of the final commercial invoice from the Builder showing the amount of the Contract Price (including the Non-Yard Costs and the Other Basic Contract Price Increases (together with any Change Orders)) and the portion thereof payable to the Builder on the Actual Delivery Date under the Construction Contract; and

d)	copies of the wire transfers for all payments by the Borrower to the Builder under the Construction Contract in respect of the Basic Contract Price to the extent not already provided as part of the drawdown conditions for drawdowns made by the Original Borrower.

SECTION 5.1.7. Foreign Exchange Counterparty Confirmations. The Facility Agent shall have received the documentation and other information referred to in clause 5.6 of the Novation Agreement.

SECTION 5.1.8. Protocol of delivery. The Facility Agent shall have received a copy of the protocol of delivery and acceptance under the Construction Contract duly signed by the Builder and the Borrower or the Nominated Owner to be notified to the Facility Agent.

SECTION 5.1.9. Title to Purchased Vessel. The Facility Agent shall have received evidence that the Purchased Vessel is legally and beneficially owned by the Borrower or the Nominated Owner (as the case may be), free of all recorded Liens, other than Liens permitted by Section 7.2.2 (but subject to Section 7.2.9) and, to the extent not yet discharged, the Mortgage (as defined in the Novation Agreement).

SECTION 5.1.10. Interest Stabilisation. If (having regard to Section 3.3.2) it is intended that the Fixed Rate is to apply to the Loan (or any relevant part of it), the Facility Agent shall have received a duly executed fixed rate approval from BpiFAE issued to the Lenders in respect of the Fixed Rate applicable to the Loan (or the relevant part of it) and shall have been informed by the French Authorities of the conditions of the interest make-up mechanisms (stabilisation du taux d'intérêt) applicable to the Loan (or the relevant part of it) under the applicable Interest Stabilisation Agreement in respect of the Lenders, such conditions to specify, among other things, that the Fixed Rate has been retained under the interest make-up mechanisms applicable to the Loan (or the relevant part of it).

In relation to Section 5.1.10, if the Fixed Rate is to apply to the Loan (or any relevant part of it) and a Lender (an “Ineligible Lender”) of that part of the Loan becomes ineligible or otherwise ceases to be a party to an Interest Stabilisation Agreement, it shall promptly upon becoming aware thereof (and by no later than 15 Business Days before the anticipated Actual Delivery Date) notify the Borrower and the Facility Agent.

Following receipt of such a notice, the Facility Agent shall give to the Borrower at least 10 Business Days’ prior notice stating if the condition precedent in Section 5.1.10 will not be satisfied due to the Ineligible Lender but would be satisfied by the replacement of the Ineligible Lender as set out below, with such replacement to take effect for the purpose of this Section on the Actual Delivery Date.

On its receipt of such notice from the Facility Agent, the Borrower shall be entitled, at any time thereafter and without prejudice to any rights and remedies it may have against such Ineligible Lender pursuant to Section 3.3.3, to replace such Ineligible Lender with another bank or financial institution reasonably acceptable to the Facility Agent and BpiFAE with effect from the Actual Delivery Date, provided that (i) each such transfer shall be either a transfer of all of the rights and obligations of the Ineligible Lender under this Agreement or a transfer of a portion of such rights and obligations made concurrently with another such transfer or other such transfers that together cover all of the rights and obligations of the Ineligible Lender under this Agreement and (ii) no Lender shall be obligated to make effective any such transfer as a result of a demand by the Borrower pursuant to this Section unless and until such Lender shall have received one or more payments from one or more Assignee Lenders in an aggregate amount equal to the aggregate outstanding principal amount of the portion of the Novated Loan Balance which, immediately following the Effective Time, would have been owing to such Lender pursuant to Section 2.3(a) had that Lender not been replaced prior to the Effective Time. The Facility Agent shall, at the request of the Borrower, use reasonable efforts to assist the Borrower in finding a bank or financial institution acceptable to the Borrower to replace such Ineligible Lender, and taking such other steps that may be reasonably required and which are within the control of the Facility Agent to assist with the satisfaction of the condition precedent in Section 5.1.10 prior to funding on the Actual Delivery Date.

Provided however the Borrower shall be entitled, without prejudice to its rights and remedies pursuant to Section 3.3.3, to elect that if at the Actual Delivery Date the condition precedent in Section 5.1.10 is not satisfied the Floating Rate should apply to the Loan, such election to be made by notice in writing to the Facility Agent not less than five (5) Business Days prior to the anticipated Actual Delivery Date in which event, subject to the approval of BpiFAE, the Loan shall bear interest at the Floating Rate and the condition set out in Section 5.1.10 shall be deemed waived by the Lenders.

The Facility Agent shall, promptly after the Borrower’s request, advise the Borrower whether it is aware (based solely on information obtained from BpiFAE and other French Authorities and/or received from the Lenders at the time of any such request and without any liability on the Facility Agent for the accuracy of that information) that the condition precedent in Section 5.1.10 will not or may not be satisfied as required by Section 5.1.10.

SECTION 5.1.11. Escrow Account Security and Escrow Agency and Trust Agreement. The Facility Agent shall have received:

a)	the Escrow Account Security duly executed by the Borrower together with a duly executed notice of charge and acknowledgement thereto executed by the Borrower and the Escrow Account Bank respectively; and

b)	the Escrow Agency and Trust Deed duly executed by the parties thereto.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

To induce the Lenders and the Facility Agent to enter into this Agreement and to make the Loan hereunder, the Borrower represents and warrants to the Facility Agent and each Lender as set forth in this Article VI as of the Actual Delivery Date (in each case except as otherwise stated).

SECTION 6.1. Organization, etc. The Borrower is a corporation validly organized and existing and in good standing under the laws of its jurisdiction of incorporation; the Borrower is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; and the Borrower has full power and authority, has taken all corporate action and holds all governmental and creditors’ licenses, permits, consents and other approvals necessary to enter into each Loan Document to which it is a party and to perform the Obligations.

SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement and each other Loan Document, are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not:

a)	contravene the Borrower’s Organic Documents;

b)	contravene any law or governmental regulation of any Applicable Jurisdiction except as would not reasonably be expected to result in a Material Adverse Effect;

c)	contravene any court decree or order binding on the Borrower or any of its property except as would not reasonably be expected to result in a Material Adverse Effect;

d)	contravene any contractual restriction binding on the Borrower or any of its property except as would not reasonably be expected to result in a Material Adverse Effect; or

e)	result in, or require the creation or imposition of, any Lien on any of the Borrower’s properties except as would not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Agreement or any other Loan Document (except for authorizations or approvals not required to be obtained on or prior to the Actual Delivery Date or that have been obtained or actions not required to be taken on or prior to the Actual Delivery Date or that have been taken). The Borrower holds all governmental licenses, permits and other approvals required to conduct its business as conducted by it on the Actual Delivery Date, except to the extent the failure to hold any such licenses, permits or other approvals would not have a Material Adverse Effect.

SECTION 6.4. Compliance with Environmental Laws. The Borrower is in compliance with all applicable Environmental Laws, except to the extent that the failure to so comply would not have a Material Adverse Effect.

SECTION 6.5. Validity, etc. This Agreement constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

SECTION 6.6. No Default, Event of Default or Prepayment Event. No Default, Event of Default or Prepayment Event has occurred and is continuing.

SECTION 6.7. Litigation. There is no action, suit, litigation, investigation or proceeding pending or, to the knowledge of the Borrower, threatened against the Borrower, that (i) except as set forth in filings made by the Borrower with the SEC in the Borrower’s reasonable opinion might reasonably be expected to materially adversely affect the business, operations or financial condition of the Borrower and its Subsidiaries (taken as a whole) (collectively, “Material Litigation”) or (ii) purports to affect the legality, validity or enforceability of the Loan Documents or the consummation of the transactions contemplated hereby.

SECTION 6.8. The Purchased Vessel. Immediately following the delivery of the Purchased Vessel to the Borrower under the Construction Contract, the Purchased Vessel will be:

a)	legally and beneficially owned by the Borrower or one of the Borrower’s wholly owned Subsidiaries,

b)	registered in the name of the Borrower or one of the Borrower’s wholly owned Subsidiaries under the Bahamian or Maltese flag or such other flag as the parties may mutually agree,

c)	classed as required by Section 7.1.4(b),

d)	free of all recorded Liens, other than Liens permitted by Section 7.2.2 (but subject to Section 7.2.9),

e)	insured against loss or damage in compliance with Section 7.1.5, and

f)	exclusively operated by or chartered to the Borrower or one of the Borrower’s wholly owned Subsidiaries.

SECTION 6.9. Obligations rank pari passu; Liens.

a)	The Obligations rank at least pari passu in right of payment and in all other respects with all other unsecured unsubordinated Indebtedness of the Borrower other than Indebtedness preferred as a matter of law.

b)	As at the date of this Agreement, the provisions of this Agreement which permit or restrict the granting of Liens are no less favorable than the provisions permitting or restricting the granting of Liens in any other agreement entered into by the Borrower with any other person providing financing or credit to the Borrower.

SECTION 6.10. Withholding, etc.. As of the Signing Date, no payment to be made by the Borrower under any Loan Document is subject to any withholding or like tax imposed by any Applicable Jurisdiction.

SECTION 6.11. No Filing, etc. Required. No filing, recording or registration and no payment of any stamp, registration or similar tax is necessary under the laws of any Applicable Jurisdiction to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement or the other Loan Documents (except for filings, recordings, registrations or payments not required to be made on or prior to the Actual Delivery Date or that have been made).

SECTION 6.12. No Immunity. The Borrower is subject to civil and commercial law with respect to the Obligations. Neither the Borrower nor any of its properties or revenues is entitled to any right of immunity in any Applicable Jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to the Obligations (to the extent such suit, court jurisdiction, judgment, attachment, set-off, execution, legal process or remedy would otherwise be permitted or exist).

SECTION 6.13. Investment Company Act. The Borrower is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 6.14. Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of the Loan will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U. Terms for which meanings are provided in F.R.S. Board Regulation U or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

SECTION 6.15. Accuracy of Information. The financial and other information (other than financial projections or other forward looking information) furnished to the Facility Agent and the Lenders in writing by or on behalf of the Borrower by its chief financial officer, treasurer or corporate controller in connection with the negotiation of this Agreement is, when taken as a whole, to the best knowledge and belief of the Borrower, true and correct and contains no misstatement of a fact of a material nature. All financial projections, if any, that have been furnished to the Facility Agent and the Lenders in writing by or on behalf of the Borrower by its chief financial officer, treasurer or corporate controller in connection with this Agreement have been or will be prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time made (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, and that no assurance can be given that the projections will be realized). All financial and other information furnished to the Facility Agent and the Lenders in writing by or on behalf of the Borrower by its chief financial officer, treasurer or corporate controller after the date of this Agreement shall have been prepared by the Borrower in good faith.

SECTION 6.16. Compliance with Laws. The Borrower is in compliance with all applicable laws, rules, regulations and orders, except to the extent that the failure to so comply does not and could not reasonably be expected to have a Material Adverse Effect, and the Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. The Borrower and its Subsidiaries and, to the knowledge of the Borrower, their respective officers, employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions, in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in Borrower being designated as a Sanctioned Person. None of (a) the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.

ARTICLE VII

COVENANTS

SECTION 7.1. Affirmative Covenants. The Borrower agrees with the Facility Agent and each Lender that, from the Effective Date (or, where applicable, from such time as may be stated in any applicable provision below) until all Commitments have terminated and all Obligations have been paid in full, the Borrower will perform the obligations set forth in this Section 7.1.

SECTION 7.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to the Facility Agent (with sufficient copies for distribution to each Lender) the following financial statements, reports, notices and information:

a)	as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, a copy of the Borrower’s report on Form 10-Q (or any successor form) as filed by the Borrower with the SEC for such Fiscal Quarter, containing unaudited consolidated financial statements of the Borrower for such Fiscal Quarter (including a balance sheet and profit and loss statement) prepared in accordance with GAAP, subject to normal year-end audit adjustments;

b)	as soon as available and in any event within 120 days after the end of each Fiscal Year of the Borrower, a copy of the Borrower’s annual report on Form 10-K (or any successor form) as filed by the Borrower with the SEC for such Fiscal Year, containing audited consolidated financial statements of the Borrower for such Fiscal Year prepared in accordance with GAAP (including a balance sheet and profit and loss statement) and audited by PricewaterhouseCoopers LLP or another firm of independent public accountants of similar standing;

c)	together with each of the statements delivered pursuant to the foregoing paragraph (a) or (b), a certificate, executed by the chief financial officer, the treasurer or the corporate controller of the Borrower, setting out, as of the last day of the relevant Fiscal Quarter or Fiscal Year, computations as to compliance with the covenants set forth in Section 7.2.4 (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Facility Agent);

d)	as soon as possible after the occurrence of a Default or Prepayment Event, a statement of the chief financial officer of the Borrower setting forth details of such Default or Prepayment Event (as the case may be) and the action which the Borrower has taken and proposes to take with respect thereto;

e)	as soon as the Borrower becomes aware thereof, notice of any Material Litigation except to the extent that such Material Litigation is disclosed by the Borrower in filings with the SEC;

f)	as soon as the Borrower becomes aware thereof, notice of any event which, in its reasonable opinion, would be expected to materially adversely affect the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole;

g)	promptly after the sending or filing thereof, copies of all reports which the Borrower sends to all holders of each security issued by the Borrower, and all registration statements which the Borrower or any of its Subsidiaries files with the SEC or any national securities exchange;

h)	such other information respecting the condition or operations, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole as any Lender through the Facility Agent may from time to time reasonably request (including an update to any information and projections previously provided to the Lenders where these have been prepared and are available);

i)	on one occasion during each calendar year from the Novation Effective Time, the environmental plan of the Borrower (and including the Group’s carbon emissions for the past two years (calculated according to methodologies defined by the IMO or any other public methodology specified by the Borrower); and

j)	following the repayment of all sums described as 'Deferred Tranches’ in each ECA Financing of the Borrower and its Subsidiaries for which “Deferred Tranches” exist, within 5 Business Days of any Group Member agreeing to any new, modified or substitute financial covenants of the type or similar to the financial covenants set out in Section 7.2.4 in respect of any of its Indebtedness for borrowed money, the Borrower shall provide written notice to the Facility Agent of such agreement (and setting out full details of the relevant new, modified or substitute financial covenants) and, if requested by the Facility Agent (acting upon the instructions of the Required Lenders), the Borrower and the Lenders shall discuss in good faith whether or not such new, modified or substitute financial covenants shall be incorporated into this Agreement and, if agreed, the parties shall promptly enter into an amendment agreement to reflect such agreement, provided that information required to be furnished to the Facility Agent under subsections (a), (b), (g) and (i) of this Section 7.1.1 shall be deemed furnished to the Facility Agent when available free of charge on the Borrower’s website at http://www.rclinvestor.com or the SEC’s website at http://www.sec.gov.

SECTION 7.1.2. Approvals and Other Consents. The Borrower will obtain (or cause to be obtained) all such governmental licenses, authorizations, consents, permits and approvals as may be required for (a) the Borrower to perform its obligations under the Loan Documents to which it is a party and (b) the operation of the Purchased Vessel in compliance with all applicable laws, except, in each case, to the extent that failure to obtain (or cause to be obtained) such governmental licenses, authorizations, consents, permits and approvals would not be expected to have a Material Adverse Effect.

SECTION 7.1.3. Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, except (other than as described in clauses (a) and (f) below) to the extent that the failure to so comply would not have a Material Adverse Effect, which compliance shall in any case include (but not be limited to):

a)	in the case of the Borrower, the maintenance and preservation of its corporate existence (subject to the provisions of Section 7.2.6);

b)	in the case of the Borrower, maintenance of its qualification as a foreign corporation in the State of Florida;

c)	the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent being diligently contested in good faith by appropriate proceedings;

d)	compliance with all applicable Environmental Laws;

e)	compliance with all anti-money laundering and anti-corrupt practices laws applicable to the Borrower, including by not making or causing to be made any offer, gift or payment, consideration or benefit of any kind to anyone, either directly or indirectly, as an inducement or reward for the performance of any of the transactions contemplated by this agreement to the extent the same would be in contravention of such applicable laws; and

f)	the Borrower will maintain in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.

SECTION 7.1.4. The Purchased Vessel. The Borrower will:

a)	cause the Purchased Vessel to be exclusively operated by or chartered to the Borrower or one of the Borrower’s wholly owned Subsidiaries, provided that the Borrower or such Subsidiary may charter out the Purchased Vessel (i) to entities other than the Borrower and the Borrower’s wholly owned Subsidiaries and (ii) on a time charter with a stated duration not in excess of one year;

b)	cause the Purchased Vessel to be kept in such condition as will entitle her to classification by a classification society of recognized standing;

c)	provide the following to the Facility Agent with respect to the Purchased Vessel:

(i)	evidence as to the ownership of the Purchased Vessel by the Borrower, the Nominated Owner or one of the Borrower’s wholly owned Subsidiaries; and

(ii)	evidence of no recorded Liens on the Purchased Vessel, other than Liens permitted pursuant to Section 7.2.2 (but subject to Section 7.2.9);

d)	within seven days after the Actual Delivery Date, provide the following to the Facility Agent with respect to the Purchased Vessel:

(i)	evidence of the class of the Purchased Vessel; and

(ii)	evidence as to all required insurance being in effect with respect to the Purchased Vessel; and

e)	on or before the later of (i) 31 July and (ii) 30 days after its own receipt of a Statement of Compliance in each calendar year, supply, or procure the supply, to the Facility Agent (for distribution to BpiFAE and the Lenders) (in each case at the cost of the Borrower) of all information necessary in order for any Lender to comply with its obligations under the Poseidon Principles in respect of the preceding year, including, without limitation, all ship fuel oil consumption data required to be collected and reported in accordance with Regulation 22A of Annex VI (as collated and reported to the Purchased Vessel’s flag state using the verification report submitted to that flag state) and any Statement of Compliance, in each case relating to the Purchased Vessel for the preceding calendar year, provided always that such information shall be confidential information for the purposes of Section 11.15 and, accordingly, no Lender shall publicly disclose such information with the identity of the Purchased Vessel or the Borrower (or, if applicable, the Borrower’s wholly owned Subsidiary that then owns the Purchased Vessel) without the prior written consent of the Borrower (it being expressly agreed however that, in accordance with the Poseidon Principles, such information will form part of the information published regarding the relevant Lender’s portfolio climate alignment).

SECTION 7.1.5. Insurance. The Borrower will maintain or cause to be maintained with responsible insurance companies insurance with respect to the Purchased Vessel against such casualties, third-party liabilities and contingencies and in such amounts, in each case, as is customary for other businesses of similar size in the passenger cruise line industry (provided that in no event will the Borrower or any Subsidiary be required to obtain any business interruption, loss of hire or delay in delivery insurance) and will, upon request of the Facility Agent, furnish to the Facility Agent (with sufficient copies for distribution to each Lender) at reasonable intervals a certificate of a senior officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and certifying as to compliance with this Section.

SECTION 7.1.6. Books and Records. The Borrower will keep books and records that accurately reflect all of its business affairs and transactions and permit the Facility Agent and each Lender or any of their respective representatives, at reasonable times and intervals and upon reasonable prior notice, to visit each of its offices, to discuss its financial matters with its officers and to examine any of its books or other corporate records.

SECTION 7.1.7. BpiFAE Insurance Policy/French Authority Requirements. The Borrower shall, on the reasonable request of the the Facility Agent, provide such other information as required under the BpiFAE Insurance Policy and/or, if the Fixed Rate applies, an Interest Stabilisation Agreement as necessary to enable the Facility Agent to obtain the full support of the relevant French Authority pursuant to the BpiFAE Insurance Policy and/or (if applicable) the relevant Interest Stabilisation Agreement (as the case may be). The Borrower must pay to the Facility Agent the amount of all reasonable costs and expenses reasonably incurred by the Facility Agent in connection with complying with a request by any French Authority for any additional information necessary or desirable in connection with the BpiFAE Insurance Policy or, if the Fixed Rate applies, the Interest Stabilisation Agreement (as the case may be); provided that the Borrower is consulted before BpiFAE incurs any such cost or expense.

SECTION 7.1.8. Equal Treatment with Pari Passu Creditors. The Borrower undertakes with the Facility Agent that it shall ensure (and shall procure that each other Group Member shall ensure) that the Lenders are treated equally in all respects with all other Pari Passu Creditors, and accordingly:

a)	prior to any Group Member entering into any Restricted Credit Enhancement with a Pari Passu Creditor, the Borrower shall promptly notify the Facility Agent (and such notification shall include details of the new Lien or Group Member Guarantee and shall otherwise be in form and substance reasonably satisfactory to the Facility Agent); and

b)	at the same time as any relevant Restricted Credit Enhancement is provided to the relevant Pari Passu Creditor, the Borrower, any relevant Group Member and the Lenders shall enter into such documentation as may be necessary in the reasonable opinion of the Facility Agent to ensure that the Lenders benefit from that Restricted Credit Enhancement on the same terms as the relevant Pari Passu Creditor(s) and, where that Restricted Credit Enhancement is a Lien or Group Member Guarantee, to share in that Lien or Group Member Guarantee on a pari passu basis (and the Lenders agree to enter into such intercreditor documentation to reflect such pari passu ranking (in a form and substance satisfactory to the Lenders (acting reasonably)) as may be required in connection with such arrangements).

SECTION 7.2. Negative Covenants. The Borrower agrees with the Facility Agent and each Lender that, from the Effective Date until all Commitments have terminated and all Obligations have been paid and performed in full (or until such earlier date as may be referred to in this Section 7.2), the Borrower will perform the obligations set forth in this Section 7.2.

SECTION 7.2.1. Business Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any principal business activity other than those engaged in by the Borrower and its Subsidiaries on the date hereof and other business activities reasonably related, ancillary or complimentary thereto or that are reasonable extensions thereof.

SECTION 7.2.2. Subsidiary Indebtedness and Liens.

(a)	Except to the extent permitted by Section 7.2.2(b) below:

(i)	the Borrower will not permit:

A.	any of its Principal Subsidiaries to incur any Indebtedness other than Permitted Principal Subsidiary Indebtedness; and

B.	any of its Non-Principal Subsidiaries to incur any Indebtedness other than Permitted Non-Principal Subsidiary Indebtedness; and

(ii)	the Borrower (having regard, in the case of any ECA Financed Vessel, to Section 7.2.9) will not, and will not permit any of its Subsidiaries to, permit to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired other than Permitted Liens.

(b)	Section 7.2.2(a) shall not, however, prohibit any Indebtedness or Lien provided that (but again having regard, in the case of any ECA Financed Vessel, to Section 7.2.9) immediately following the incurrence (including any Group Member Guarantees) of the Indebtedness or Lien (as applicable):

(i)	the sum of the aggregate principal amount (without duplication) of (x) Indebtedness incurred by Principal Subsidiaries (excluding Permitted Principal Subsidiary Indebtedness), (y) Indebtedness incurred by Non-Principal Subsidiaries (excluding Permitted Non-Principal Subsidiary Indebtedness) and (z) the Indebtedness secured by Liens (other than Permitted Liens) granted by any Group Member does not exceed 30.0% of the total assets of the Borrower and its Subsidiaries taken as a whole as determined in accordance with GAAP as at the last day of the most recent ended Fiscal Quarter; and

(ii)	the sum of the aggregate principal amount (without duplication) of (x) Indebtedness incurred by Principal Subsidiaries (excluding Permitted Principal Subsidiary Indebtedness) and (y) the Indebtedness secured by Liens (excluding Permitted Liens) granted by any Group Member does not exceed 10.0% of the total assets of the Borrower and its Subsidiaries taken as a whole as determined in accordance with GAAP as at the last day of the most recent ended Fiscal Quarter.

SECTION 7.2.3. [Intentionally Omitted]

SECTION 7.2.4. Financial Condition. The Borrower will not permit:

a)	Net Debt to Capitalization Ratio, as at the end of any Fiscal Quarter, to be greater than 0.625 to 1; and

b)	The Fixed Charge Coverage Ratio to be less than 1.25 to 1 as at the last day of any Fiscal Quarter.

SECTION 7.2.5 [Intentionally omitted]

SECTION 7.2.6. Consolidation, Merger, etc. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, except:

a)	any such Subsidiary may (i) liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Subsidiary, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary or (ii) merge with and into another Person in connection with a sale or other disposition permitted by Section 7.2.7; and

b)	so long as no Event of Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may merge into any other Person, or any other Person may merge into the Borrower or any such Subsidiary, or the Borrower or any of its Subsidiaries may purchase or otherwise acquire all or substantially all of the assets of any Person, in each case so long as:

(i)	after giving effect thereto, the Stockholders’ Equity of the Borrower and its Subsidiaries is at least equal to 90% of such Stockholders’ Equity immediately prior thereto; and

(ii)	in the case of a merger involving the Borrower where the Borrower is not the surviving corporation, (and without prejudice to the provisions of Sections 3.2b) and c) and 9.1.10, which shall not restrict the proposed merger but which can still apply to the extent that the proposed merger would give rise to any of the events or circumstances contemplated by such Sections):

(A)	the surviving corporation shall have assumed in writing, delivered to the Facility Agent, all of the Borrower’s obligations hereunder and under the other Loan Documents; and

(B)	the surviving corporation shall, promptly upon the request of the Facility Agent or any Lender, supply such documentation and other evidence as is reasonably requested by the Facility Agent or any Lender in order for the Facility Agent or such Lender to carry out and be satisfied it has complied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations.

Section 7.2.7. Asset Dispositions, etc. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or substantially all of the assets of (a) the Borrower or (b) the Subsidiaries of the Borrower, taken as a whole, except sales of assets between or among the Borrower and Subsidiaries of the Borrower.

Section 7.2.8. Borrower’s Procurement Undertaking. Where any of the covenants set out in this Agreement require performance by any Subsidiary of the Borrower, the Borrower shall procure the performance of that obligation by such Subsidiary.

SECTION 7.2.9. Negative Pledge over ECA Financed Vessels

For the purposes of this Section 7.2.9

“repaid” means scheduled repayments or voluntary or mandatory prepayment and not repayments arising following the acceleration of the relevant ECA Financing after the occurrence of an Event of Default; and

“credit support” means a Lien over any ECA Financed Vessel granted by any Group Member or a Group Member Guarantee from a Group Member (other than the Borrower) that owns (directly or indirectly) any ECA Financed Vessel.

In connection with the granting of any Lien or Group Member Guarantee pursuant to Section 7.2.2(b) above, no Group Member shall use any ECA Financed Vessel as credit support in respect of any Indebtedness except:

(i)	if more than 75.0% of the aggregate principal amount of Indebtedness originally incurred under the ECA Financing in respect of that ECA Financed Vessel has been repaid by the relevant Group Member, that Group Member shall be entitled to grant credit support over or in respect of that ECA Financed Vessel on the basis of, and subject to compliance with, Section 7.2.2(b); and

(ii)	if an amount equal to or higher than 15.0% but less than or equal to 75% of the aggregate principal amount of Indebtedness originally incurred under the ECA Financing in respect of that ECA Financed Vessel has been repaid by the relevant Group Member (determined at the time the relevant credit support is provided), the relevant Group Member shall be entitled to provide such credit support over that ECA Financed Vessel on the basis of, and subject to the compliance with, the terms of Section 7.2.2(b), provided that the amount of Indebtedness secured or supported (as applicable) by that credit support shall not exceed an amount equal to FV x (A / B), where:

FV = the fair value of that ECA Financed Vessel at the time of the provision of that credit support (as evidenced by the information to be provided pursuant to sub-paragraph (v) below);

A = the aggregate principal amount of Indebtedness incurred under the ECA Financing in respect of that ECA Financed Vessel which has been repaid by the relevant Group Member at the time the credit support is provided; and

B = the amount of Indebtedness originally incurred by the relevant Group Member under the ECA Financing in respect of that ECA Financed Vessel,

it being acknowledged and agreed that:

(i)	where the relevant credit support being provided in accordance with this Section 7.2.9 is a Group Member Guarantee from a Group Member that owns (directly or indirectly) one or more ECA Financed Vessels but does not own (directly or indirectly) any other Vessels, the amount of Indebtedness that can be supported by such Group Member Guarantee shall be equal to the aggregate amount of Indebtedness that would be permitted to be secured under this Section 7.2.9 if, instead of a Group Member Guarantee, each relevant Principal Subsidiary owning each relevant ECA Financed Vessel was to provide a Lien as credit support in respect of that Indebtedness;

(ii)	where the relevant credit support being provided in accordance with this Section 7.2.9 is a Group Member Guarantee from a Group Member that owns (directly or indirectly) one or more ECA Financed Vessels and other Vessels, the restrictions contained in this Section 7.2.9 as to the amount of the Indebtedness that can be supported by such credit support must be preserved at all times and, not later than five Business Days after the date upon which that Group Member grants the relevant Group Member Guarantee, the Borrower shall notify the Facility Agent in writing of such event and shall provide any information as may be reasonably requested by the Facility Agent to verify that the requirements of this Section 7.2.9 have been complied with following the provision of such Group Member Guarantee; and

(iii)	not later than five Business Days after the date upon which a Group Member provides any credit support, the Borrower shall provide the Facility Agent with evidence as to its compliance with this Section 7.2.9, which evidence shall include all required calculations and other information required by the Facility Agent (acting reasonably) to determine such compliance; and

(iv)	no Group Member shall be entitled to use any ECA Financed Vessel as credit support in the manner contemplated by this Section 7.2.9:

(A)	until such time as the relevant Group Member has repaid at least 15.0% of the aggregate principal amount of Indebtedness originally incurred under the ECA Financing in respect of that ECA Financed Vessel; and/or

(B)	at any time in which a Default has occurred and is continuing

SECTION 7.3. Lender incorporated in the Federal Republic of Germany / application of the blocking regulation.

a)	The representations and warranties and covenants given in Sections 6.16 and 7.1.3(f) respectively as far as they relate to compliance with Sanctions, shall only be given, and be applicable to, a Lender insofar as the giving of and compliance with such representations, warranties and covenants do not result in a violation of or conflict with section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) (in conjunction with section 4 paragraph 1 no.3 foreign trade law (AWG) (Außenwirtschaftsgesetz)), any provision of Council Regulation (EC) 2271/1996 or any similar applicable anti-boycott law or regulation, and that Lender (a “Restricted Lender”) has notified the Facility Agent in writing that it does not wish to benefit from the relevant representation, warranty and/or covenant.

b)	In connection with any amendment, waiver, determination or direction relating to Sections 6.16 and/or 7.1.3(f) in circumstances where a Restricted Lender has, in accordance with paragraph a) above, notified the Facility Agent that it does not wish to benefit from the relevant provision, the available Commitments or participation in the Loan, as applicable, of that Restricted Lender will be excluded for the purpose of determining whether the consent of the Required Lenders or all Lenders (as the case may be) has been obtained or whether the determination or direction by the Required Lenders or all the Lenders (as the case may be) has been made or given.

ARTICLE VIII

EVENTS OF DEFAULT

SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an “Event of Default”.

SECTION 8.1.1. Non-Payment of Obligations. The Borrower shall default in the payment when due of any amount payable by it under the Loan Documents in the manner required under the Loan Documents unless such failure is solely as a result of either (a) an administrative or technical error or (b) a Disruption Event, and, in either case, payment is made within 3 Business Days of its due date.

SECTION 8.1.2. Breach of Warranty. Any representation or warranty of the Borrower made or deemed to be made hereunder (including any certificates delivered pursuant to Article V) or under any other Loan Document is or shall be incorrect in any material respect when made.

SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document (other than the covenants set forth in Sections 7.1.1(j), 7.1.4(e) and 7.2.4) and such default shall continue unremedied for a period of five days after notice thereof shall have been given to the Borrower by the Facility Agent or any Lender (or, if (a) such default is capable of being remedied within 30 days (commencing on the first day following such five-day period) and (b) the Borrower is actively seeking to remedy the same during such period, such default shall continue unremedied for at least 35 days after such notice to the Borrower).

SECITON 8.1.4. Default on Other Indebtedness. (a) The Borrower or any of its Principal Subsidiaries shall fail to pay any Indebtedness that is outstanding in a principal amount of at least $100,000,000 (or the equivalent in other currencies) in the aggregate (but excluding Indebtedness hereunder or with respect to Hedging Instruments) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; (b) the occurrence under any Hedging Instrument of an Early Termination Date (as defined in such Hedging Instrument) resulting from (A) any event of default under such Hedging Instrument as to which the Borrower is the Defaulting Party (as defined in such Hedging Instrument) or (B) any Termination Event (as so defined) as to which the Borrower is an Affected Party (as so defined) and, in either event, the termination value with respect to any such Hedging Instrument owed by the Borrower as a result thereof is greater than $100,000,000 and the Borrower fails to pay such termination value when due after applicable grace periods; or (c) any other event shall occur or condition shall exist under any agreement or instrument evidencing, securing or relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to cause or permit the holder or holders of such Indebtedness to cause such Indebtedness to become due and payable prior to its scheduled maturity; or (d) any such Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption or by voluntary agreement), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness is required to be made, in each case prior to the scheduled maturity thereof (other than as a result of any sale or other disposition of any property or assets under the terms of such Indebtedness); provided that any required prepayment or right to require prepayment triggered by terms that are certified by the Borrower to be unique to, but customary in, ship financings shall not constitute an Event of Default under this Section 8.1.4 so long as any required prepayment is made when due. For purposes of determining Indebtedness for any Hedging Instrument, the principal amount of the obligations under any such instrument at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or any Principal Subsidiary would be required to pay if such instrument were terminated at such time.

SECTION 8.1.5. Bankruptcy, Insolvency, etc. The Borrower or any of the Principal Subsidiaries (or any of its other Subsidiaries to the extent that the relevant event described below would have a Material Adverse Effect) shall:

a)	generally fail to pay, or admit in writing its inability to pay, its debts as they become due;

b)	apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for it or any of its property, or make a general assignment for the benefit of creditors;

c)	in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for it or for a substantial part of its property, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that in the case of such an event in respect of the Borrower, such Person hereby expressly authorizes the Facility Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their respective rights under the Loan Documents;

d)	permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of such Subsidiaries, and, if any such case or proceeding is not commenced by the Borrower or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower hereby expressly authorizes the Facility Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their respective rights under the Loan Documents; or

e)	take any corporate action authorizing, or in furtherance of, any of the foregoing.

SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (b) through (d) of Section 8.1.5 shall occur with respect to any Group Member, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of the Loan and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (b) through (d) of Section 8.1.5 with respect to a Group Member) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Facility Agent, upon the direction of the Required Lenders (after consultation with BpiFAE who shall have the right to instruct the Lenders to waive such Event of Default), shall by notice to the Borrower declare all of the outstanding principal amount of the Loan and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of the Loan and other Obligations shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.

ARTICLE IX

PREPAYMENT EVENTS

SECTION 9.1. Listing of Prepayment Events. Each of the following events or occurrences described in this Section 9.1 shall constitute a “Prepayment Event”.

SECTION 9.1.1. Change of Control. There occurs any Change of Control.

SECTION 9.1.2. Unenforceability. Any Loan Document shall cease to be the legally valid, binding and enforceable obligation of the Borrower (other than with respect to provisions of any Loan Document (i) identified as unenforceable in the form of the opinion of the Borrower’s counsel set forth as Exhibit B-1 or in any opinion delivered to the Facility Agent after the Signing Date in connection with this Agreement or (ii) that a court of competent jurisdiction has determined are not material) and such event shall continue unremedied for 15 days after notice thereof has been given to the Borrower by the Facility Agent.

SECTION 9.1.3. Approvals. Any material license, consent, authorization, registration or approval at any time necessary to enable the Borrower or any Principal Subsidiary to conduct its business shall be revoked, withdrawn or otherwise cease to be in full force and effect, unless the same would not have a Material Adverse Effect.

SECTION 9.1.4. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any of the covenants set forth in Sections 4.12, 7.1.1(j), 7.1.4(e) or 7.2.4 and, in the case of Section 7.1.4(e), such default shall continue unremedied for a period of five days after notice thereof shall have been given to the Borrower by the Facility Agent or any Lender (or, if (a) such default is capable of being remedied within 30 days (commencing on the first day following such five-day period) and (b) the Borrower is actively seeking to remedy the same during such period, such default shall continue unremedied for at least 35 days after such notice to the Borrower.

SECTION 9.1.5. Judgments. Any judgment or order for the payment of money in excess of $100,000,000 shall be rendered against the Borrower or any of the Principal Subsidiaries by a court of competent jurisdiction and the Borrower or such Principal Subsidiary shall have failed to satisfy such judgment and either:

a)	enforcement proceedings in respect of any material assets of the Borrower or such Principal Subsidiary shall have been commenced by any creditor upon such judgment or order and shall not have been stayed or enjoined within five (5) Business Days after the commencement of such enforcement proceedings; or

b)	there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

SECTION 9.1.6. Condemnation, etc.. The Purchased Vessel shall be condemned or otherwise taken under color of law or requisitioned and the same shall continue unremedied for at least 20 days, unless such condemnation or other taking would not have a Material Adverse Effect.

SECTION 9.1.7. Arrest. The Purchased Vessel shall be arrested and the same shall continue unremedied for at least 20 days, unless such arrest would not have a Material Adverse Effect.

SECTION 9.1.8. Sale/Disposal of the Purchased Vessel. The Purchased Vessel is sold to a company which is not the Borrower or any other Subsidiary of the Borrower (other than for the purpose of a lease back to the Borrower or any other Subsidiary of the Borrower).

SECTION 9.1.9. BpiFAE Insurance Policy. The BpiFAE Insurance Policy is cancelled for any reason or ceases to be in full force and effect.

SECTION 9.1.10. Illegality. No later than the close of business on the last day of the Option Period related to the giving of any Illegality Notice by an affected Lender pursuant to Section 3.2(b), either: (x) the Borrower has not elected to take an action specified in clause (1) or (2) of Section 3.2(c) or (y) if any such election shall have been made, the Borrower has failed to take the action required in respect of such election. In such circumstances the Facility Agent (at the direction of the affected Lender) shall by notice to the Borrower require the Borrower to prepay in full all principal and interest and all other Obligations owing to such Lender either (i) forthwith or, as the case may be, (ii) on a future specified date not being earlier than the latest date permitted by the relevant law.

SECTION 9.2. Mandatory Prepayment. If any Prepayment Event (other than a Prepayment Event under Section 9.1.10) shall occur and be continuing, the Facility Agent, upon the direction of the Required Lenders, shall by notice to the Borrower require the Borrower to prepay in full on the date of such notice all principal of and interest on the Loan and all other Obligations (and, in such event, the Borrower agrees to so pay the full unpaid amount of the Loan and all accrued and unpaid interest thereon and all other Obligations).

SECTION 9.3. Mitigation. If the Facility Agent or any of the Lenders become aware that an event or circumstance has arisen which will cause the BpiFAE Insurance Policy to be cancelled for any reason or no longer remain in full force and effect they shall notify the Borrower, and the Lenders, the Borrower, and the Facility Agent shall negotiate in good faith for a period of up to 30 days or, if less, the date by which the BpiFAE Insurance Policy shall be terminated or cease to be in full force and effect to determine whether the facility can be restructured and/or the Loan refinanced in a manner acceptable to each of the Lenders in their absolute discretion. The Lenders will use reasonable efforts to involve BpiFAE in such negotiations.

ARTICLE X

THE FACILITY AGENT

SECTION 10.1. Actions. Each Lender hereby appoints J.P. Morgan SE, as its Facility Agent under and for purposes of this Agreement and each other Loan Document. Each Lender authorizes the Facility Agent to act on behalf of such Lender under this Agreement and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Facility Agent (with respect to which the Facility Agent agrees that it will comply, except as otherwise provided in this Section 10.1 or as otherwise advised by counsel or as otherwise instructed by any French Authority, it being understood and agreed that any instructions provided by a French Authority shall prevail), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Facility Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. The Facility Agent shall not be obliged to act on the instructions of any Lender or the Required Lenders if to do so would, in the opinion of the Facility Agent, be contrary to any provision of this Agreement or any other Loan Document or the BpiFAE Insurance Policy or to any law or the conflicting instructions of any French Authority, or would expose the Facility Agent to any actual or potential liability to any third party. As between the Lenders and the Facility Agent, it is acknowledged that the Facility Agent’s duties under this Agreement and the other Loan Documents are solely mechanical and administrative in nature. Each Lender hereby exempts the Facility Agent from the restrictions pursuant to section 181 Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law, in each case to the extent legally possible to such Lender. A Lender which cannot grant such exemption shall notify the Facility Agent accordingly and, upon request of the Facility Agent, either act in accordance with the terms of this Agreement and/or any other Loan Document as required pursuant to this Agreement and/or such other Loan Document or grant a special power of attorney to a party acting on its behalf, in a manner that is not prohibited pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and/or any other applicable laws.

SECTION 10.2. Indemnity. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Facility Agent, pro rata according to such Lender’s Percentage, from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel) that are incurred by or asserted or awarded against, the Facility Agent in any way relating to or arising out of this Agreement and any other Loan Document or any action taken or omitted by the Facility Agent under this Agreement or any other Loan Document; provided that no Lender shall be liable for the payment of any portion of such claims, damages, losses, liabilities and expenses which have resulted from the Facility Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Facility Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Facility Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Facility Agent is not reimbursed for such expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any such indemnified costs, this Section applies whether any such investigation, litigation or proceeding is brought by the Facility Agent, any Lender or a third party. The Facility Agent shall not be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is expressly required to do so under this Agreement or is indemnified hereunder to its satisfaction. If any indemnity in favor of the Facility Agent shall be or become, in the Facility Agent’s determination, inadequate, the Facility Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

SECTION 10.3. Funding Reliance, etc.

a)	Each Lender shall notify the Facility Agent by 4:00 p.m., London time, one day prior to the advance of the Loan if it is not able to fund the following day. Unless the Facility Agent shall have been notified by telephone, confirmed in writing, by any Lender by 4:00 p.m., London time, on the day prior to the advance of the Loan that such Lender will not make available the amount which would constitute its Percentage of the Loan on the date specified therefor, the Facility Agent may assume that such Lender has made such amount available to the Facility Agent and, in reliance upon such assumption, may, but shall not be obliged to, make available to the Borrower a corresponding amount (and for this purpose having regard to the provisions of paragraph (b) below). If and to the extent that such Lender shall not have made such amount available to the Facility Agent, such Lender and the Borrower severally agree to repay the Facility Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Facility Agent made such amount available to the Borrower to the date such amount is repaid to the Facility Agent, at the interest rate applicable at the time to the Loan without premium or penalty.

b)

(i)	Where a sum is to be paid to the Facility Agent under the Finance Documents for another party to this Agreement, the Facility Agent is not obliged to pay that sum to that other party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum

(ii)	Unless paragraph (iii) below applies, if the Facility Agent or its Affiliate or representative on its behalf or at its direction in performing the role of the Facility Agent (the Facility Agent and its applicable Affiliate or representative being an “Agent Entity”) pays an amount to another party to this Agreement (unless sub-paragraph (iii) below applies) or, at the direction of such party, that party’s Affiliate, related fund or representative (such other party and its applicable Affiliate, related fund or representative being an “Other Party Entity”) and it proves to be the case (and for this purpose a statement of the Facility Agent given in good faith shall be prima facie evidence of this) that (A) neither the Facility Agent nor the applicable Agent Entity actually received that amount or (B) such amount was otherwise paid in error (whether such error was known or ought to have been known to such other party or applicable Other Party Entity), then the party to whom that amount (or the proceeds of any related exchange contract) was paid (or on whose direction its applicable Other Party Entity was paid) by the applicable Agent Entity shall hold such amount on trust or, to the extent not possible as a matter of law, for the account (or will procure that its applicable Other Party Entity holds on trust or for the account) of the Agent Entity and on demand (or will procure that its applicable Other Party Entity shall on demand) refund the same to the Agent Entity together with interest on that amount from the date of payment to the date of receipt by the Agent Entity, calculated by the Facility Agent to reflect its cost of funds.

(iii)	If the Facility Agent, upon the Borrower’s written request, is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then, if and to the extent that the Facility Agent does so but it proves to be the case (and for this purpose a statement of the Facility Agent given in good faith shall be prima facie evidence of this) that it does not then receive funds from a Lender (such Lender being a “Defaulting Lender”) in respect of such sum which it paid to the Borrower (or as it may direct) then: (A) the Facility Agent shall notify (and the Lenders expressly acknowledge that the Facility Agent shall be entitled to so notify) the Borrower of the identity of the Defaulting Lender; (B) without prejudice to any rights of the Borrower against the Defaulting Lender under this Agreement (including, without limitation, in relation to any amounts required to be paid by the Borrower under sub-paragraph (C) below) the Borrower shall (or shall procure that its applicable Other Party Entity to whom such amount was paid shall) hold such amount on trust or, to the extent not possible as a matter of law, for the account, of the Facility Agent and on demand refund it to the Facility Agent; and (C) the Defaulting Lender by whom those funds should have been made available or, if that Defaulting Lender fails to do so (and having regard to paragraph (iv) below), the Borrower shall on demand pay to the Facility Agent the amount (as certified by the Facility Agent) which will indemnify the Facility Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from the Defaulting Lender

(iv)	It is expressly acknowledged and agreed that, without prejudice to the requirement of the Borrower to make the payments referred to in paragraphs (ii) and (iii) above:

(A) the Borrower shall not be obliged to pay interest for the account of the Defaulting Lender on the part of the Loan that was not made available by that Defaulting Lender but which was pre-funded by the Facility Agent pursuant to this Section 10.3(b); and

(B) the Defaulting Lender shall indemnify the Borrower for any costs, losses or liabilities incurred by the Borrower arising from the Defaulting Lender’s failure to make any payment under sub-Section (iii) above.

SECTION 10.4. Exculpation. Neither the Facility Agent nor any of its respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence. Without limitation of the generality of the foregoing, the Facility Agent (i) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it and in accordance with the advice of such counsel, accountants or experts, (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement, (iii) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or the existence at any time of any Default or Prepayment Event or to inspect the property (including the books and records) of the Borrower, (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto, (v) shall incur no liability under or in respect of this Agreement by action upon any notice, consent, certificate or other instrument or writing (which may be by telecopier) believed by it to be genuine and signed or sent by the proper party or parties, and (vi) shall have no responsibility to the Borrower or any Lender on account of (A) the failure of a Lender or the Borrower to perform any of its obligations under this Agreement or any Loan Document; (B) the financial condition of the Borrower; (C) the completeness or accuracy of any statements, representations or warranties made in or pursuant to this Agreement or any Loan Document, or in or pursuant to any document delivered pursuant to or in connection with this Agreement or any Loan Document; or (D) the negotiation, execution, effectiveness, genuineness, validity, enforceability, admissibility in evidence or sufficiency of this Agreement or any Loan Document or of any document executed or delivered pursuant to or in connection with any Loan Document.

SECTION 10.5. Successor. The Facility Agent may resign as such at any time upon at least 30 days’ prior notice to the Borrower and all Lenders and shall resign where required to do in accordance with Section 4.14, provided that any such resignation shall not become effective until a successor Facility Agent has been appointed as provided in this Section 10.5 and such successor Facility Agent has accepted such appointment. If the Facility Agent at any time shall resign, the Required Lenders shall, subject to the immediately preceding proviso and subject to the consent of the Borrower (such consent not to be unreasonably withheld), appoint another Lender as a successor to the Facility Agent which shall thereupon become such Facility Agent’s successor hereunder (provided that the Required Lenders shall, subject to the consent of the Borrower unless an Event of Default or a Prepayment Event shall have occurred and be continuing (such consent not to be unreasonably withheld or delayed) offer to each of the other Lenders in turn, in the order of their respective Percentages of the Loan, the right to become successor Facility Agent). If no successor Facility Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the Facility Agent’s giving notice of resignation, then the Facility Agent may, on behalf of the Lenders, appoint a successor Facility Agent, which shall be one of the Lenders or a commercial banking institution having a combined capital and surplus of at least $1,000,000,000 (or the equivalent in other currencies), subject, in each case, to the consent of the Borrower (such consent not to be unreasonably withheld). Upon the acceptance of any appointment as Facility Agent hereunder by a successor Facility Agent, such successor Facility Agent shall be entitled to receive from the resigning Facility Agent such documents of transfer and assignment as such successor Facility Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the resigning Facility Agent, and the resigning Facility Agent shall be discharged from its duties and obligations under this Agreement. After any resigning Facility Agent’s resignation hereunder as the Facility Agent, the provisions of:

a)	this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Facility Agent under this Agreement; and

b)	Section 11.3 and Section 11.4 shall continue to inure to its benefit.

If a Lender acting as the Facility Agent assigns its Loan to one of its Affiliates, such Facility Agent may, subject to the consent of the Borrower (such consent not to be unreasonably withheld or delayed) assign its rights and obligations as Facility Agent to such Affiliate.

SECTION 10.6. Loans by the Facility Agent. The Facility Agent shall have the same rights and powers with respect to the Loan made by it or any of its Affiliates. The Facility Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if the Facility Agent were not the Facility Agent hereunder and without any duty to account therefor to the Lenders. The Facility Agent shall have no duty to disclose information obtained or received by it or any of its Affiliates relating to the Borrower or its Subsidiaries to the extent such information was obtained or received in any capacity other than as the Facility Agent.

SECTION 10.7. Credit Decisions. Each Lender acknowledges that it has, independently of the Facility Agent and each other Lender, and based on such Lender’s review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitment. Each Lender also acknowledges that it will, independently of the Facility Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

SECTION 10.8. Copies, etc. The Facility Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Facility Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Facility Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Facility Agent from the Borrower for distribution to the Lenders by the Facility Agent in accordance with the terms of this Agreement.

SECTION 10.9. The Facility Agent’s Rights. The Facility Agent may (i) assume that all representations or warranties made or deemed repeated by the Borrower in or pursuant to this Agreement or any Loan Document are true and complete, unless, in its capacity as the Facility Agent, it has acquired actual knowledge to the contrary, (ii) assume that no Default has occurred unless, in its capacity as Facility Agent, it has acquired actual knowledge to the contrary, (iii) rely on any document or notice believed by it to be genuine, (iv) rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it, (v) rely as to any factual matters which might reasonably be expected to be within the knowledge of the Borrower on a certificate signed by or on behalf of the Borrower and (vi) refrain from exercising any right, power, discretion or remedy unless and until instructed to exercise that right, power, discretion or remedy and as to the manner of its exercise by the Lenders (or, where applicable, by the Required Lenders) and unless and until the Facility Agent has received from the Lenders any payment which the Facility Agent may require on account of, or any security which the Facility Agent may require for, any costs, claims, expenses (including legal and other professional fees) and liabilities which it considers it may incur or sustain in complying with those instructions.

SECTION 10.10. The Facility Agent’s Duties. The Facility Agent shall (i) if requested in writing to do so by a Lender, make enquiry and advise the Lenders as to the performance or observance of any of the provisions of this Agreement or any Loan Document by the Borrower or as to the existence of an Event of Default and (ii) inform the Lenders promptly of any Event of Default of which the Facility Agent has actual knowledge.

The Facility Agent shall not be deemed to have actual knowledge of the falsehood or incompleteness of any representation or warranty made or deemed repeated by the Borrower or actual knowledge of the occurrence of any Default unless a Lender or the Borrower shall have given written notice thereof to the Facility Agent in its capacity as the Facility Agent. Any information acquired by the Facility Agent other than specifically in its capacity as the Facility Agent shall not be deemed to be information acquired by the Facility Agent in its capacity as the Facility Agent.

The Facility Agent may, without any liability to account to the Lenders, generally engage in any kind of banking or trust business with the Borrower or with the Borrower’s Subsidiaries or associated companies or with a Lender as if it were not the Facility Agent.

SECTION 10.11. Employment of the Facility Agent. In performing its duties and exercising its rights, powers, discretions and remedies under or pursuant to this Agreement or the Loan Documents, the Facility Agent shall be entitled to employ and pay agents to do anything which the Facility Agent is empowered to do under or pursuant to this Agreement or the Loan Documents (including the receipt of money and documents and the payment of money); provided that, unless otherwise provided herein, including without limitation Section 11.3, the employment of such agents shall be for the Facility Agent’s account, and to act or refrain from taking action in reliance on the opinion of, or advice or information obtained from, any lawyer, banker, broker, accountant, valuer or any other person believed by the Facility Agent in good faith to be competent to give such opinion, advice or information.

SECTION 10.12. Distribution of Payments. The Facility Agent shall pay promptly to the order of each Lender that Lender’s percentage share of every sum of money received by the Facility Agent pursuant to this Agreement or the Loan Documents (including, without limitation, any amounts payable pursuant to Section 4.4.1 but not including any amounts payable pursuant to the Fee Letter and any amounts which, by the terms of this Agreement or the Loan Documents, are paid to the Facility Agent for the account of the Facility Agent alone or specifically for the account of one or more Lenders) and until so paid such amount shall be held by the Facility Agent on trust absolutely for that Lender. It is acknowledged and agreed that if any Transferee Lender is a Defaulting Lender and the circumstances referred to in clause 2.3(c) of the Transfer Agreement apply, the Facility Agent shall be entitled to (and where so directed in accordance with clause 2.3(d) of the Transfer Agreement shall) pay amounts relating to that Transferee Lender’s share directly to the relevant Affected Transferor Lenders (as defined in the Transfer Agreement) and such payment shall satisfy, pro tanto, the obligation of the Facility Agent (and of the Borrower) to pay the relevant amount to the relevant Transferee Lender.

SECTION 10.13. Reimbursement. The Facility Agent shall have no liability to pay any sum to a Lender until it has itself received payment of that sum. If, however, the Facility Agent does pay any sum to a Lender on account of any amount prospectively due to that Lender pursuant to Section 10.12 before it has itself received payment of that amount, and the Facility Agent does not in fact receive payment within two (2) Business Days after the date on which that payment was required to be made by the terms of this Agreement or the Loan Documents, that Lender will, on demand by the Facility Agent, refund to the Facility Agent an amount equal to the amount received by it, together with an amount sufficient to reimburse the Facility Agent for any amount which the Facility Agent may certify that it has been required to pay by way of interest on money borrowed to fund the amount in question during the period beginning on the date on which that amount was required to be paid by the terms of this Agreement or the Loan Documents and ending on the date on which the Facility Agent receives reimbursement.

SECTION 10.14. Instructions. Where the Facility Agent is authorized or directed to act or refrain from acting in accordance with the instructions of the Lenders or of the Required Lenders each of the Lenders shall provide the Facility Agent with instructions within three (3) Business Days of the Facility Agent’s request (which request may be made orally or in writing). If a Lender does not provide the Facility Agent with instructions within that period, that Lender shall be bound by the decision of the Facility Agent. Nothing in this Section 10.14 shall limit the right of the Facility Agent to take, or refrain from taking, any action without obtaining the instructions of the Lenders or the Required Lenders if the Facility Agent in its discretion considers it necessary or appropriate to take, or refrain from taking, such action in order to preserve the rights of the Lenders under or in connection with this Agreement or the Loan Documents. In that event, the Facility Agent will notify the Lenders of the action taken by it as soon as reasonably practicable, and the Lenders agree to ratify any action taken by the Facility Agent pursuant to this Section 10.14.

SECTION 10.15. Payments. All amounts payable to a Lender under this Section 10 shall be paid to such account at such bank as that Lender may from time to time direct in writing to the Facility Agent.

SECTION 10.16. “Know your customer” Checks. Each Lender shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in this Agreement or the Loan Documents.

SECTION 10.17. No Fiduciary Relationship. Except as provided in Section 10.12, the Facility Agent shall not have any fiduciary relationship with or be deemed to be a trustee of or for any other person and nothing contained in this Agreement or any Loan Document shall constitute a partnership between any two or more Lenders or between the Facility Agent and any other person.

SECTION 10.18. Illegality. The Facility Agent shall refrain from doing anything which it reasonably believes would be contrary to any law of any jurisdiction (including but not limited to England and Wales, the United States of America or any jurisdiction forming part of it) or any regulation or directive of any agency of such state or jurisdiction or which would or might render it liable to any person and may without liability do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

ARTICLE XI

MISCELLANEOUS PROVISIONS

SECTION 11.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided that no such amendment, modification or waiver which would:

a)	contravene or be in breach of the terms of the BpiFAE Insurance Policy or the arrangements with BpiFAE relating to the Fixed Rate (if the Fixed Rate applies) shall be effective unless consented to by BpiFAE;

b)	modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

c)	modify this Section 11.1 or change the definition of “Required Lenders” shall be made without the consent of each Lender;

d)	increase the Commitment of any Lender shall be made without the consent of such Lender;

e)	reduce any fees described in Article III payable to any Lender shall be made without the consent of such Lender;

f)	extend the Commitment Termination Date of any Lender shall be made without the consent of such Lender;

g)	extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on the Loan (or reduce the principal amount of or rate of interest on the Loan) owed to any Lender shall be made without the consent of such Lender; or

h)	affect adversely the interests, rights or obligations of the Facility Agent in its capacity as such shall be made without consent of the Facility Agent.

No failure or delay on the part of the Facility Agent or any Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any of the Facility Agent or any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. The Lenders hereby agree, at any time and from time to time that either of the JPM Agreements is amended or refinanced, to negotiate in good faith to amend this Agreement to conform any representations, warranties, covenants or events of default in this Agreement to the amendments made to any substantively comparable provisions in the applicable JPM Agreement or any refinancing thereof.

Neither the Borrower’s rights nor its obligations under the Loan Documents shall be changed, directly or indirectly, as a result of any amendment, supplement, modification, variance or novation of the BpiFAE Insurance Policy, except any amendments, supplements, modifications, variances or novations, as the case may be, which occur (i) with the Borrower’s consent, (ii) at the Borrower’s request or (iii) in order to conform to amendments, supplements, modifications, variances or novations effected in respect of the Loan Documents in accordance with their terms.

SECTION 11.2. Notices.

a)	All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by electronic mail and addressed, delivered or transmitted to such party at its address or electronic mail address set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address or electronic mail address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by electronic mail, shall be deemed given upon acknowledgment of receipt by the recipient.

b)	So long as J.P. Morgan SE is the Facility Agent, the Borrower may provide to the Facility Agent all information, documents and other materials that it furnishes to the Facility Agent hereunder or any other Loan Document (and any guaranties, security agreements and other agreements relating thereto), including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing advance or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due hereunder or any other Loan Document prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of the Agreement and/or any advance or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Facility Agent to such email address notified by the Facility Agent to the Borrower; provided that any Communication requested pursuant to Section 7.1.1(h) shall be in a format acceptable to the Borrower and the Facility Agent.

c)	The Borrower agrees that the Facility Agent may make such items included in the Communications as the Borrower may specifically agree available to the Lenders by posting such notices, at the option of the Borrower, on Debt Domain or any similar such platform (the “Platform”) acceptable to the Borrower. Although the primary web portal is secured with a dual firewall and a User ID/Password Authorization System and the Platform is secured through a single user per deal authorization method whereby each user may access the Platform only on a deal-by-deal basis, the Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Facility Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Facility Agent or any of its Affiliates in connection with the Platform.

d)	The Facility Agent agrees that the receipt of Communications by the Facility Agent at its e-mail address set forth above shall constitute effective delivery of such Communications to the Facility Agent for purposes hereunder and any other Loan Document (and any guaranties, security agreements and other agreements relating thereto).

SECTION 11.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable expenses of the Facility Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Facility Agent and of local counsel, if any, who may be retained by counsel to the Facility Agent) in connection with (a) the BpiFAE Insurance Policy (other than the BpiFAE Premium) and (b) any amendments, waivers, consents, supplements or other modifications to, this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated, together with any documented costs and expenses incurred by the Facility Agent to the provider of the Platform (as defined in Section 11.2.c)) in connection with the operation and/or use of the Platform save that where such amendment, waiver, consent, supplement or other modification arises in connection with a change of law, statute, ordinance, code, rule or regulation or the requirements of any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or any Published Rate Replacement Event the Facility Agent shall obtain a fee estimate from 1 law firm or, if requested by the Borrower, 2 law firms for the Borrower’s approval prior to incurring such reasonable expenses. The Borrower further agrees to pay, and to save the Facility Agent and the Lenders harmless from all liability for, any stamp, recording, documentary or other similar taxes arising from the execution, delivery or enforcement of this Agreement or the borrowing hereunder or any other Loan Documents. The Borrower also agrees to reimburse the Facility Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Facility Agent or such Lender in connection with (x) the negotiation of any restructuring or “work-out”, whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

SECTION 11.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies and holds harmless the Facility Agent, each Lender and each of their respective Affiliates and their respective officers, advisors, directors and employees (collectively, the “Indemnified Parties”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party (including, without limitation, in connection with any investigation, litigation or proceeding or the preparation of a defense in connection therewith), in each case arising out of or in connection with or by reason of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby or any actual or proposed use of the proceeds of the Loans (collectively, the “Indemnified Liabilities”), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party’s gross negligence or willful misconduct or the material breach by such Indemnified Party of its obligations under this Agreement, any other Loan Document, the BpiFAE Insurance Policy or any Interest Stabilisation Agreement and which breach is not attributable to the Borrower’s own breach of the terms of this Agreement or any other Loan Document or is a claim, damage, loss, liability or expense which would have been compensated under other provisions of the Loan Documents but for any exclusions applicable thereunder.

In the case of an investigation, litigation or other proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, any of its directors, security holders or creditors, an Indemnified Party or any other person or an Indemnified Party is otherwise a party thereto. Each Indemnified Party shall (a) furnish the Borrower with prompt notice of any action, suit or other claim covered by this Section 11.4, (b) not agree to any settlement or compromise of any such action, suit or claim without the Borrower’s prior consent, (c) shall cooperate fully in the Borrower’s defense of any such action, suit or other claim (provided that the Borrower shall reimburse such indemnified party for its reasonable out-of-pocket expenses incurred pursuant hereto) and (d) at the Borrower’s request, permit the Borrower to assume control of the defense of any such claim, other than regulatory, supervisory or similar investigations, provided that (i) the Borrower acknowledges in writing its obligations to indemnify the Indemnified Party in accordance with the terms herein in connection with such claims, (ii) the Borrower shall keep the Indemnified Party fully informed with respect to the conduct of the defense of such claim, (iii) the Borrower shall consult in good faith with the Indemnified Party (from time to time and before taking any material decision) about the conduct of the defense of such claim, (iv) the Borrower shall conduct the defense of such claim properly and diligently taking into account its own interests and those of the Indemnified Party, (v) the Borrower shall employ counsel reasonably acceptable to the Indemnified Party and at the Borrower’s expense, and (vi) the Borrower shall not enter into a settlement with respect to such claim unless either (A) such settlement involves only the payment of a monetary sum, does not include any performance by or an admission of liability or responsibility on the part of the Indemnified Party, and contains a provision unconditionally releasing the Indemnified Party and each other indemnified party from, and holding all such persons harmless, against, all liability in respect of claims by any releasing party or (B) the Indemnified Party provides written consent to such settlement (such consent not to be unreasonably withheld or delayed). Notwithstanding the Borrower’s election to assume the defense of such action, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such action and the Borrower shall bear the fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Borrower to represent the Indemnified Party would present such counsel with an actual or potential conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Borrower and the Indemnified Party and the Indemnified Party shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Borrower and determined that it is necessary to employ separate counsel in order to pursue such defenses (in which case the Borrower shall not have the right to assume the defense of such action on the Indemnified Party’s behalf), (iii) the Borrower shall not have employed counsel reasonably acceptable to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such action, or (iv) the Borrower authorizes the Indemnified Party to employ separate counsel at the Borrower’s expense. The Borrower acknowledges that none of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Borrower or any of its security holders or creditors for or in connection with the transactions contemplated hereby, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party’s gross negligence or willful misconduct. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings). If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

SECTION 11.5. Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 4.7, 11.3 and 11.4 and the obligations of the Lenders under Section 10.1, shall in each case survive any termination of this Agreement and the payment in full of all Obligations. The representations and warranties made by the Borrower in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

SECTION 11.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 11.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

SECTION 11.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement, as a novated and amended Agreement, shall become effective upon the occurrence of the Novation Effective Time under, and as defined in, the Novation Agreement.

SECTION 11.9. Third Party Rights. Notwithstanding the provisions of the Contracts (Rights of Third Parties) Act 1999, no term of this Agreement is enforceable by a person who is not a party to it with the exception of BpiFAE (in each of its capacities).

SECTION 11.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that:

a)	except to the extent permitted under Section 7.2.6, the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Facility Agent, each Lender and BpiFAE; and

b)	the rights of sale, assignment and transfer of the Lenders are subject to Section 11.11.

SECTION 11.11. Sale and Transfer of the Loan; Participations in the Loan. Each Lender may (subject to the other provisions of this Section 11) assign its Percentage or portion of the Loan to one or more other Persons (a “New Lender”), or sell participations in its Percentage or portion of the Loan to one or more other Persons; provided that, in the case of assignments where the Fixed Rate applies, such New Lender enters into an Interest Stabilisation Agreement.

SECTION 11.11.1. Assignments

(i) Any Lender with the prior written consents of the Borrower and the Facility Agent (which consents shall not be unreasonably delayed or withheld and which consent, in the case of the Borrower, shall be deemed to have been given in the absence of a written notice delivered by the Borrower to the Facility Agent, on or before the fifth Business Day after receipt by the Borrower of such Lender’s request for consent, stating, in reasonable detail, the reasons why the Borrower proposes to withhold such consent) may at any time (and from time to time) assign or transfer to one or more commercial banks or other financial institutions all or any fraction of such Lender’s portion of the Loan.

(ii) Any Lender, with notice to the Borrower and the Facility Agent, and, notwithstanding the foregoing clause (i), without the consent of the Borrower, or the Facility Agent may assign or transfer (A) to any of its Affiliates or (B) following the occurrence and during the continuance of an Event of Default under Sections 8.1.1, 8.1.4(a) or 8.1.5, to any other Person, in each case, all or any fraction of such Lender’s portion of the Loan.

(iii) Any Lender may (notwithstanding the foregoing clauses, and without notice to, or consent from, the Borrower or the Facility Agent) assign or charge all or any fraction of its portion of the Loan to any federal reserve, central bank or any société de crédit foncier which is an Affiliate of an existing Lender as collateral security in connection with the extension of credit or support by such federal reserve, central bank or société de crédit foncier to such Lender.

(iv) Any Lender may (notwithstanding the foregoing clauses, and without notice to, or consent from, the Borrower or the Facility Agent) assign or charge all or any fraction of its portion of the Loan to BpiFAE as a result of, or in connection with, the BpiFAE Insurance Policy.

(v) No Lender may (notwithstanding the foregoing clauses) assign or transfer any of its rights under this Agreement unless it has given prior written notification of the transfer to BpiFAE and has obtained a prior written consent from BpiFAE and any Assignee Lender is, if the Fixed Rate applies, eligible to benefit from the Fixed Rate stabilisation. Any assignment or transfer shall comply with the terms of the BpiFAE Insurance Policy.

Each Person described in the foregoing clauses as being the Person to whom such assignment or transfer is to be made, is hereinafter referred to as an “Assignee Lender”. Assignments of the type referred to in paragraph (i) and (ii) above shall be in a minimum aggregate amount of $25,000,000 (or, if less, all of such Lender’s portion of the Loan and Commitment) (which assignment or transfer shall be of a constant, and not a varying, percentage of such Lender’s portion of the Loan).

In respect of any assignment under this section 11.11.1., the Borrower and the Facility Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned or transferred to an Assignee Lender until:

a)	written notice of such assignment or transfer, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Facility Agent by such Lender and such Assignee Lender;

b)	such Assignee Lender shall have executed and delivered to the Borrower and the Facility Agent a Lender Assignment Agreement, accepted by the Facility Agent and any other agreements required by the Facility Agent or, if the Fixed Rate applies, BpiFAE in connection therewith; and

c)	the processing fees described below shall have been paid.

From and after the date that the Facility Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned or transferred to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned or transferred by it, shall be released from its obligations hereunder and under the other Loan Documents, other than any obligations arising prior to the effective date of such assignment. Except to the extent resulting from a subsequent change in law, in no event shall the Borrower be required to pay to any Assignee Lender any amount under Clause 6 of Exhibit F or Sections 4.3, 4.4, 4.5, 4.6 and 4.7 that is greater than the amount which it would have been required to pay had no such assignment been made. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Facility Agent upon delivery of any Lender Assignment Agreement in the amount of $5,000 (and shall also reimburse the Facility Agent and BpiFAE for any reasonable out-of-pocket costs, including reasonable attorneys’ fees and expenses, incurred in connection with the assignment).

SECTION 11.11.2. Participations. Any Lender may at any time sell to one or more commercial banks or other financial institutions (each of such commercial banks and other financial institutions being herein called a “Participant”) participating interests in its Loan; provided that:

a)	no participation contemplated in this Section 11.11.2 shall relieve such Lender from its obligations hereunder;

b)	such Lender shall remain solely responsible for the performance of its obligations hereunder;

c)	the Borrower and the Facility Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and each of the other Loan Documents;

d)	no Participant, unless such Participant is an Affiliate of such Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant’s consent, take any actions of the type described in clauses (b) through (f) of Section 11.1;

e)	the Borrower shall not be required to pay any amount under Clause 6 of Exhibit F or Sections 4.3, 4.4, 4.5, 4.6 and 4.7 that is greater than the amount which it would have been required to pay had no participating interest been sold; and

f)	each Lender that sells a participation under this Section 11.11.2 shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each of the Participant’s interest in that Lender’s portion of the Loan, Commitments or other interests hereunder (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender may treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes hereunder.

The Borrower acknowledges and agrees that each Participant, for purposes of Clause 6 of Exhibit F or Sections 4.3, 4.4, 4.5 and 4.6, shall be considered a Lender.

SECTION 11.11.3. Register. The Facility Agent shall maintain at its address referred to in Section 11.2 a copy of each Lender Assignment Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment(s) of, and principal amount of the Loan owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Facility Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

SECTION 11.11.4. Rights of BpiFAE to payments. The Borrower acknowledges that, immediately upon any payment by BpiFAE of any amounts to a Lender under the BpiFAE Insurance Policy, BpiFAE will be automatically subrogated to the extent of such payment to the rights of that Lender under the Loan Documents.

SECTION 11.12 Other Transactions. Nothing contained herein shall preclude the Facility Agent or any Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

SECTION 11.13. BpiFAE Insurance Policy.

SECTION 11.13.1. Terms of BpiFAE Insurance Policy

a)	The BpiFAE Insurance Policy will cover 100% of the Loan.

b)	The BpiFAE Premium (other than any BpiFAE Accordion Premium) for the Loan (excluding the Accordion Advances) will equal 3.50% of the aggregate principal amount of the Loan (excluding the Accordion Advances) as at the Actual Delivery Date. The BpiFAE Accordion Premium in respect of an Accordion Advance will, as contemplated, be agreed and confirmed in the Accordion Agreement relating to that Accordion Advance pursuant to the arrangements set out in clause 6 of the Novation Agreement.

c)	If, after the Actual Delivery Date, the Borrower prepays all or part of the Loan in accordance with this Agreement, BpiFAE shall reimburse to the Facility Agent for the account of the Borrower an amount equal to 80% of all or a corresponding proportion of the unexpired portion of the BpiFAE Premium, having regard to the amount of the prepayment and the remaining term of the Loan, such amount to be calculated in accordance with the following formula:

R = P x (1 – (1 / (1+ 3.50%)) x (N / (12 * 365)) x 80%

where:

“R” means the amount of the refund;

“P” means the amount of the prepayment;

“N” means the number of days between the effective prepayment date and Final Maturity; and

P x (1 – (1 / (1+3.50%))) corresponds to the share of the financed BpiFAE Premium corresponding to P.

It is acknowledged and agreed that in the case of any refund of the BpiFAE Accordion Premium in relation to an Accordion Advance in accordance with paragraph c) above, the percentage referred to in the calculations above shall, for the purposes of determining the relevant amount of BpiFAE Accordion Premium to be refunded, be replaced with the relevant percentage amount of the BpiFAE Accordion Premium for that Accordion Advance (as confirmed in the relevant Accordion Agreement).

SECTION 11.13.2. Obligations of the Borrower. Provided that the BpiFAE Insurance Policy complies with Section 11.13.1 and remains in full force and effect, the Borrower shall pay the balance of the BpiFAE Premium calculated in accordance with Section 11.13.1(b) and still owing to BpiFAE on the Actual Delivery Date to BpiFAE on the Actual Delivery Date by directing the Facility Agent in the Loan Request to pay the Additional Advances and, if applicable, the Accordion Advances in respect of the BpiFAE Premium (including for this purpose, if applicable in respect of an Accordion Advance, the BpiFAE Accordion Premium) directly to BpiFAE.

SECTION 11.13.3. Obligations of the Facility Agent and the Lenders.

a)	Promptly upon receipt of the BpiFAE Insurance Policy from BpiFAE, the Facility Agent shall (subject to any confidentiality undertakings given to BpiFAE by the Facility Agent pursuant to the terms of the BpiFAE Insurance Policy) send a copy thereof to the Borrower.

b)	The Facility Agent shall perform such acts or provide such information, which are, acting reasonably, within its power so to perform or so to provide, as required by BpiFAE under the BpiFAE Insurance Policy as necessary to ensure that the Lenders obtain the support of BpiFAE pursuant to the BpiFAE Insurance Policy.

c)	Each Lender will co-operate with the Facility Agent and each other Lender, and take such action and/or refrain from taking such action as may be reasonably necessary, to ensure that the BpiFAE Insurance Policy and, if the Fixed Rate applies, each Interest Stabilisation Agreement continues in full force and effect and shall indemnify and hold harmless each other Lender in the event that the BpiFAE Insurance Policy or (if applicable) such Interest Stabilisation Agreement (as the case may be) does not continue in full force and effect due to its gross negligence or willful default or due to a voluntary change in status which results in it no longer being eligible for Fixed Rate interest stabilisation.

d)	The Facility Agent, shall:

(i)            make written requests to BpiFAE seeking a reimbursement of the BpiFAE Premium in the circumstances described in Section 11.13.1(c) promptly after the relevant cancellation or prepayment and (subject to any confidentiality undertakings given to BpiFAE by the Facility Agent pursuant to the terms of the BpiFAE Insurance Policy) provide a copy of the request to the Borrower;

(ii)            use its reasonable endeavours to seek any reimbursement of the BpiFAE Premium to which the Facility Agent is entitled;

(iii)            pay to the Borrower (in the same currency as the refund received from BpiFAE) the full amount of any reimbursement of the BpiFAE Premium that the Facility Agent receives from BpiFAE within two (2) Business Days of receipt; and

(iv)            relay the good faith concerns of the Borrower to BpiFAE regarding the amount of any reimbursement to which the Facility Agent is entitled, it being agreed that the Facility Agent’s obligation shall be no greater than simply to pass on to BpiFAE the Borrower’s concerns.

SECTION 11.14. Law and Jurisdiction

SECTION 11.14.1. Governing Law. This Agreement and any non-contractual obligations arising out of or in respect of this Agreement shall in all respects be governed by and interpreted in accordance with English Law.

SECTION 11.14.2. Jurisdiction. For the exclusive benefit of the Facility Agent and the Lenders, the parties to this Agreement irrevocably agree that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that any proceedings may be brought in those courts. The Borrower irrevocably waives any objection which it may now or in the future have to the laying of the venue of any proceedings in any court referred to in this Section, and any claim that those proceedings have been brought in an inconvenient or inappropriate forum.

SECTION 11.14.3. Alternative Jurisdiction. Nothing contained in this Section shall limit the right of the Facility Agent or the Lenders to commence any proceedings against the Borrower in any other court of competent jurisdiction nor shall the commencement of any proceedings against the Borrower in one or more jurisdictions preclude the commencement of any proceedings in any other jurisdiction, whether concurrently or not.

SECTION 11.14.4. Service of Process. Without prejudice to the right of the Facility Agent or the Lenders to use any other method of service permitted by law, the Borrower irrevocably agrees that any writ, notice, judgment or other legal process shall be sufficiently served on it if addressed to it and left at or sent by post to RCL Cruises Ltd., presently at 7 The Heights, Brooklands, Weybridge, Surrey KT13 0XW, United Kingdom, Attention: General Counsel, and in that event shall be conclusively deemed to have been served at the time of leaving or, if posted, at 9:00 am on the third Business Day after posting by prepaid first class registered post or, if applicable (having regard to the location of the sender), international courier. The Borrower agrees that failure by an agent for service of process to notify the Borrower of the process will not invalidate the proceedings concerned.

SECTION 11.15. Confidentiality. Each of the Facility Agent and the Lenders agrees to maintain and to cause its Affiliates to maintain the confidentiality of all information provided to it by the Borrower or any Subsidiary of the Borrower, or by the Facility Agent on the Borrower’s or such Subsidiary’s behalf, under this Agreement, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement or in connection with other business now or hereafter existing or contemplated with the Borrower or any Subsidiary, except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by it or its Affiliates or their respective directors, officers, employees and agents, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower or any of its Subsidiaries so long as such source is not, to its knowledge, prohibited from disclosing such information by a legal, contractual or fiduciary obligation to the Borrower or any of its Affiliates; provided, however, that it may disclose such information (A) at the request or pursuant to any requirement of any self-regulatory body, governmental body, agency or official to which the Facility Agent, any Lender or any of their respective Affiliates is subject or in connection with an examination of the Facility Agent, such Lender or any of their respective Affiliates by any such authority or body, including without limitation the Republic of France and any French Authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable requirement of law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Facility Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder; (F) to the Facility Agent or such Lender’s independent auditors, counsel, and any other professional advisors of the Facility Agent or such Lender who are advised of the confidentiality of such information; (G) to any potential or actual participant or assignee permitted under Section 11.11.1 and/or 11.11.2, provided that such Person agrees to keep such information confidential to the same extent required of the Facility Agent and the Lenders hereunder; (H) as to the Facility Agent, any Lender or their respective Affiliates, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower or any Subsidiary is party with the Facility Agent, such Lender or such Affiliate; (I) to its Affiliates and its Affiliates’ directors, officers, employees, professional advisors and agents, provided that each such Affiliate, director, officer, employee, professional advisor or agent shall keep such information confidential to the same extent required of the Facility Agent and the Lenders hereunder; (J) to any other party to the Agreement, (K) to any rating agency provided that such agency agrees to keep such information confidential to the same extent required of the Facility Agent and the Lenders hereunder and (L) to the French Authorities and any Person to whom information is required to be disclosed by the French Authorities. Each of the Facility Agent and the Lenders shall be responsible for any breach of this Section 11.15 by any of its Affiliates or any of its or its Affiliates’ directors, officers, employees, professional advisors and agents.

SECTION 11.16. French Authority Requirements. The Borrower acknowledges that:

a)	the Republic of France and any French Authority or any authorised representatives specified by these bodies shall be authorised at any time to inspect and make or demand copies of the records, accounts, documents and other deeds of any or all of the Lenders relating to this Agreement;

b)	in the course of its activity as the Facility Agent, the Facility Agent may:

(i)	provide the Republic of France and any French Authority with information concerning the transactions to be handled by it under this Agreement; and

(ii)	disclose information concerning the subsidized transaction contemplated by this Agreement in the context of internationally agreed consultation/notification proceedings and statutory specifications, including information received from the Lenders relating to this Agreement.

SECTION 11.17. Waiver of immunity. To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its assets, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the other Loan Documents.

SECTION 11.18. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of a Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

a)	the application of any Write-Down and Conversion Powers by a Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

b)	the effects of any Bail-in Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)	a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any Resolution Authority.

IN WITNESS WHEREOF, the parties hereto have caused this Hull No. B35 Credit Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

ROYAL CARIBBEAN CRUISES LTD.

By
Name:
Title:

Address:	1050 Caribbean Way
Miami, Florida 33132
Email:	agibson@rccl.com
clevine@rccl.com
alake@rccl.com

Attention:	Vice President, Treasurer
With a copy to: General Counsel

BANCO BILBAO VIZCAYA ARGENTARIA S.A., PARIS BRANCH as Lender

Commitment

13.2% of the Maximum Loan Amount	By
Name:
Title:

Commitment = EUR 219,923,159.75

29, avenue de l’Opéra 75001 Paris, France

Copy to: Ciudad BBVA, Ed. Oceanía, Planta 2ª, Calle Azul 4, 28050 Madrid, Spain

Attention: David Albagli / Laura Luca de Tena / Maria del Pilar Palacios / Shirin Arabsolghar / Ignacio Tello Ruiz-Falco

Tel No: +39 335 807 94 62 / +33 (0)6 75 32 64 88 / +34 634 977 369 / +34 91 537 00 06 / +34 647 95 84 72

Email: hub.stf.administration@bbva.com / stf.monitoring@bbva.com

HSBC CONTINENTAL EUROPE as Lender

Commitment

13.2% of the Maximum Loan Amount	By
Name:
Title:

Commitment = EUR 219,923,159.75

38 avenue Kléber 75116 Paris Attention: Victor NUNS / Julie BELLAIS Tel No: +33 (0)157570464 / +33 (0)633837072 Email: victor.nuns@hsbc.fr / julie.bellais@hsbc.fr

BANCO SANTANDER, S.A. as Lender

Commitment

15.9% of the Maximum Loan Amount	By
Name:
Title:

Commitment = EUR 264,888,861.55

Ciudad Grupo Santander. Avda. Cantabria s/n 28660 Boadilla del Monte, Spain

Attention: Ana Sanz / María Garro

Tel No: 0034615900521 / 0034657782572

Email: anasanz@gruposantander.com / maria.garro@gruposantander.com /

MOExportfinance@gruposantander.com

BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY as Lender

Commitment

10.5% of the Maximum Loan Amount	By
Name:
Title:

Commitment = EUR 174,840,663.91

Lending office:

Two Park Place, Hatch Street, Dublin 2, Ireland

Contact details for Trade Closing / Funding & Settlement matters:

26 Elmfield Rd, Bromley BR1 1WA, United Kingdom

Attention: EMEA Lending Ops Agency and Bilateral

Tel No: 00353 124 39071

Email:

Emealendingopsagencybilat@bofa.com

CITIBANK EUROPE PLC as Lender

Commitment

6% of the Maximum Loan Amount	By
Name:
Title:

Commitment = EUR 99,975,690.25

1 North Wall Quay, Dublin 1 D01 T8Y1, Ireland

Attention: Kelly Wess / Wei-Fong Chan

Tel No: +44 20 7500 2107; +44 20 7508 3036

Email: Notices.webranchesloans@citi.com / eafgtpmlondon@citi.com / kelly.wess@citi.com / weifong.chan@citi.com / Kara.catt@citi.com / Claire.crawford@citi.com / Robert.attreed@citi.com

J.P. MORGAN SE as Lender

Commitment

25% of the Maximum Loan Amount	By
Name:
Title:

Commitment = USD equiv. of EUR 417,000,000.00

Taunustor 1, 60310

Frankfurt am Main

Germany

For client relationship

Attention: François Turpault / Harrison Moskowitz / Amanda LaVersa / Gonçalo Cabral

Email:

francois.turpault@jpmorgan.com

Harrison.moskowitz@jpmorgan.com

amanda.m.laversa@jpmorgan.com

goncalo.cabral@jpmorgan.com

For Operational / Servicing matters

Attention: Romina Coates / Lewis Giugliano

Tel No: +44 203 493 4168 /

Email:

romina.coates@jpmorgan.com;

lewis.giugliano@jpmorgan.com;

TSD Export Finance EMEA tsd.export.finance.emea@jpmchase.com

For Credit matters

Attention: Franck Gomboc / Emilia Lehnberg / Madeline Smith / Nadeige Dang / Jordan Santora

Email:

Franck.Gomboc@jpmorgan.com; emilia.lehnberg@jpmorgan.com;

madeline.x.smith@jpmchase.com

nadeige.dang@jpmorgan.com

jordan.santora@jpmchase.com

NATIONAL WESTMINSTER BANK PLC as Lender

Commitment

16.2% of the Maximum Loan Amount	By
Name:
Title:

Commitment = USD equiv. of EUR 270,000,000.00

250 Bishopsgate London EC2M 4AA, United Kingdom

Attention: UK Lending Operations / Ian Brett / Eleanor Carrick / Vishal Sinha

Tel No: +91 9982106958

E-mail: LIBORLendingSyndicated@rbs.co.uk / ian.brett@natwest.com / Eleanor.Carrick@rbs.co.uk / Vishal.Sinha@natwest.com

J.P. MORGAN SE as Global Coordinator

By
Name:
Title:

Taunustor 1, 60310

Frankfurt am Main

Germany

Attention: François Turpault / Harrison Moskowitz / Amanda LaVersa / Gonçalo Cabral

E-mail: francois.turpault@jpmorgan.com / Harrison.moskowitz@jpmorgan.com / amanda.m.laversa@jpmorgan.com / goncalo.cabral@jpmorgan.com / timothy.inglis@jpmorgan.com

For Credit matters

Attention: Franck Gomboc / Emilia Lehnberg / Madeline Smith

E-mail:
Franck.Gomboc@jpmorgan.com / emilia.lehnberg@jpmorgan.com / madeline.x.smith@jpmchase.com

J.P. MORGAN SE as Facility Agent

By
Name:
Title:

Taunustor 1, 60310

Frankfurt am Main

Germany

Attention: Romina Coates / Lewis Giugliano

Email: romina.coates@jpmorgan.com / lewis.giugliano@jpmorgan.com / tsd.export.finance.emea@jpmchase.com / francois.turpault@jpmorgan.com / amanda.m.laversa@jpmorgan.com / timothy.inglis@jpmorgan.com

EXHIBIT A

FORM OF LOAN REQUEST

[NOTE – PAYMENT OF THE EURO AMOUNT IS SUBJECT TO APPROVAL NEARER TO THE TIME OF ISSUANCE OF LOAN REQUEST]

J. P Morgan SE as Facility Agent

[•]

Attention:	[Name] [Title]

HULL NO. B35 – NOTICE OF DRAWDOWN

Gentlemen and Ladies:

This Loan Request is delivered to you pursuant to Section 2.3 of the Hull No. B35 Credit Agreement attached to the novation agreement dated [●] 2025 (together with all amendments, if any, from time to time made thereto, the “Novation Agreement”), among SPV Oasis7-B35 Limited as existing borrower, Royal Caribbean Cruises Ltd. (the “Borrower”), the various other financial institutions from time to time party thereto as Lenders, J.P Morgan SE as facility agent (in such capacity, the “Facility Agent”), J.P. Morgan SE as global coordinator, Citicorp Trustee Company Limited as security trustee and [●], [●], [●], and [●] as mandated lead arrangers. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Novation Agreement or in the form of amended and restated credit agreement (the “Agreement”) attached to it.

[The Borrower hereby confirms that the Weighted Average Rate of Exchange is [●] and the Spot Rate of Exchange is [●]. True and complete copies of the counterparty confirmations evidencing the Weighted Average Rate of Exchange are attached (to the extent not previously provided to the Facility Agent pursuant to clause 5.6 of the Novation Agreement).]

The Borrower hereby confirms that the total amount of the Loan is US$[●], comprised of (i) the Aggregate Advances (defined below) being requested hereby and (ii) the Novated Loan Balance assumed by the Borrower pursuant to the provisions of clause 3 of the Novation Agreement and converted into Dollars pursuant to clause 5.1 of the Novation Agreement

The Borrower hereby requests that further advances in respect of the Loan be made:

(a)	in the principal amount of US$[●] (“Aggregate Advances”) on [●], 20[●], which amount (when aggregated with the Novated Loan Balance) does not exceed the Maximum Loan Amount [(as increased as a result of the exercise of the Accordion Option]). The said amounts requested for the Loan are:

(1)	an amount of US$[●], which is equal to the US Dollar Equivalent of the amount of EUR[●] being equal to 100% of the BpiFAE Premium [(excluding the BpiFAE Accordion Premium)] and being comprised of:

1

a.	US$[●], being the US Dollar BpiFAE Advance Amount payable by the Borrower to BpiFAE; and

b.	US$[●], being the US Dollar BpiFAE Balance Amount payable by the Borrower to the Builder;

(2)	an amount of US$[●], equal to the US Dollar Equivalent of the amount of EUR [●] being no more than 80% of the Other Basic Contract Price Increases; [Note: breakdown of OBCPI to be included at delivery.]

(3)	an aggregate amount of US$[●], which is equal to the US Dollar Equivalent of the amount of EUR[●], being 80% of the Non-Yard Costs of EUR[●] , (the “Total NYC Allowance”) and being comprised of:

a.	US$[●] (the “Paid NYC Portion”), being 80% of [●]% (the “Relevant Percentage”) of the Total NYC Allowance, such Relevant Percentage representing the percentage of the Total NYC Allowance that the Borrower has paid to the relevant suppliers and installed/provided as of [●] (and being the Paid Non-Yard Costs referred to in the Agreement); and

b.	US$[●], (the “Unpaid NYC Portion”) being the difference between the NYC Amount and the Paid NYC Portion and being 80% of the Unpaid Non-Yard Costs referred to in the Agreement;

(4)	[If excess non-exercise premium available: US$[●] (the “US Dollar Change Orders Amount”), which is equal to, and being, the US Dollar Equivalent of the amount of EUR[●] (the “EUR Change Orders Amount”);]

(5)	[If [any] Accordion Advance is to be requested: the Accordion Advance[(s)] be made in the principal [aggregate] amount of US$[●] together with the above amounts, and comprising:

a.	the amount of US$[●] (the “US Dollar BpiFAE Accordion Amount”), equal to the US Dollar Equivalent of the amount of EUR [●] (equal to 100% of the BpiFAE Accordion Premium); and

b.	the amount of US$[●] (the “US Dollar Accordion Amount”), equal to the US Dollar Equivalent of the amount of EUR [●] (the “Euro Accordion Amount”),

plus

(b)	US$[●], being the product of (a) the difference obtained from subtracting the Spot Rate of Exchange [on or about the Actual Delivery Date] from the Weighted Average Rate of Exchange and (b) the Novated Loan Balance in accordance with clause 5.3 of the Novation Agreement.

2

True and complete copies of the counterparty confirmations evidencing the rates of exchange making up the US Dollar Equivalent under [(a)(2)][, (a)(3), (a)(4)][and (a)(5)b] in the preceding paragraphs are attached (to the extent not previously provided to the Facility Agent pursuant to clause 5.6 of the Novation Agreement). Also attached is the written confirmation of the Builder as to the amount of the incurred Non-Yard Costs and the Other Basic Contract Price Increases paid or payable to the Builder by the Borrower on or prior to delivery of the Purchased Vessel.

The Borrower hereby authorizes and instructs the Facility Agent on its behalf:

(i)	to convert the US Dollar BpiFAE Advance Amount (on the basis set out, in Section 2.3(d) of the Agreement) and pay directly to BpiFAE that portion of the EUR amount of the BpiFAE Premium which is payable to BpiFAE on the Disbursement Date;

(ii)	to convert the US Dollar BpiFAE Balance Amount (on the basis set out in Section 2.3(e) of the Agreement) and pay the EUR amount on behalf of the Borrower directly to the following account of the Builder (the “Builder’s Account”) on the Disbursement Date:

[●]

(iii)	[If (a)(4) applies: rather than paying the US Dollar Change Orders Amount to the Borrower, to instead pay, on the Borrower’s behalf, the EUR Change Orders Amount to the Builder to the Builder’s Account on the Disbursement Date, and such payment shall satisfy the obligations of the Lenders to advance the US Dollar Change Orders Amount to the Borrower on the Disbursement Date;]

(iv)	[If Accordion Option is exercised: rather than paying the US Accordion Amount to the Borrower, to instead pay, on the Borrower’s behalf, the EUR Accordion Amount to the Builder’s Account on the Disbursement Date, and such payment shall satisfy the obligations of the Accordion Lenders to advance the Accordion Advance to the Borrower on the Disbursement Date;]

(v)	[If Accordion Option is exercised: to convert the US Dollar BpiFAE Accordion Amount (on the basis set out, in Section 2.3(f) of the Agreement) and pay directly to BpiFAE that portion of the EUR amount of the BpiFAE Accordion Premium which is payable to BpiFAE on the Disbursement Date;]

(vi)	[Note: instruction to be included as to OBCPI payment if applicable]

(vii)	to transfer the Unpaid NYC Portion to the Escrow Account which is subject to a charge in favor of the Security Trustee pursuant to the Escrow Account Security on the Disbursement Date;

(viii)	to transfer US$[●] being the Aggregate Advances (as adjusted by paragraph (b) above) less (A) the US Dollar BpiFAE Advance Amount, (B) the US Dollar BpiFAE Balance Amount, (C) the US Dollar Equivalent of the EUR amount of the Other Basic Contract Price Increases, (D) if applicable, the US Dollar Change Orders Amount, and (E) if applicable, the US Dollar Accordion Amount and (F) the Unpaid NYC Portion, to the following account on the Drawdown Date:

3

[●] [INSERT BORROWER ACCOUNT DETAILS]

The Borrower hereby acknowledges that, pursuant to Section 5.1.5 of the Agreement, each of the delivery of this Loan Request and the acceptance by the Borrower of the proceeds of the borrowing requested hereby constitute a representation and warranty by the Borrower that, on the date of such borrowing (before and after giving effect thereto and to the application of the proceeds therefrom):

(a)	all statements set forth in Article VI of the Agreement (excluding, however, those set forth in Section 6.10) are true and correct in all material respects; and

(b)	no Default or Prepayment Event and no event which (with notice or lapse of time or both) would become a Prepayment Event has occurred and is continuing [save for [●]].

The Borrower agrees that if prior to the time of the borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Facility Agent. Except to the extent, if any, that prior to the time of the borrowing requested hereby the Facility Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such borrowing as if then made.

The Borrower has caused this Loan Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this                 day of                              , 20[●].

Royal Caribbean Cruises Ltd.

By:
Name:
Title:

4

EXHIBIT B-1

FORM OF OPINION OF LIBERIAN COUNSEL TO BORROWER

To the Lenders party to the Credit Agreement referred to below, to J.P. Morgan SE as Facility Agent and to Citicorp Trustee Company Limited as Security Trustee

The other Finance Parties (as defined below)

Our reference: 01474.50234/US/80937017v5

WFW-NY Draft 03/14/2025 Subject to Opinion Committee review

[●], 2025

Royal Caribbean Cruises Ltd.

Ladies and Gentlemen:

We have acted as legal counsel on matters of Liberian law to Royal Caribbean Cruises Ltd., a Liberian corporation (the “Borrower”), in connection with a Hull No. B35 Credit Agreement dated [●], 2025 as novated, amended and restated as of [●], 2025, by the Novation Agreement (as defined below) (the “Credit Agreement”) and made among (1) the Borrower, (2) J.P. Morgan SE as facility agent (the “Facility Agent”) and (3) the financial institutions listed in Part B of Schedule 4 to the Novation Agreement (as defined below) as lenders (the “Lenders”), in respect of a loan facility in an amount not to exceed the US Dollar Equivalent of €[1,446,194,720].

We have also acted as legal counsel on matters of Liberian law to the Borrower in connection with a Novation Agreement dated [●], 2025 (the “Novation Agreement”) to which the Credit Agreement is scheduled and made among the parties to the Credit Agreement, Citicorp Trustee Company Limited as security trustee (the “Security Trustee”), J.P. Morgan SE as global coordinator (the “Global Coordinator”) and [●] as mandated lead arrangers (the “Mandated Lead Arrangers”, and together with the Lenders, the Facility Agent, the Security Trustee and the Global Coordinator, the “Finance Parties”), and SPV OASIS7-B35 Limited, an Irish limited liability company.

This opinion is furnished to the addressees pursuant to Section 5.1.2.a of the Credit Agreement. Terms defined in the Credit Agreement shall have the same meaning when used herein.

1

In rendering this opinion we have examined an executed copy of each of the following documents (together with the Credit Agreement, collectively, the “Documents”):

1.	the Novation Agreement;

2.	An Agency and Trust Deed dated [the date hereof][[●], 2025] (the “Agency and Trust Deed”) made among the Finance Parties and the Borrower; and

3.	An Account Security Deed dated [the date hereof][[●], 2025] (the “Account Security Deed”) between the Borrower and the Security Trustee, respecting the Account described therein.

We have also examined originals or photostatic copies or certified copies of all such agreements and other instruments, certificates by public officials and certificates of officers of the Borrower as are relevant and necessary and relevant corporate authorities of the Borrower. We have assumed with your approval, the genuineness of all signatures (including electronic signatures), the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies, the power, authority and legal right of the parties to the Documents other than the Borrower to enter into and perform their respective obligations under the Documents, and the due authorization of the execution of the Documents by all parties thereto other than the Borrower. For the avoidance of doubt, the due execution opinion relates only to an authorized person executing on behalf of the Borrower, and we do not opine on the use of electronic signatures, which is a matter governed by the law of the relevant Document, and we therefore assume the use of electronic signatures is valid under all laws. We have also assumed that (i) the Borrower does not have its management and control in Liberia, or undertake any business activity or operations in Liberia, and (ii) less than a majority of the direct or indirect shareholders of the Borrower by vote or value are resident in Liberia. We have further assumed the validity and enforceability of the Documents under all applicable laws other than the law of the Republic of Liberia.

As to questions of fact material to this opinion, we have, when relevant facts were not independently established, relied upon certificates of public officials and of officers or representatives of the Borrower.

We are attorneys admitted to practice in the State of New York and do not purport to be experts in the laws of any other jurisdiction. Insofar as our opinion relates to the law of the Republic of Liberia, we have relied on opinions of counsel in Liberia rendered in transactions which we consider to afford a satisfactory basis for such opinion, and upon our independent examinations of the Liberian Corporation Act of 1948 (Chapter 1 of Title 4 of the Liberian Code of Laws of 1956, effective March 1, 1958 as amended to July, 1973), the Liberian Business Corporation Act of 1976 (Title 5 of the Liberian Code of Laws Revised of 1976, effective January 3, 1977 as amended) (the “Business Corporation Act”), the Liberian Maritime Law (Title 21 of the Liberian Code of Laws of 1956 as amended), the Revenue Code of Liberia (2000) as amended by the Consolidated Tax Amendments Act of 2011, and the Liberian Commercial Code of 2010, made available to us by Liberian Corporation Services, Inc. and the Liberian International Ship & Corporate Registry, LLC, and our knowledge and interpretation of analogous laws in the United States. In rendering our opinion as to the valid existence in good standing of the Borrower, we have relied solely on a Certificate of Goodstanding issued by order of the Minister of Foreign Affairs of the Republic of Liberia on [●], 2025.

This opinion is limited to the law of the Republic of Liberia. We express no opinion as to the laws of any other jurisdiction.

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Based upon and subject to the foregoing and having regard to the legal considerations which we deem relevant, we are of the opinion that:

A.	The Borrower is a corporation incorporated, validly existing under the Business Corporation Act and in good standing under the law of the Republic of Liberia.

B.	The Borrower has full right, power and authority to enter into, execute and deliver each of the Novation Agreement, the Agency and Trust Deed and the Account Security Deed and to perform each and all of its obligations under the Documents.

C.	The Borrower has taken all necessary corporate action to authorize the entry into each of the Novation Agreement, the Agency and Trust Deed and the Account Security Deed and the performance of its obligations thereunder.

D.	Each of the Novation Agreement, the Agency and Trust Deed and the Account Security Deed has been executed and delivered by a duly authorized signatory of the Borrower.

E.	Each of the Documents constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms.

F.	Neither the execution nor delivery of the Novation Agreement, the Agency and Trust Deed and the Account Security Deed, nor the transactions contemplated in the Documents, nor compliance with the terms and conditions thereof, will contravene any provisions of Liberian law or violate any provisions of the Articles of Incorporation (inclusive of any articles of amendment thereto) or the Bylaws of the Borrower.

G.	No consent or approval of, or exemption by, any Liberian governmental or public bodies and authorities are required in connection with the execution and delivery by the Borrower of the Novation Agreement, the Agency and Trust Deed and the Account Security Deed.

H.	Assuming that none of the Finance Parties is doing business in the Republic of Liberia, it is not necessary under Liberian law for the purpose of commencement of legal proceedings by any of the Finance Parties in the courts of the Republic of Liberia that any of the Finance Parties be licensed by any governmental authority of, or otherwise registered in any public office or elsewhere in, the Republic of Liberia.

I.	It is not necessary to file, record or register any of the Documents or any instrument relating thereto or effect any other official action in any public office or elsewhere in the Republic of Liberia to render any such document enforceable against the Borrower.

J.	Assuming none of the Novation Agreement, the Agency and Trust Deed or the Account Security Deed have been executed in the Republic of Liberia, no stamp or registration or similar taxes or charges are payable in the Republic of Liberia in respect of the Documents or the enforcement thereof in the courts of Liberia other than customary court fees payable in litigation in the courts of Liberia.

K.	The Borrower is not required or entitled under any existing applicable law or regulation of the Republic of Liberia to make any withholding or deduction in respect of any tax or otherwise from any payment which it is or may be required to make under any of the Documents.

L.	Assuming that the shares of the Borrower are not owned, directly or indirectly, by the Republic of Liberia or any other sovereign under Liberian law, neither the Borrower nor the property or assets of the Borrower is immune from the institution of legal proceedings or the obtaining or execution of a judgment in the Republic of Liberia.

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M.	Under Liberian law the choice by the Borrower of English law to govern the Documents is a valid choice of law. The submission in the Documents by the Borrower to the jurisdiction of the courts of England is a valid submission and does not contravene Liberian law but to the extent such submission purports to be exclusive to such courts, such exclusivity may not be enforceable under Liberian law.

N.	None of the Finance Parties will be deemed to be resident, domiciled or carrying on business in the Republic of Liberia solely by reason of the execution of the Novation Agreement, the Agency and Trust Deed and the Account Security Deed, or the performance or enforcement of the Documents.

O.	To the best of our knowledge without having made any investigation of agreements (other than our examination of the Documents) to which the Company is a party, claims against the Company under the Documents will rank at least pari passu with the claims of all unsecured creditors of the Company except those mandatorily preferred by law.

We qualify our opinion to the extent that:

(i)	the enforceability of the rights and remedies provided for in the Documents (a) may be limited by bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting generally the enforcement of creditors’ rights and (b) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including application by a court of competent jurisdiction of principles of good faith, fair dealing, commercial reasonableness, materiality, unconscionability and conflict with public policy or similar principles;

(ii)	we express no opinion as to the enforceability under Liberian law of any provision in any Document which purports to confer upon the courts of England exclusive jurisdiction to settle disputes arising out of or in connection therewith to the extent that any such provision deprives the Republic of Liberia of jurisdiction over a Liberian corporation; and

(iii)	our opinion in paragraph H is given on the basis of the requirements under Liberian law which would apply to companies generally in connection with entering into a document of the type of the Documents or enforcing its rights under them and we have not performed any specific analysis of the individual position of any of the Finance Parties.

A copy of this opinion letter may be delivered by any of you to any Person that becomes a Finance Party in accordance with the provisions of the Credit Agreement and to BpiFrance Assurance Export (“BpiFAE”). Any such Finance Party and/or BpiFAE may rely on the opinions expressed above as if this opinion letter were addressed and delivered to such Finance Party and/or BpiFAE on the date hereof.

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This opinion may not be disclosed to any person other than: (a) those Persons (such as auditors or regulatory authorities) who, in the ordinary course of business of the Finance Parties and BpiFAE and their respective affiliates have access to their papers and records or are entitled by law to see them, (b) those Persons who are considering becoming Lenders and/or sub-participants and any professional advisers of such Lenders and/or sub-participants, (c) those Persons in whose favor a Lender charges, assigns or otherwise creates security (or may do so) pursuant to the Credit Agreement, (d) any affiliates of any of the Finance Parties and BpiFAE and the officers, directors, employees and professional advisers of such affiliate, (e) to any Persons as required by law or regulation, court order or pursuant to the rules or regulations of any supervisory or regulatory body or any relevant stock exchange, (f) to any judicial authority in connection with judicial proceedings, (g) any insurer, reinsurer, risk mitigation provider, insurance broker or reinsurance broker of any of the Finance Parties and BpiFAE and any agent of such insurer, reinsurer, risk mitigation provider, insurance broker or reinsurance broker, (h) the officers, directors, employees and professional advisers of any of the Finance Parties and BpiFAE, and (i) to the extent required in connection with any actual or potential dispute or claim to which any addressee or any other Lender is a party and which relates to the Documents, on the basis that (i) such disclosure is made solely to enable any such Person to be informed that an opinion has been given and to be made aware of its terms but not for the purposes of reliance, (ii) we do not assume any duty or liability to any Person to whom such disclosure is made and (iii) (other than in relation to disclosure under paragraphs (a), (e) and (f)) such Person agrees not to further disclose this opinion or its contents to any other Person, other than as permitted above, without our prior written consent.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you or any other Lender who is permitted to rely on the opinion expressed herein as specified in the next preceding paragraph of any development or circumstance of any kind including any change of law or fact that may occur after the date of this opinion letter even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter. Accordingly, any of the Finance Parties and BpiFAE relying on this opinion letter at any time should seek advice of its counsel as to the proper application of this opinion letter at such time.

Very truly yours,

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EXHIBIT B-2

FORM OF OPINION OF ENGLISH COUNSEL TO THE FACILITY AGENT AND THE LENDERS

[●] 2025

To the Lenders party to the Credit Agreement referred
to below and to J.P. Morgan SE as Facility Agent and

Citicorp Trustee Company Limited as Security Trustee

Dear Sir / Madam

Oasis 7

In accordance with section 5.1.2(b) (Opinions of Counsel) of the Credit Agreement (as hereinafter defined), please find enclosed our opinion in relation to the English law documents involved in this transaction.

Yours faithfully

Norton Rose Fulbright LLP

1

Background

1.1	This opinion is given at the request of our client J.P. Morgan SE (the Facility Agent) in relation to the English law aspects of a loan transaction (the Transaction) by which certain banks party thereto as lender (the Lenders) have made available a credit facility of the USD equivalent of up to EUR [●] to Royal Caribbean Cruises Ltd. as borrower (the Company) pursuant to a Credit Agreement (as defined in the Schedule).

1.2	We have acted as English legal advisers to the Facility Agent and the Lenders in relation to the Transaction.

1.3	We have examined copies of the following documents relating to the Transaction:

the loan documents governed by English law described in part 1 of the Schedule (the English Financing Documents); and

the security document governed by English law described in part 2 of the Schedule (the English Security Document).

1.4	In this opinion, the English Financing Documents and the English Security Document are referred to as the English Documents.

1.5	For the purpose of giving this opinion, we have examined no other documents and have undertaken no other enquiries.

1.6	Our opinions are given in part 2. Part 3 explains their scope, part 4 describes the assumptions on which they are made and part 5 contains the qualifications to which they are subject.

Opinions

Based on, and subject to, the other provisions of this opinion, we are of the following opinions:

Effect of the English Documents

2.1	The obligations which the Company is expressed to assume in each English Document constitute its legal, valid, binding and enforceable obligations.

2.2	If the English Security Document is expressed to create a charge over assets of the Company, that charge is (subject to its terms) effective to the extent that the assets concerned are beneficially owned by the Company at the time the charge is created. To the extent they are not, that charge will (subject to its terms) become effective if and when the assets concerned become beneficially owned by that Company.

2.3	The effectiveness or admissibility in evidence of the English Documents is not dependent on:

any registrations, filings, notarisations or similar actions; or

any consents, authorisations, licences or approvals of general application from governmental, judicial or public bodies.

Stamp duty on the English Documents

2.4	No stamp, registration or similar duty or tax is payable in respect of the creation of any English Document.

Choice of law and jurisdiction

2.5	The choice of English law to govern the English Documents and any non-contractual obligations connected to the English Documents is effective.

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2.6	The agreement by the Company in an English Document that the English courts have jurisdiction in respect of that document or any non-contractual obligations connected to that document is effective.

Scope

3.1	This opinion and any non-contractual obligations connected with it are governed by English law and are subject to the exclusive jurisdiction of the English courts.

3.2	This opinion is given only in relation to English law as it is understood at the date of this opinion. We have no duty to keep you informed of subsequent developments which might affect this opinion.

3.3	If a question arises in relation to a cross-border transaction, it may not be the English courts which decide that question and English law may not be used to settle it.

3.4	We express no opinion on, and have taken no account of, the laws of any jurisdiction other than England. In particular, we express no opinion on the effect of documents governed by laws other than English law.

3.5	We express no opinion on matters of fact.

3.6	Our opinion is limited to the matters expressly stated in part 2, and it is not to be extended by implication. In particular, we express no opinion on the accuracy of the assumptions contained in part 4. Each statement which has the effect of limiting our opinion is independent of any other such statement and is not to be impliedly restricted by it. Paragraph headings are to be ignored when construing this opinion.

3.7	Our opinion is given solely for the benefit of the Facility Agent and the Lenders from time to time (as that expression is defined in the Credit Agreement) acting through the Facility Agent. It may not be relied on by any other person other than BpiFAE (as defined in the Credit Agreement).

3.8	This opinion may not be disclosed to any person other than:

those persons (such as employees, officers, auditors or regulatory authorities or professional advisors or insurers or reinsurers or rating agencies) who, in the ordinary course of business of the Facility Agent, the Lenders and BpiFAE, have access to their papers and records or are entitled by law to see them;

those persons who are considering becoming Lenders or sub-participants (and their respective professional advisors);

those persons in whose favour a Lender charges, assigns or otherwise creates security (or may do so) pursuant to section 11.11.1 (Assignments) of the Credit Agreement;

affiliates of the Facility Agent and the Lenders;

to any persons as required by law or regulation court order or pursuant to the rules or regulations of any supervisory or regulatory body or any relevant stock exchange;

to any judicial authority in connection with judicial proceedings; and

to the extent required in connection with any actual or potential dispute or claim to which any addressee or Lender is a party and which relates to the Transaction,

and on the basis that those persons will make no further disclosure.

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Assumptions

This opinion is based on the following assumptions:

Effect of the English Documents

4.1	Each person which is expressed to be party to the English Documents:

is duly incorporated and is validly existing;

is not the subject of any insolvency or reorganisation proceedings in any jurisdiction;

has the capacity to execute each English Document to which it is expressed to be a party and to perform the obligations it is expressed to assume under it;

has taken all necessary corporate action to authorise it to execute the Novation Agreement (as defined in the Schedule) and the English Security Document and to perform the obligations it is expressed to assume under the English Documents to which it is a party; and

has duly executed the Novation Agreement.

4.2	Each of the Novation Agreement and the English Security Document has been or will be executed in the form provided to us. There has been no variation, waiver or discharge of any of the provisions of the English Documents.

4.3	None of the English Documents is (wholly or in part) void, voidable, unenforceable, ineffective or otherwise capable of being affected as a result of any vitiating matter (such as mistake, misrepresentation, duress, undue influence, fraud, breach of directors’ duties, illegality or public policy) that is not clear from the terms of the English Documents.

Security

4.4	All present or future assets over which the Company purports to create security in the English Security Document are (or, in the case of future assets, will, when they become subject to the security, be) beneficially owned by the Company free from all other present or future rights of any kind except to the extent of any encumbrance which the English Security Document concerned is expressed to rank behind.

4.5	The Company is solvent both on a balance sheet and on a cash-flow basis, and will remain so immediately after the Transaction has been completed.

Other facts

4.6	There are no other facts relevant to this opinion that do not appear from the documents referred to in part 1.

Other laws

4.7	No law of any jurisdiction other than England has any bearing on the opinion contained in part 2.

Qualifications

This opinion is subject to the following qualifications:

Contractual matters

5.1	The enforcement of contractual obligations is subject to the general principles of contractual liability, in particular the matters described in the following paragraphs.

5.2	Apart from claims for the payment of debts (including the repayment of loans), contractual obligations are normally enforced by an award of damages for the loss suffered as a result of a breach of contract; and recoverable loss is restricted by principles such as causation, remoteness and mitigation. The specific performance of contractual obligations is a discretionary remedy and is only available in limited circumstances.

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5.3	Contractual obligations can be discharged by matters such as breach of contract or frustration. Claims may become time-barred or may be subject to defences such as set-off or estoppel.

5.4	The interpretation of the meaning and legal effect of any particular provision of a contract is a matter of judgment, which will ultimately be determined by the relevant tribunal. In addition, a document may be capable of being rectified if it does not express the common intention of the parties.

5.5	English law has traditionally been protective of guarantors and has developed a number of defences for them. Although guarantees generally purport to exclude many of these defences, a guarantee, and any third party security generally, will be construed in favour of the guarantor or grantor of security where possible.

5.6	A clause in a contract which excludes or limits an obligation of one of the parties or the liability for breach of that obligation will be construed restrictively, against the person who wishes to rely on it.

5.7	If a provision of a contract is particularly one-sided it is more likely to be construed against the party who wishes to rely on it.

5.8	A provision of a contract may be ineffective if it is incomplete or uncertain or provides for a matter to be determined by future agreement.

5.9	A provision of a contract which provides for the conclusive certification or determination of a matter by one party may not prevent judicial inquiry into the merits of the claim.

5.10	Although the parties to commercial contracts are generally free to agree what they want, this principle does have limits. For instance, a provision for the payment of a sum in the event of a breach of contract is unenforceable if it is a penalty, and a provision which prevents the assignment of a receivable may be ineffective.

5.11	A contractual provision for the forfeiture of a proprietary or possessory interest, such as the rights of a lessee under a chattel lease, may be overridden.

5.12	An undertaking to assume liability for stamp duty or similar taxes may be ineffective.

5.13	As a general principle, an authority or power of attorney can be revoked at any time, and will be revoked if the donor enters into insolvency proceedings. This is so even if the authority or power is expressed to be irrevocable and the revocation is therefore made in breach of contract. The main exception to this principle is where the authority or power is granted as part of a security arrangement.

5.14	A provision of a contract which purports to exclude the effect of prior or subsequent agreements, representations or waivers may be ineffective.

5.15	A provision of a contract which provides what will happen in the event of an illegality (including a provision for severance of part of the contract) may not be enforceable.

5.16	An agreement in respect of criminal liability may not be enforceable.

5.17	An indemnity for the costs of litigation may not be enforceable.

Security

5.18	We express no opinion on the priority of the security created by the English Security Document in relation to any other rights affecting the assets which are the subject of the security, whether those rights are absolute or by way of security, whether they are created by agreement or arise by operation of law and whether they are created before or after the English Security Document. In relation to particular types of asset, further steps may be required (such as effecting registrations or giving notices) to protect the priority of security against claims by third parties.

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5.19	To the extent that the English Security Document purports to create a legal (as opposed to an equitable) interest, there are limits on the availability of such an interest and further steps may be required (such as, in relation to land, registration at H.M. Land Registry) in order to create one.

5.20	The assets which are the subject of a security created by the English Security Document may consist of rights against third parties, such as contractual rights. To the extent that they do, the security is subject to the terms of those rights (which may, for instance, prohibit the creation of security) and may be subject to the rights of those third parties (who may, for instance, have rights of set-off).

5.21	We express no opinion on the effect of the English Security Document to the extent that it relates to assets which are situated or registered outside England or are governed by a law other than English law.

5.22	A purported fixed charge over an asset will be treated as floating security if the chargee has insufficient control over it and its proceeds.

5.23	The rights of the holder of floating security over assets to the net proceeds of those assets are subject to the payment of various other liabilities including preferential debts, certain unsecured debts and the expenses of certain insolvency proceedings.

5.24	As a general principle, a creditor with security over the whole (or substantially the whole) of the assets of a company cannot appoint an administrative receiver of the company but, instead, can appoint an administrator.

5.25	A receiver ceases to be the agent of the company over whose assets he has been appointed once that company goes into liquidation.

5.26	A provision of the English Security Document may be ineffective to the extent that it purports to limit a Company’s right to the return of the charged assets once it has repaid the secured obligations.

Insolvency

5.27	The parties’ rights are subject to laws affecting creditors’ rights generally, such as those relating to insolvency and reorganisation. These laws can apply to persons incorporated or resident outside England, as well as to those incorporated or resident in England.

5.28	In particular, on an insolvency:

contractual and other personal rights will reduce proportionately with all similar rights, and contractual provisions which would conflict with this principle (such as a pro rata sharing clause) are ineffective;

transactions (including the security created by the English Security Document) entered into in the period before the insolvency starts (that period generally being no longer than two years) may be set aside in certain circumstances; and

the ability of a secured creditor to enforce its security may be subject to limitations, for instance in an administration or moratorium.

Choice of law and jurisdiction

5.29	The law which governs a contract and any connected non-contractual obligations is not determinative of all issues which arise in connection with that contract. For instance:

it may not be relevant to the determination of proprietary issues (such as those relating to security);

6

rules which are mandatory (which includes public policy rules) in a jurisdiction which is connected with the contract or in the jurisdiction where the issue is decided may be applied regardless of the provisions of the contract; and

in insolvency proceedings, the law governing those proceedings may override the law governing the contract.

5.30	There are circumstances in which the English courts may, or must, decline jurisdiction or stay proceedings. Additionally, it may not be possible to commence proceedings because of an inability to comply with service of process requirements.

5.31	The English courts have a discretion to accept jurisdiction in an appropriate case even though there is an agreement that other courts have (exclusive or non-exclusive) jurisdiction.

5.32	The jurisdiction of the English courts in relation to insolvency matters is not dependent on the submission of the parties to the jurisdiction. The precise scope of that jurisdiction depends on the nature of the insolvency procedure in question.

Sanctions

5.33	Any provision of a contract which requires a party to comply with the sanctions-related legislation of a foreign jurisdiction may be unenforceable and unlawful.

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Schedule
Part 1: The English Financing Documents

1	A credit agreement dated [●] as novated, amended and restated by the Novation Agreement (as defined below) (the Credit Agreement) made between (1) the Company as borrower, (2) the Lenders as lenders, (3) the Facility Agent, (4) J.P. Morgan SE as global coordinator and (5) [●] as mandated lead arrangers to provide a term loan to partly finance the construction of Hull No B35 at Chantiers de l’Atlantique S.A.

2	A novation agreement dated [●] 2025 (the Novation Agreement) made between, amongst others, the parties to the Credit Agreement and SPV Oasis7-B35 Limited and Citicorp Trustee Company Limited as security trustee (the Security Trustee) and to which the restated form of the Credit Agreement is scheduled.

3	An agency and trust deed dated [●] 2025 (the Agency and Trust Deed) made between the parties to the Credit Agreement, to provide for the appointment of the Security Trustee as security trustee for the purposes of the account security referred to in Part 2 below.

Part 2: The English Security Document

1	An escrow account security agreement dated [●] made between the Company and the Security Trustee in relation to the Account (as defined therein).

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EXHIBIT B-3

FORM OF OPINION OF FRENCH COUNSEL TO THE FACILITY AGENT AND THE LENDERS

Private and confidential	Draft: 17.03.25
1001307286

[●] 202[●] To: J.P. MORGAN SE, as Facility Agent of certain Finance Parties (as such term is defined in the Facility Agreement)

Avocats au Barreau de Paris
Solicitors of the Senior Courts of England and Wales

Norton Rose Fulbright LLP
ParisEight
40, rue de Courcelles
75008 Paris
France

Tel      +33 1 56 59 50 00

Fax      +33 1 56 59 50 01

Toque J039

nortonrosefulbright.com

Direct line +33 1 56 59 53 31
Email alexandre.roth@nortonrosefulbright.com
Our reference 1001307286

Dear Sirs / Madams,

Oasis 7: Bpifrance Assurance Export – post-delivery related aspects

In accordance with Schedule 3 (Conditions precedent) (referred to in clause 9.1)) – Part 3 (Documents and evidence to deliver to the Facility Agent not later than the first Drawdown Date) – paragraph 5 of the Facility Agreement (as such term is defined below), our opinion in relation to certain matter of French law concerning the Bpifrance Assurance Export Insurance Policy described below is attached.

Yours faithfully

Norton Rose Fulbright LLP

1

Background

1.1	This opinion is given in relation to the French law aspects of a transaction (the Transaction) by which:

certain banks and financial institutions (the Lenders) have agreed to grant to SPV OASIS7-B35 LIMITED (the Original Borrower) a facility of up to [1,432,938,400] Euros pursuant to the terms of a facility agreement dated [●] 2025 made between, inter alia (i) the Borrower, (ii) J.P. MORGAN SE as facility agent (the Facility Agent), (iii) CITICORP TRUSTEE COMPANY LIMITED as security trustee (the Security Trustee), (iv) J.P. MORGAN SE as global coordinator, (v) the banks and financial institutions named therein as mandated lead arrangers and (vi) the Lenders (the Original Facility Agreement);

Bpifrance Assurance Export (Bpifrance Assurance Export), acting on behalf, in the name and under the control of the French State in accordance with Article L. 432-2 of the French Insurance Code (Code des Assurances), has issued a buyer credit insurance policy dated [●] 202[●] in connection with the Facility Agreement (the Bpifrance Assurance Export Insurance Policy);

on [●] 202[●], Bpifrance Assurance Export has issued the Bpifrance Assurance Export Insurance Policy, initially in connection with the Original Facility Agreement;

by a novation agreement dated [●] 202[●] (as amended from time to time, the Novation Agreement), it was agreed that upon delivery of the Vessel (as defined in the Facility Agreement), the Original Facility Agreement would be novated so that the borrower thereunder would become Royal Caribbean Cruises Ltd (the New Borrower) (the Original Facility Agreement, as novated by the Novation Agreement, being referred to herein as the Facility Agreement); and

the Bpifrance Assurance Export Insurance Policy contemplated that upon the delivery of the Vessel (as defined in the Facility Agreement) and the occurrence of the novation referred to in the preceding paragraph, such Bpifrance Assurance Export Insurance Policy would continue to cover the Facility Agreement.

We have not been involved in the negotiation, drafting or execution of the Bpifrance Assurance Export Insurance Policy.

1.2	We have acted as French legal advisers to the Facility Agent in relation to the Transaction.

1.3	For the purpose of rendering this opinion we have examined executed copies of the following documents relating to the Transaction:

an executed version of the Facility Agreement;

an executed version of the Novation Agreement;

an executed version of the Bpifrance Assurance Export Insurance Policy; [and]

[a copy of] [a] letter[s] dated [●] 202[●] addressed by Bpifrance Assurance Export to [●], to which is attached the Bpifrance Assurance Export Insurance Policy with respect to the financing of the Vessel (as defined in the Facility Agreement) in respect of the risks referred to in such letter[s]. The Bpifrance Assurance Export Insurance Policy includes the General Terms and Conditions – Credit Institutions (ASC EC 17-01) (Conditions Générales – Etablissements de Crédit) (the General Conditions) and the Special Terms and Conditions – Credit Institutions – Buyer Credit Cover (ASC EC CA 17-01) (Conditions Spéciales – Etablissements de Crédit – Garantie d’un Crédit Acheteur) of Bpifrance Assurance Export (the Special Conditions) and pursuant to the particular conditions (Conditions Particulières) of the cover dated [●] 202[●] (the Particular Conditions). For the purposes of this opinion we have reviewed the text of the General Conditions and the Particular Conditions as published on the website of Bpifrance Assurance Export. The text of the Particular Conditions is not available on the date of this opinion and we have not had an opportunity to review them for the purposes of this opinion.

2

[an amendment to the Bpifrance Assurance Export Insurance Policy dated [●] (the Policy Amendment).]1

1.4	For the purposes of this opinion, we have also examined the following documents:

the articles of association (statuts) of Bpifrance Assurance Export, marked “mise à jour des décisions de l’associé unique du [●]” (as updated by a decision of the sole shareholder dated [●] which statuts were filed with the Greffe du Tribunal de commerce (registrar of the commercial court) of Créteil, France and obtained electronically from the on-line company search service named Infogreffe on [●] 202[●] (the Articles of Association) ;

a kbis extract (Extrait K-bis) from the registre du commerce et des sociétés (trade and companies register) of Créteil, France, relating to Bpifrance Assurance Export obtained electronically from the on-line company search service named Infogreffe dated as [●] 202[●] and as up to date as at [●] 202[●] (the K-Bis Extract);

the non-bankruptcy certificate (certificat de non-faillite) issued by the Greffe du Tribunal de commerce (Registrar of the Commercial Court) of Créteil, France, relating to Bpifrance Assurance Export obtained electronically from the on-line company search service named Infogreffe dated as [●] 202[●] and as up to date as at [●] 202[●] (the Non-Bankruptcy Certificate) ;

and such other documents as we have considered it necessary or desirable in order that we may give this opinion. The documents referred to in this paragraph 1.4 above are referred to herein as the Background Documents. Except as stated above we have not examined any contracts, instruments or documents entered into by or affecting Bpifrance Assurance Export or any corporate records of Bpifrance Assurance Export and have not made any other enquiries concerning Bpifrance Assurance Export.

1.5	In this Opinion, the Facility Agreement and the Bpifrance Assurance Export Insurance Policy are collectively referred to as the Operative Documents, and the Operative Documents and the Background Documents are collectively referred to as the Documents. The parties to the Operative Documents are referred to as Parties.

1.6	Our opinions are given in part 2. Part 3 explains their scope, part 4 describes the assumptions on which they are made and part 5 contains the qualifications to which they are subject.

Opinion

Based on, and subject to, the other provisions of this opinion, and subject to any matters not disclosed to us, we are of the opinion that:

2.1	Based on our examination of the Background Documents, Bpifrance Assurance Export is a société par actions simplifiée validly existing under the laws of France, registered with the Registry of Commerce and Companies of Créteil under single identification number 815 276 308, having a corporate existence expiring (unless previously extended or terminated) on 16 December 2114.

1 [NRF Paris : to be included as the case may be, at the time of the novation/delivery if the policy has been amended.]

3

2.2	Bpifrance Assurance Export has the power and legal capacity to enter into the Bpifrance Assurance Export Insurance Policy and to perform its obligations and exercise its rights thereunder, acting on behalf, in the name and under the control of the French State.

2.3	Based upon our examination of the K-Bis Extract and the Non-Bankruptcy Certificate, no steps taken to order the commencement of any sauvegarde (safeguard proceedings), sauvegarde accélérée (accelerated safeguard proceedings), redressement judiciaire (judicial recovery proceedings), procédure de traitement de sortie de crise (judicial simplified recovery proceedings) or liquidation judiciaire (judicial liquidation proceedings), over the Seller were recorded with the Tribunal de commerce (Commercial Court) or, where applicable, the Tribunal Judiciaire (Judicial Court) of its place of registration, as at the date of the relevant Non-Bankruptcy Certificates and no cessation d'activité (termination of operations) or dissolution (voluntary winding-up) of the Seller was recorded as at the date of the K-Bis Extract.

2.4	The statutory basis for the French State to provide cover in the form of the Bpifrance Assurance Export Insurance Policy is set forth in Articles 103 et seq. of the Amended Finance Law for 2015 (Law n° 2015-1786 of 29 December 2015), Decree n° 2016-1701 of 12 December 2016 relating to the granting of the guarantee of the French State for transactions contributing to the development of foreign commerce of France (relatif à l’octroi de la garantie de l’Etat pour les opérations concourant au développement du commerce extérieur de la France) and in Articles L. 432-1 to L. 432-6 and R. 442-2 et seq. of the French Insurance Code (Code des Assurances). The Bpifrance Assurance Export Insurance Policy is validly issued pursuant to such provisions.

2.5	Pursuant to Articles L. 432-1 to L. 432-6 and R. 442-2 et seq. of the French Insurance Code (Code des Assurances), the Bpifrance Assurance Export Insurance Policy is issued by Bpifrance Assurance Export acting on behalf, in the name and under the control of the French State (pour le compte, au nom et sous le contrôle de l’Etat). Therefore, although the Bpifrance Assurance Export Insurance Policy is both issued and administered by Bpifrance Assurance Export, it constitutes as a matter of law direct obligations of the French State. Pursuant to the aforementioned articles of the French Insurance Code, the French State is authorised to grant the coverage described in the Bpifrance Assurance Export Insurance Policy.

2.6	The claims of the policyholder against Bpifrance Assurance Export acting on behalf, in the name and under the control of the French State and against the French State under the Bpifrance Assurance Export Insurance Policy will rank at least pari passu with the claims of all other creditors of Bpifrance Assurance Export acting on behalf, in the name and under the control of the French State under the insurance policies issued by Bpifrance Assurance Export acting on behalf, in the name and under the control of the French State in accordance with Articles L. 432-1 to L. 432-6 and R. 442-2 et seq. of the French Insurance Code, except (in the case of Bpifrance Assurance Export) for such claims as are preferred under the laws of the French Republic.

2.7	The Bpifrance Assurance Export Insurance Policy, creates legal (licite), valid (valable) and binding (ayant force obligatoire) obligations of the French State, entered into by Bpifrance Assurance Export acting on behalf, in the name and under the control of the French State, and is enforceable (opposable) against the French State in accordance with its terms.

4

2.8	There are no governmental or regulatory consents, approvals, licence, authorisations or order to ensure the validity (validité), binding effect (force obligatoire) and enforceability (opposabilité) of the Bpifrance Assurance Export Insurance Policy, other than that referred to in paragraph 4.21 hereof.

2.9	In order to ensure the validity (validité), binding effect (force obligatoire) and enforceability (opposabilité) of the obligations created by the Bpifrance Assurance Export Insurance Policy, as relevant, it is not required under the laws or practice of the French Republic that the Bpifrance Assurance Export Insurance Policy or any other document be notarised, filed with, or recorded or registered in any public office or elsewhere in the French Republic.

2.10	Under French law, Bpifrance Assurance Export is subject to private commercial law and to suit, and neither Bpifrance Assurance Export nor any of its property or assets has immunity from the jurisdiction of any court or any legal process (whether through service of notice, attachment prior to notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise), except that:

to the extent that Bpifrance Assurance Export occupies or possesses any property by virtue of any licence or other grant from the French State, such property and the title of Bpifrance Assurance Export thereto may be immune from suit or execution on the grounds of sovereignty;

to the extent that Bpifrance Assurance Export owns assets which are necessary to exercise its mission of provider of public services (mission de service public), such assets and the title of Bpifrance Assurance Export thereto may be immune from suit or execution; and

suit and execution against Bpifrance Assurance Export’s assets or properties may be affected by action taken by the French Republic authorities in the interests of national defence or on the occurrence of exceptional circumstances of paramount importance to the national interest of the French Republic, as such concept is understood under the Constitution, laws and regulations of the French Republic.

2.11	While there is no express waiver by the French State of immunity from jurisdiction set forth in the Bpifrance Assurance Export Insurance Policy, we are of the opinion that Article 20 of the General Terms and Conditions-Credit Institutions (ASC EC 17-01) (Conditions Générales – Etablissements de Crédit) applicable to the Bpifrance Assurance Export Insurance Policy, by providing that any disputes that may arise in connection with the application of the Bpifrance Assurance Export Insurance Policy shall be submitted to the jurisdiction of the relevant courts in Paris, constitutes an implied and valid waiver of any such immunity from jurisdiction. The language employed in such Article 20 provides that “Any disputes that may arise in connection with the application of the policy shall be submitted to the jurisdiction of the relevant courts in Paris” without specifying whether the general judicial courts or the administrative courts are the competent courts. While there is to our knowledge no definitive answer to such question, we are of the view that the judicial courts (ordre judiciaire) would be the competent courts. This is based both on our prior experience and on the fact that, although the French State is the party responsible for payment under the Bpifrance Assurance Export Insurance Policy, it has designated Bpifrance Assurance Export, which is a commercial company, to act as its agent for the purposes of administering the Bpifrance Assurance Export Insurance Policy. The French State is normally represented by the Agent judiciaire de l’Etat before relevant courts of Paris (ordre judiciaire).

5

2.12	Under the laws of the French Republic, the French State is subject to French public law and benefits from sovereign immunity over its property or assets, within the meaning of the relevant administrative case law (jurisprudence administrative) and as codified in the French Code of Property of Public Persons (Code Général de Propriété des Personnes Publiques).

2.13	The execution, delivery and performance of the Bpifrance Assurance Export Insurance Policy will not violate, conflict or exceed (i) Bpifrance Assurance Export’s or the French State’s powers or statute, or (ii) any provision of applicable law or regulation to which Bpifrance Assurance Export or the French State is subject.

2.14	The choice by the Parties of French law to govern the Bpifrance Assurance Export Insurance Policy is effective and would be recognised and upheld as a valid choice of law by the French courts in any proceedings in the courts of France and applied by such courts in proceedings in relation to the Bpifrance Assurance Export Documents as the governing law thereof.

2.15	The agreement by Bpifrance Assurance Export in the Bpifrance Assurance Export Insurance Policy that the French courts have jurisdiction in respect of those documents is effective and would be recognised and upheld as a valid choice of law in any proceedings in the courts of France and applied by such courts in proceedings in relation to the Bpifrance Assurance Export Insurance Policy as the governing law thereof.

2.16	Bpifrance Assurance Export has duly executed the Bpifrance Assurance Export Insurance Policy in the name, on behalf of and under the control of the French State.

2.17	No stamp duty, registration fee or duty or similar taxes and charges are payable in France in connection with the signing or enforceability of the obligations under the Bpifrance Assurance Export Insurance Policy.

2.18	No party to the Bpifrance Assurance Export Insurance Policy will be deemed to be domiciled in or to carry on business in the French Republic solely by virtue only of the execution of the Bpifrance Assurance Export Insurance Policy.

2.19	There is no provision in the Facility Agreement which contravenes or conflicts with any provision of the Bpifrance Assurance Export Insurance Policy in a manner such as to jeopardise the insurance cover contemplated thereunder.

Scope

3.1	This opinion and any non-contractual obligations connected with it are governed by French law and are subject to the exclusive jurisdiction of the Tribunal judiciaire (judicial court) of Paris.

3.2	This opinion is given only in relation to French law as it is understood at the date of this opinion. We have no duty to keep you informed of subsequent developments which might affect this opinion.

3.3	We express no opinion on, and have taken no account of, the laws of any jurisdiction other than the jurisdiction of the French Republic.

3.4	If a question arises in relation to a cross-border transaction, it may not be the French courts which decide that question and French law may not be used to settle it.

3.5	We express no opinion on matters of fact.

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3.6	Our opinion is limited to the matters expressly stated in part 2, and it is not to be extended by implication. In particular, we express no opinion on the accuracy of the assumptions contained in part 4 or as to whether the terms of the Operative Documents are adequate to fulfil the commercial intentions of the Parties with respect thereto. Each statement which has the effect of limiting our opinion is independent of any other such statement and is not to be impliedly restricted by it. Paragraph headings are to be ignored when construing this opinion.

3.7	Our opinion is given solely for the benefit of the Facility Agent and the Lenders (as that expression is defined in the Facility Agreement) acting through the Facility Agent.

3.8	This opinion may not be disclosed to any person other than:

a)	those persons (such as employees, officers, auditors or regulatory authorities or professional advisors or insurers or reinsurers or rating agencies) who, in the ordinary course of business of the Facility Agent, the Security Trustee, the Lenders and their respective affiliates, have access to their papers and records or are entitled by law to see them or any relevant stock exchange; and

b)	those persons who are considering becoming Lenders and/or sub-participants (and their respective professional advisors);

c)	those persons in whose favour a Lender charges, assigns or otherwise creates security (or may do so) pursuant to the clause entitled “Security over Lenders' rights” of the Facility Agreement

d)	affiliates of the Facility Agent, the Security Trustee and the Lenders; and

e)	to any judicial authority in connection with judicial proceedings;

and on the basis that those persons will make no further disclosure and are not entitled to rely thereon.

Assumptions

For the purpose of this opinion, we have assumed, without making any independent investigation in relation thereto:

4.1	the authenticity and completeness of all documents submitted to us as originals, the genuineness of all signatures, stamps and seals on the originals of all copy documents delivered to us and the completeness and conformity to original documents of all copies or photocopies furnished to us;

[Electronic signature

4.2	that the manner of signature of the Bpifrance Assurance Export Insurance Policy by means of an “Adobe Acrobate Reader process” signature or a “copy-pasted” signature on the Bpifrance Assurance Export Insurance Policy together with an accompanying note attached to the Bpifrance Assurance Export Insurance Policy confirming that Bpifrance Assurance Export has validly and conscientiously signed the Bpifrance Assurance Export Insurance Policy and agreed that by this signature, Bpifrance Assurance Export intents to be bound by the Bpifrance Assurance Export Insurance Policy will be considered by a French court as a satisfactory evidence of the agreement of the Parties to the Bpifrance Assurance Export Insurance Policy. The question as to whether it can be evidenced that a document has been validly entered into between Parties is question of fact. Evidence of such a fact may be provided with a “commencement de preuve par écrit” (written evidence) as defined within article 1362 of French Code Civil. Whether a document constitutes a “commencement de preuve par écrit” is a question of fact which may ultimately be assessed and decided by a French court. We note however, that a French court may also take into consideration that pursuant to article 1358 of French Code Civil and article L.110-3 of the French Commercial Code, in a commercial transaction between commercial Parties (as is the case with the entry into the Bpifrance Assurance Export Insurance Policy), the mode of evidence that an agreement has been validly entered into is free.][2]

7

[Electronic signature

4.3	The electronic signature of the [Operative] [French] Documents has been effected pursuant to an electronic signature process in accordance with applicable regulations and, in particular, European regulation (EU) 910/2014 on electronic identification and trust services for electronic transactions in the internal market of 23 July 2014 (the eIDAS Regulation), and any such [Operative] [French] Document is created and stored in conditions that will guarantee its integrity within the meaning of article 1366 of the French civil Code.

For the purposes of this paragraph:

"signed" means, in relation to each [Operative] [French] Document executed with an electronic signature, the process by which the signatory has applied his or her electronic signature to such [Operative] [French] Document; and

4.4	"electronic signature" means a signature in electronic form applied to any [Operative] [French] Document that is intended by the signatory to take effect as his or her signature including, without limitation, any signature created by the signatory in accordance with the processes of the electronic signing platform.][3]

[Wet ink

4.5	each of Bpifrance Assurance Export and the Facility Agent (acting on behalf of the Lenders) will have possession of an original of the Bpifrance Assurance Export Insurance Policy duly signed by or on behalf of each of the other Parties thereto.][4]

4.6	to the extent that the ability of Bpifrance Assurance Export or of its representatives to enter into the Bpifrance Assurance Export Insurance Policy or perform its obligations thereunder requires the determination of a matter of fact, that requirement has been complied with;

4.7	the due authorisation, execution and delivery by the Parties thereto of the Operative Documents other than Bpifrance Assurance Export and we refer you in such respect to the opinions being delivered to you in respect of such matters on the date hereof;

4.8	that the Documents are complete, accurate and up-to-date and have not been revoked, amended, superseded or varied, in whole or in part;

4.9	that each party to the Operative Documents, other than Bpifrance Assurance Export, is duly incorporated and validly existing under the laws of its jurisdiction of incorporation;

2 [NRF Paris note: if the policy/amendment is signed electronically without using a certified signing platform such as DocuSign]

3 [NRF Paris note : if the policy/amendment has been signed using a certified electronic signature platform such a DocuSign]

4 [NRF Paris note: if the policy/amendment is signed wet-ink]

8

4.10	that each of the Bpifrance Assurance Export insured parties to the Facility Agreement will at all relevant times observe its duties towards Bpifrance Assurance Export set forth in [the Bpifrance Assurance Export Promesse[s] de Garantie and][5] the Bpifrance Assurance Export Insurance Policy, including without limitation, the payment on a timely of the premium due to Bpifrance Assurance Export thereunder;

4.11	that, in so far as is relevant to the Bpifrance Assurance Export Insurance Policy, the Facility Agreement and the other Finance Documents represent and contain the entirety of the transaction entered into between the Parties thereto with respect to the subject matter thereof and the absence of any other arrangements between any of the Parties to the Facility Agreement and any declaration or act which modify, supplement or supersede any of the terms of the Facility Agreement, which have not been disclosed and approved by Bpifrance Assurance Export;

4.12	the truth, accuracy and completeness, at all relevant times, of each of the representations or other statements of matters of fact contained in the Operative Documents (or any other document to be issued in connection with the Operative Documents) in relation to each of the respective Parties thereto and that all of the representations and warranties given by any of the Parties to the Facility Agreement are, and will be, when made or repeated or when deemed made or repeated (as the case may be) are true and accurate;

4.13	that the representations made and the information made available by you and any lender under the Facility Agreement to Bpifrance Assurance Export in the application, and the additional information provided to Bpifrance Assurance Export by any of such Parties in correspondence with Bpifrance Assurance Export following the application and preceding the issuance of the Bpifrance Assurance Export Insurance Policy are true, complete, not misleading and up-to-date and consistent with the Facility Agreement and that Bpifrance Assurance Export has been given full disclosure, in writing, of the structure of the Transaction and that each of such Parties have observed at all times their duties towards Bpifrance Assurance Export, in particular:

their duty to perfect good faith i.e., they have notified completely and truthfully in writing all and any information of material significance for the granting of the Bpifrance Assurance Export Insurance Policy when they submitted the application;

they have promptly given notice to Bpifrance Assurance Export of any changes in the information given by the application for support or new information which differs from that given in the application for support and which become known prior to receiving final approval from Bpifrance Assurance Export; and

they have promptly given notice to Bpifrance Assurance Export of any changes in the information given by the application for support or new information which differs from that given in the application for support and which become known prior to receiving final approval from Bpifrance Assurance Export;

4.14	the terms of the Operative Documents, and the procedures set out therein are and will continue to be duly observed by the Facility Agent and (where applicable) the Lenders thereunder;

4.15	the satisfaction of all conditions to which the Facility Agreement are expressed to be conditional;

5 [NRF Paris note: if cover has not been issued at closing]

9

4.16	that the Facility Agreement constitutes valid, legal and binding obligations of the Parties thereto in accordance with its terms under the laws to which it is expressly subject;

4.17	that, insofar as any obligation of the Bpifrance Assurance Export Insurance Policy falls to be performed in, or is otherwise affected by, the laws of any jurisdiction other than the laws of France, its performance would not be illegal or ineffective under the laws of that jurisdiction;

4.18	that the Articles of Association (statuts) referred to in paragraph 1.4(a) are true, complete and up to date as at the date hereof;

4.19	that the Bpifrance Assurance Export Insurance Policy is issued by Bpifrance Assurance Export acting on behalf, in the name and under the control of the French State in accordance with Article L. 432-2 of the French Insurance Code in accordance with Articles L. 432-1 to L. 432-5 and R. 442-1 et seq. of the French Insurance Code and are executed by a duly authorised person representing Bpifrance Assurance Export;

4.20	that the Bpifrance Assurance Export Insurance Policy was executed by a duly authorised person representing Bpifrance Assurance Export;

4.21	that Bpifrance Assurance Export has received the approval of the French [Ministre de l’Economie,][6] in respect of the Bpifrance Assurance Export Insurance Policy in accordance with Article R. 442-2 of the French Insurance Code;

4.22	that the Bpifrance Assurance Export Insurance Policy is not or will not be (wholly or in part) void, voidable, unenforceable, ineffective or otherwise capable of being affected as a result of any vitiating matter (such a mistake, misrepresentation, fraud, illegality or public policy);

4.23	that the Bpifrance Assurance Export Insurance Policy does not constitute state aid (as contemplated under article 87 of the European Community Treaty) (i.e. do not have the effect of distorting or threatening to distort competition in trade between Member States). However, we are of the view that the risk that the Bpifrance Assurance Export Insurance Policy constitutes prohibited state aid is remote and that, even if it were found to constitute prohibited state aid, it is likely that the consequences would be limited to an adjustment of the financial charges applicable to the Facility Agreement but would not affect the Bpifrance Assurance Export Insurance Policy;

4.24	that there are no other facts relevant to this opinion that do not appear from the Operative Documents; and

4.25	that no law of any jurisdiction other than France has any bearing on the opinion contained in part 2.

Qualifications

This opinion must be read subject to the following qualifications and observations as to French law:

5.1	although the Bpifrance Assurance Export Insurance Policy is stated on its face to be a police d'assurance (insurance policy), the conditions générales with respect thereto state that, with certain exceptions, the provisions of the French Insurance Code (Code des assurances) do not apply to such Bpifrance Assurance Export Insurance Policy and that it is instead subject to general contract law (le droit commun des contrats). Consequently, we express no opinion as to whether it constitutes "insurance" in accordance with the French Insurance Code. However, we reiterate our opinion in paragraph 2.6 as to the legal, valid, binding and enforceable effect of the Bpifrance Assurance Export Insurance Policy;

 6 [NRF Paris note : Minister’s title to be confirmed on the date of issuance of the BPIAE Policy]

10

5.2	the exercise of rights under the Bpifrance Assurance Export Insurance Policy is subject to satisfaction of all relevant conditions of effectiveness under the terms thereof and to compliance by the beneficiary with such rights of its own obligations as set forth in such Bpifrance Assurance Export Insurance Policy, and failure to comply with such obligations may entitle the French State in certain circumstances to be released from its obligation to indemnify for the losses covered therein vis-à-vis such beneficiary;

5.3	the Background Documents are not conclusive about the status of Bpifrance Assurance Export. For example, the Registre du Commerce et des Sociétés (Registry of Commerce and Companies) is reliant on third parties to provide them with information; and there will be a time-lag between the occurrence of an event (such as insolvency) and its notification to, and subsequent appearance at, the Registry of Commerce and Companies. Additionally, the Registry of Commerce and Companies does not exhaustively record all material events which may affect a company (however, this would not affect the status of the French State as the entity responsible for the cover provided under the Bpifrance Assurance Export Insurance Policy);

5.4	the enforcement of the Bpifrance Assurance Export Insurance Policy may be limited by applicable bankruptcy, insolvency, or similar arrangements, or by moratorium or other laws relating to or affecting the enforcement of creditors' rights generally insofar as it is issued by Bpifrance Assurance Export; however, we point out in this respect that Bpifrance Assurance Export is in this instance acting on behalf, in the name and under the control of the French State and that:

pursuant to Article L. 432-4 of the French Insurance Code, Bpifrance Assurance Export acting on behalf, in the name and under the control of the French State establishes a separate and distinct accounting for transactions which it concludes with the guarantee of the French State; and

in accordance with Articles L. 432-1 and L. 432-2 of the French Insurance Code, the Bpifrance Assurance Export Insurance Policy constitutes direct obligations of the French State;

5.5	a French court has the power under article 1343-5 of the French Civil Code (Code civil) to postpone or spread over time the payment of the sums due for a period not in excess of two years, taking into account the situation of the debtor and the needs of the creditor. In such case, the court may also provide separately that any payments which are postponed will bear interest at a reduced rate (but not less than the legal minimum rate), or that payments will initially be allocated to principal rather than interest. The court may require as a condition to such decision that the debtor accomplish certain acts in order to facilitate or guarantee the payment of the debt. A decision of a court made pursuant to article 1343-5 of the French Civil Code (Code civil) suspends any procedures for enforcement which have been commenced by the creditor, and any default interest or penalties incurred due to late payments cease to be due during the period fixed by the court. Any contractual stipulation to the contrary will not be effective. Article 1343-5 of the French Civil Code (Code civil) is a rule of general application and therefore will probably apply to Bpifrance Assurance Export, as a private company, since there is no specific exception provided by law or decision of the French courts in relation to article 1343-5 of the French Civil Code (Code civil). However, the position of the French State, as the direct obligor in respect of the Bpifrance Assurance Export Insurance Policy, would in our view not qualify for rescheduling of the debts;

11

5.6	the enforcement under French law or before a French court of provisions of any of the Operative Documents concerning damages and indemnification could be limited by application of all or part of the provisions of articles 1231 et seq. of the French Civil Code (Code civil) pertaining to damages and indemnification in contractual matters (in particular, but without limitation, article 1231-5 of the French Civil Code (Code civil), under which, where an agreement provides for liquidated damages or a penalty or an increase in the interest rate of a loan arising as a result of a breach of contract, the court may limit the amount of payments due under the relevant provision if it considers it clearly insufficient or excessive in regards to the actual loss suffered by the party not in breach or, where an obligation is performed in part, may reduce such amount in proportion to the benefit which such partial performance conferred on the beneficiary of the obligation);

5.7	French courts may, if requested, render a judgement in the foreign currency in which a debt is expressed if such debt arises under an international contract or a foreign judgement. However, if a judgement awarded by a French court were to be expressed in Euro, it would normally be expressed by reference to the exchange value of the relevant amount of the said foreign currency at the rate of exchange prevailing on the date of the judgement or, if the court so decides at the claimant's request, at the actual date of payment;

5.8	in the event of any proceedings being brought in a French court in respect of a monetary obligation expressed to be payable in a currency other than euros, a French court would probably give judgement expressed as an order to pay, not such currency, but its euro equivalent at the time of payment or enforcement of judgement. With respect to a bankruptcy, insolvency, liquidation, moratorium, reorganisation, reconstruction or similar proceedings, French law may require that all claims or debts be converted into euros at an exchange rate determined by the court at a date related thereto, such as the date of commencement of a winding-up;

5.9	a determination or certificate as to any matter provided for in the Bpifrance Assurance Export Insurance Policy might be held by a French court not to be final, conclusive or binding, if such determination or certificate could be shown to have an unreasonable, incorrect or arbitrary basis or not to have been given or made in good faith;

5.10	claims may become barred by effluxion of time or may be or become subject to defence of set-off or counterclaim;

5.11	a French court may stay proceedings if concurrent proceedings are being brought elsewhere;

5.12	to the extent that this legal opinion addresses French legal concepts in the English language and not in their original French terms, such translations may not comprehensively cover the meaning of such legal concepts under French law. This opinion may, therefore, only be relied upon under the express condition that any issues of interpretation arising thereunder will be governed by French law and be brought before a French court;

12

5.13	other than as set out in paragraph 2.17, we do not express any opinion as to any taxation, public procurement law or economic competition law matters;

5.14	our opinion as to the enforceability of the Bpifrance Assurance Export Insurance Policy relates only to its enforceability under French law in circumstances where the competent French court has and accepts jurisdiction; the term "enforceable" refers to the legal character of the obligations assumed by the Parties under such Bpifrance Assurance Export Insurance Policy, i.e. that it is of a character which French law generally enforces or recognises; furthermore, and with respect to the Bpifrance Assurance Export Insurance Policy which is expressed to be governed by French law, pursuant to the French Civil Code (Code civil), the reliance on or the enforcement of contractual terms and conditions may under certain circumstances be contrary to an overriding principle of good faith or to the principle that rights must not be exercised unreasonably (principle of abus de droit) ; and this opinion is based upon the laws, and published judicial and administrative decisions as of the date hereof, which are subject to any amendment, repeal or other modification of the applicable laws or judicial or administrative decisions hereafter enacted or rendered, and

5.15	the law which governs a contract and any connected non-contractual obligations is not determinative of all issues which arise in connection with that contract. For instance:

the law in force where an asset is located may be applicable to issues of ownership of, or security granted over, such asset;

rules which are mandatory (which includes public policy rules) in a jurisdiction which is connected with the contract or in the jurisdiction where the issue is decided may be applied regardless of the provisions of the contract; and

in insolvency proceedings, the law governing those proceedings may override the law governing the contract;

5.16	There are circumstances in which the French courts may, or must, decline jurisdiction or stay proceedings. Additionally, it may not be possible to commence proceedings because of an inability to comply with service of process requirements. These problems are less likely to occur where the parties to an agreement (regardless of the domicile of such parties) have expressly agreed that the French courts will have jurisdiction to settle any disputes which have arisen or which may arise in connection with a particular legal relationship, subject to and in accordance with the provisions of the Brussels I Regulation (Recast).

[Electronic signature

5.17	An electronic signature constituting a qualified electronic signature under the eIDAS Regulation will be presumed to be reliable pursuant to article 1367 of the French civil Code and decree n°2017-1416 of 28 September 2017 and pursuant to article 288-1 of the French Code of civil procedure, the burden of proving that the signature is not reliable will fall on the person who challenges the signature. Such presumption of reliability does not apply to an electronic signature which does not constitute a qualified electronic signature under the eIDAS Regulation (including but not limited to signatures which are advanced electronic signatures under the eIDAS Regulation). As a result, the burden of proving that such electronic signatures (other than qualified electronic signatures) are reliable falls on the person claiming as such. Courts will have a discretionary power to decide whether or not such electronic signatures evidences the consent by the purported signatory to the relevant document, such question being a question of fact.][7]

 7 [NRF Paris note : if the policy/amendment has been signed using a certified electronic signature platform such a DocuSign]

13

EXHIBIT B-4

FORM OF OPINION OF US TAX COUNSEL TO THE LENDERS
– this is the CC opinion

DRAFT
[●], [ ]

J.P. Morgan SE ("the "Facility Agent")

Taunustor 1, 60310

Frankfurt am Main

Germany

For the benefit of the Facility Agent, and the other banks and financial institutions listed in the Appendix hereto (collectively "Lenders" and singly "Lender")

Re: Application of U.S. Withholding Tax to Royal Caribbean Cruises Ltd. Payments

Dear Sirs:

You have asked whether U.S. withholding tax will be imposed on payments made by the U.S. branch of Royal Caribbean Cruises Ltd. ("RCCL"), a corporation organized under the laws of Liberia, to any of the Lenders, under the Hull No. B35 Credit Agreement dated [●] 2025 as novated, amended and restated on the Actual Delivery Date (as defined in the Credit Agreement (as defined below)) pursuant to a novation agreement dated [●] (as supplemented, amended and restated from time to time (together the "Credit Agreement") between, amongst others, RCCL as Borrower, the Lenders, [and] J.P. Morgan SE as Global Coordinator and Facility Agent and J.P. Morgan SE, Bank of America Europe Designated Activity Company, Banco Bilboa Vizcaya Argentaria S.A., Paris Branch, Citibank Europe Plc, HSBC Continental Europe, National Westminster Bank Plc and Banco Santander S.A. as Mandated Lead Arrangers.

Under the Credit Agreement, the Lenders would severally lend money to RCCL to help fund the purchase of Hull No. B35 at Chantiers de l'Atlantique S.A.

The loan advanced under the Credit Agreement will accrue interest at either a fixed rate or a floating rate in accordance with the provisions set forth in the Credit Agreement.

1

In connection with rendering this opinion we have reviewed the Credit Agreement and such other documents as we have deemed necessary or appropriate for purposes of rendering this opinion. We have assumed, with your consent, that: (i) all documents reviewed by us are original documents, or true and accurate copies of original documents, and have not been subsequently amended; (ii) the signatures on each original document are genuine; (iii) all representations and statements as to matters of fact set forth in such documents are true and correct; (iv) all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms; and (v) there are no documents relevant to this opinion to which we have not been given access.

As used in this opinion letter, references to a Lender do not include any successor or assign of such Lender. We have assumed, with your consent, that each Lender that is a non-U.S. person will be claiming the benefits of an income tax treaty between the United States and the jurisdiction associated with its name in the Appendix hereto (each a "Treaty Lender"). We have also assumed, with your consent, that in relation to each Treaty Lender:

(i) the relevant Treaty Lender is and will continue to be eligible to claim benefits as a resident of the jurisdiction in which it was formed under the income tax treaty between the United States and such jurisdiction currently in force (each a "Treaty");

(ii) the relevant Treaty Lender will not receive payments under the Credit Agreement that are attributable, for purposes of the Treaty, to a permanent establishment of the relevant Treaty Lender in the United States;

(iii) the relevant Treaty Lender has not made and will not make an election, or otherwise take steps, to be treated as other than a corporation for United States federal income tax purposes;

(iv) the relevant Treaty Lender has provided RCCL or its agent with a properly completed Internal Revenue Service ("IRS") Form W-8BEN or W-8BEN-E, as appropriate, accurately representing that the relevant Treaty Lender is eligible to claim benefits under a Treaty for all payments under the Credit Agreement;

(v) if the relevant Treaty Lender is receiving payments on behalf of a different party that is the beneficial owner of such payments, it has provided RCCL with a properly completed IRS Form W-8IMY to which it attached its own IRS Form W-8BEN or W-8BEN-E, as appropriate, and a properly completed IRS Form from each other beneficial owner accurately representing that such beneficial owner is entitled to receive all payments under the Credit Agreement free and clear of U.S. withholding;

(vi) the relevant Treaty Lender will be eligible to receive payments free of withholding under the provisions of Sections 1471 through 1474 of the U.S. Internal Revenue Code ("FATCA") and will provide RCCL or its agent with such properly completed IRS forms, certifications and other items as may be required to establish such Lender's exemption from withholding under FATCA; and

(vii) all of the foregoing will, in relation to the relevant Treaty Lender, continue to be accurate and correct.

2

Conclusion

We are members of the Bar of the State of New York. This opinion is limited to the U.S. federal withholding tax treatment of payments by RCCL under the Credit Agreement and does not address any other tax or legal consequences of the transactions contemplated in the Credit Agreement. This opinion is rendered solely to the Facility Agent for the benefit of itself and the other Lenders listed in the Appendix hereto and may not be relied upon by any other person, other than the Facility Agent's and those other Lenders' respective legal advisors. Our opinion is based on existing authorities as of the date hereof and may change as a result of subsequent legislation, regulations, administrative pronouncements, court opinions or other legal developments, possibly with retroactive effect. We do not undertake to update this opinion based on any such developments unless specifically engaged by the Facility Agent on behalf of itself or any other Lender to do so. Our opinion is not binding on the IRS, and no assurance can be given that the conclusions expressed herein will not be challenged by the IRS or will be sustained by a court.

Based on the assumptions and limitations set forth above, we are of the view that there will be no U.S. federal withholding tax imposed on payments by RCCL under the Credit Agreement to any Treaty Lender. Payments to non-U.S. persons that are not considered to be U.S. source income for U.S. federal income tax purposes, generally are not subject to U.S. withholding tax. Payments by RCCL under the Credit Agreement to any Treaty Lender, to the extent they are U.S. source income, will be exempt from U.S. withholding tax either under the Interest, Business Profits or Other Income Articles of the relevant Treaty. Should any of the said assumptions set forth above with respect to a Lender be invalid or cease to be valid in relation to a Lender, that Lender shall not be entitled to rely upon this opinion.

Our conclusions are expressions of our professional judgment with respect to U.S. federal income tax law and do not provide any guarantee as to the actual outcome of any U.S. federal income tax controversy.

Sincerely,

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APPENDIX

Lender	Address of Record	Booking Office	Residence for Treaty Purposes
J.P. Morgan SE	Taunustor 1, 60310 Frankfurt am Main Germany	[Frankfurt]	[Germany]
Bank of America Europe Designated Activity Company	[Two Park Place, Hatch Street, Dublin 2, Ireland]	[ ]	[ ]
Banco Bilbao Vizcaya Argentaria S.A., Paris Branch	[29, avenue de l’Opéra 75001 Paris, France]	[Paris]	[Spain]
Banco Santander S.A.	[Ciudad Grupo Santander, Avda. Cantabria s/n 28660 Boadilla del Monte SPAIN]	[ ]	[Spain]
BNP Paribas SA	[16 Bd des Italiens, 75009 Paris, France]	[ ]	[France]
Citibank Europe plc	[1 North Wall Quay Dublin 1 D01T8Y1 Ireland]	[Dublin]	[Ireland]
HSBC Continental Europe	[38 avenue Kléber 75116 Paris]	[Paris]	[France]
National Westminster Bank plc	[250 Bishopsgate London EC2M 4AA, United Kingdom-]	[ ]	[UK]
SMBC Bank EU AG	[Main Tower, Neue Mainzer Str. 52-58 60311 Frankfurt am Main, Germany]	[Frankfurt]	[Germany]
Société Générale	[29 Boulevard Haussmann 75009 Paris, France]	[Paris]	[France]

4

EXHIBIT C

FORM OF LENDER ASSIGNMENT AGREEMENT

To:	Royal Caribbean Cruises Ltd.

To:	J.P. Morgan SE as Facility Agent (as defined below)

ROYAL CARIBBEAN CRUISES LTD.

Gentlemen and Ladies:

We refer to clause b of Section 11.11.1 of the Hull No. B35 Credit Agreement, dated as of [●] 2025 as novated, amended and restated on [●], 20[●] (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the “Agreement”) among Royal Caribbean Cruises Ltd. (the “Borrower”), the various other financial institutions from time to time party thereto as Lenders, J.P. Morgan SE as facility agent (in such capacity, the “Facility Agent”), J.P. Morgan SE as global coordinator, Citicorp Trustee Company Limited as security trustee, [●], [●], [●] and [●] as mandated lead arrangers. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Agreement.

This agreement is delivered to you pursuant to clause b of Section 11.11.1 of the Agreement and also constitutes notice to each of you, pursuant to clause a of Section 11.11.1 of the Agreement, of the assignment and transfer by way of novation to ____________ (the “Assignee”) of an amount of the Loan/Commitment of                      (the “Assignor”) outstanding under the Agreement on the date hereof. After giving effect to the foregoing assignment and transfer, the amounts of the Assignor’s and the Assignee’s respective shares of the Loan/Commitments for the purposes of the Agreement are set forth opposite such Person’s name on the signature pages hereof.

The Assignee hereby acknowledges and confirms that it has received a copy of the Agreement and the exhibits related thereto, together with copies of any documents which have been required to be delivered under the Agreement as a condition to the making of the Loan thereunder. The Assignee further confirms and agrees that in becoming a Lender and in making its contribution to the Loan under the Agreement, such actions have and will be made without recourse to, or representation or warranty by the Facility Agent.

The Assignee expressly confirms that it [can] [cannot] exempt the Facility Agent from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law as provided for in Section 10.1 of the Agreement.

Except as otherwise provided in the Agreement, effective as of the date of acceptance hereof by the Borrower and the Facility Agent:

(a)            the Assignee

1

(i)            shall be deemed automatically to have become a party to the Agreement, have all the rights and obligations of a “Lender” under the Agreement and the other Loan Documents as if it were an original signatory thereto to the extent specified in the second paragraph hereof;

(ii)            agrees to be bound by the terms and conditions set forth in the Agreement and the other Documents as if it were an original signatory thereto; and

(b)            the Assignor shall be released from its obligations under the Agreement and the other Documents to the extent of the relevant percentage of the Loan/Commitment specified in the second paragraph hereof.

The Assignor and the Assignee hereby agree that the [Assignor] [Assignee] will pay to the Facility Agent the processing fee and expenses referred to in [Section 11.11.1] of the Agreement upon delivery hereof.

The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loan/Commitment and requests the Borrower to acknowledge receipt of this document:

(A)	Address for Notices:

Institution            Name:

Attention:

Domestic Office:

Telephone:

Facsimile:

Telex    (Answerback):

Lending             Office:

Telephone: Facsimile:

Telex (Answerback):

(B)	Payment Instructions:

The Assignee agrees to furnish the tax form required by the last paragraph of Section 4.6 (if so required) of the Agreement no later than the date of acceptance hereof by the Borrower and the Facility Agent.

The Assignee confirms that it is eligible to benefit from the CIRR stabilization.

This Agreement may be executed by the Assignor and Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

2

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law

Adjusted Percentage	[ASSIGNOR]

Loan/Commitment:	US$

By:
Title:

Percentage	[ASSIGNEE]

Loan/Commitment:	US$

By:
Title:

Accepted and Acknowledged this ____day of , .

Royal Caribbean Cruises Ltd.

By:
Title:

J.P. Morgan SE as Facility Agent

By:
Title:

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EXHIBIT D

FORM OF CERTIFICATE OF FRENCH CONTENT

To:	J.P. Morgan SE as Facility Agent

Hull No. B35 (the Vessel)

We refer to the building contract dated 30 September 2016 (as amended and/or amended and restated) and the credit agreement dated [●] 2025 (as novated by the novation agreement dated [●] 2025) in respect of the Vessel. In connection with the said building contract and credit agreement we hereby certify that with regard to the Euro amount of the non-yard costs to be financed, namely €[●], the French content in respect of such non-yard costs is a minimum of 10%.

Dated: [●]

For and on behalf of

Royal Caribbean Cruises Ltd.

By:

1

Exhibit E-1

DELIVERY NON-YARD COSTS CERTIFICATE

To:	J.P. Morgan SE as Facility Agent

Date: [●]

Hull No. B35 at Chantiers de l’Atlantique S.A. (the “Vessel”)

We Royal Caribbean Cruises Ltd., a Liberian corporation registered with the Ministry of Foreign Affairs of the Republic of Liberia under number C-38863, whose registered office is at 80 Broad Street, Monrovia, Republic of Liberia, and whose principal office is at 1050 Caribbean Way, Miami, Florida 33132, United States of America (“RCCL”), refer to the facility agreement dated [●] 2025 (as novated, amended and restated on the Actual Delivery Date pursuant to a novation agreement dated [●] 2025) entered into between RCCL, as borrower, J.P. Morgan SE as global coordinator, J.P. Morgan SE as Facility Agent, the mandated lead arrangers referred to therein and the banks and financial institutions referred to therein as lenders, regarding the Vessel (the “Facility Agreement”).

Words and expressions defined in the Facility Agreement shall have the same meanings when used in this Delivery Non-Yard Costs Certificate unless the context otherwise requires.

This is the Delivery Non-Yard Costs Certificate referred to in the Facility Agreement.

We hereby confirm on the date hereof that:

1	we have paid an amount equal to EUR [●] to the relevant suppliers of equipment and/or services relating to the Non-Yard Costs;

2	an amount of EUR [●] remains payable to the relevant suppliers of equipment and/or services relating to the Non-Yard Costs;

3	the aggregate of the amounts in paragraphs 1 and 2 above is not more than the Maximum Non-Yard Costs Amount; and

4	the equipment and/or services relating to the Non-Yard Costs paid by us prior to the Actual Delivery Date and referred to in paragraph 1 above to the relevant suppliers have been properly supplied, installed and completed on the Vessel, as applicable and, in addition and to the best of our knowledge, [●] per cent. ([●]%) of the equipment and/or services relating to the Non-Yard Costs have been supplied, installed and completed on the Vessel and accordingly in excess of eighty per cent. (80%) of the equipment and/or services relating to the Non-Yard Costs have been supplied, installed and completed on the Vessel.

_____________________________

ROYAL CARIBBEAN CRUISES LTD.

Name:

Position:

Chantiers de l’Atlantique S.A. hereby acknowledges the contents of paragraph 4 of this Certificate by countersignature:

______________________________

CHANTIERS DE L’ATLANTIQUE S.A.

Name:

Position:

Exhibit E-2

FINAL NON-YARD COSTS CERTIFICATE

Date: [●]

To:	J.P. Morgan SE as Facility Agent

Hull No. B35 at Chantiers de l’Atlantique S.A. (the “Vessel”)

We Royal Caribbean Cruises Ltd., a Liberian corporation registered with the Ministry of Foreign Affairs of the Republic of Liberia under number C-38863, whose registered office is at 80 Broad Street, Monrovia, Republic of Liberia, and whose principal office is at 1050 Caribbean Way, Miami, Florida 33132, United States of America (“RCCL”), refer to the facility agreement dated [●] 2025 (as novated, amended and restated on the Actual Delivery Date pursuant to a novation agreement dated [●] 2025) entered into between RCCL, as borrower, J.P. Morgan SE as global coordinator, J.P. Morgan SE as Facility Agent, the mandated lead arrangers referred to therein and the banks and financial institutions referred to therein as lenders, regarding the Vessel (the “Facility Agreement”).

Words and expressions defined in the Facility Agreement shall have the same meanings when used in this Final Non-Yard Costs Certificate unless the context otherwise requires.

This is the Final Non-Yard Costs Certificate referred to in the Facility Agreement.

We hereby confirm on the date hereof that:

1	we have paid EUR [●] to the relevant suppliers of equipment and/or services relating to the Non-Yard Costs (representing an additional amount of EUR [●] from the amount referred to in paragraph 1 of the Delivery Non-Yard Costs Certificate); and

2	the equipment and/or services relating to the Non-Yard Costs paid by us as at the date hereof and referred to in paragraph 1 above to the relevant suppliers have been properly supplied, installed and completed on the Vessel, as applicable.

______________________________

ROYAL CARIBBEAN CRUISES LTD.

Name:

Position:

Exhibit F
Floating Rate Loan Provisions

1	Definitions and interpretation

Words and expressions defined in the credit agreement to which this Exhibit is attached (as amended, restated, supplemented and/or novated from time to time, the Agreement) shall have the same meanings when used in this Exhibit and, in addition:

Compounded Reference Rate means, in relation to any US Government Securities Business Day during the Interest Period of the Floating Rate Loan (or the relevant part of it), the percentage rate per annum which is the Daily Non-Cumulative Compounded RFR Rate for that US Government Securities Business Day.

Compounded Reference Rate Interest Payment means the aggregate amount of interest that is, or is scheduled to become, payable under any Loan Document at the Compounded Reference Rate.

Compounded Reference Rate Supplement means a document which:

(a)	is agreed in writing by the Borrower and the Facility Agent (acting on the instructions of the Required Lenders);

(b)	specifies the relevant terms which are expressed in the Agreement (including this Exhibit) to be determined by reference to Compounded Reference Rate Terms; and

(c)	has been made available by the Facility Agent to the Borrower and each Lender.

Compounded Reference Rate Terms means the terms set out in Schedule 1 to this Exhibit or in any Compounded Reference Rate Supplement.

Compounding Methodology Supplement means, in relation to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate, a document which:

(a)	is agreed in writing by the Borrower and the Facility Agent (acting on the instructions of the Required Lenders);

(b)	specifies a calculation methodology for that rate; and

(c)	has been made available by the Facility Agent to the Borrower and each Lender.

Cumulative Compounded RFR Rate means, in relation to an Interest Period for the Floating Rate Loan (or any part of it) accruing interest at the Compounded Reference Rate, the percentage rate per annum determined by the Facility Agent in accordance with the methodology set out in Schedule 3 to this Exhibit or in any relevant Compounding Methodology Supplement.

Daily Non-Cumulative Compounded RFR Rate means, in relation to any US Government Securities Business Day during an Interest Period for the Floating Rate Loan (or any part of it), the percentage rate per annum determined by the Facility Agent in accordance with the methodology set out in Schedule 2 to this Exhibit or in any relevant Compounding Methodology Supplement.

Daily Rate means the rate specified as such in the Compounded Reference Rate Terms.

Floating Rate Loan means all or any part of the Loan bearing interest at the Floating Rate.

Funding Rate means any individual rate notified by a Lender to the Facility Agent pursuant to clause 6.

Historic Term SOFR means, in relation to the Floating Rate Loan (or the relevant part of it), the most recent applicable Term SOFR for a period equal in length to the Interest Period of the Floating Rate Loan (or the relevant part of it) and which is as of a day which is no more than 5 US Government Securities Business Days before the Quotation Day.

Interpolated Historic Term SOFR means, in relation to the Floating Rate Loan (or any part of it), the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:

(a)	either:

(i)	the most recent applicable Term SOFR (as of a day which is not more than 5 US Government Securities Business Days before the Quotation Day) for the longest period (for which Term SOFR is available) which is less than the Interest Period of the Floating Rate Loan (or the relevant part of it); or

(ii)	if no such Term SOFR is available for a period which is less than the Interest Period of the Floating Rate Loan (or the relevant part of it), the most recent SOFR for a day which is no more than 5 US Government Securities Business Days (and no less than 2 US Government Securities Business Days) before the Quotation Day; and

(b)	the most recent applicable Term SOFR (as of a day which is not more than 3 US Government Securities Business Days before the Quotation Day) for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of the Floating Rate Loan (or the relevant part of it).

Interpolated Term SOFR means, in relation to the Floating Rate Loan (or any part of it), the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:

(a)	either

(i)	the applicable Term SOFR (as of the Quotation Day) for the longest period (for which Term SOFR is available) which is less than the Interest Period of the Floating Rate Loan (or the relevant part of it); or

(ii)	if no such Term SOFR is available for a period which is less than the Interest Period of the Floating Rate Loan (or the relevant part of it), SOFR for a day which is 3 US Government Securities Business Days before the Quotation Day; and

(b)	the applicable Term SOFR (on the Quotation Day) for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of the Floating Rate Loan (or the relevant part of it).

Lookback Period means the number of days specified as such in the Compounded Reference Rate Terms.

Market Disruption Rate means:

(a)	in the case of the Floating Rate Loan (or any part of it) accruing interest at the Reference Rate, the Reference Rate for the relevant Interest Period: or

(b)	in the case of the Floating Rate Loan (or any part of it) accruing interest at the Compounded Reference Rate, the rate specified as such in the Compounded Reference Rate Terms.

Quotation Day means, in relation to any period for which the Floating Rate is to be determined, two US Government Securities Business Days before the first day of that period (unless market practice differs in the relevant syndicated loan market, in which case the Quotation Day will be determined by the Facility Agent in accordance with that market practice (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)).

Reference Rate means, in relation to the Floating Rate Loan (or any part of it):

(a)	the applicable Term SOFR on the Quotation Day and for a period equal in length to the applicable Interest Period of the Floating Rate Loan (or the relevant part of it); or

(b)	as otherwise determined pursuant to sub- clauses 3.1 to 3.3 (inclusive),

and if, in any such case, the Reference Rate is less than zero, the Reference Rate will be deemed to be zero.

Reporting Time has the meaning given to it in the Compounded Reference Rate Terms.

SOFR means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published (before any correction, recalculation or republication by the administrator) by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

Term SOFR means the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate).

US Government Securities Business Day means any day other than:

(a)	a Saturday or a Sunday; and

(b)	a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

2	Calculation of interest

Subject to clause 4, the rate of interest on the Floating Rate Loan for each Interest Period (and which is payable by the Borrower pursuant to Section 3.3.1 of the Agreement) is the percentage rate per annum which is the aggregate of:

(a)	the Floating Rate Margin; and

(b)	the Reference Rate,

and if, in any such case, the Reference Rate is less than zero, the Reference Rate will be deemed to zero.

3	Unavailability of Term SOFR

3.1	Interpolated Term SOFR: If no Term SOFR is available for the Interest Period of the Floating Rate Loan or any part of the Floating Rate Loan, the applicable Reference Rate shall be the Interpolated Term SOFR for a period equal in length to the Interest Period of the Floating Rate Loan or that part of the Floating Rate Loan.

3.2	Historic Term SOFR: If clause 3.1 above applies but it is not possible to calculate the Interpolated Term SOFR, the applicable Reference Rate shall be the Historic Term SOFR for the Floating Rate Loan or that part of the Floating Rate Loan.

3.3	Interpolated Historic Term SOFR: If clause 3.2 above applies but no Historic Term SOFR is available for the Interest Period of the Floating Rate Loan or any part of the Floating Rate Loan, the applicable Reference Rate shall be the Interpolated Historic Term SOFR for a period equal in length to the Interest Period of the Floating Rate Loan or that part of the Floating Rate Loan.

3.4	Compounded in Arrears: If clause 3.3 above applies but it is not possible to calculate the Interpolated Historic Term SOFR for the Interest Period of the Floating Rate Loan then the Reference Rate shall not apply for the Floating Rate Loan or that part of the Floating Rate Loan (as applicable) and instead interest shall be determined by reference to the Compounded Reference Rate and the provisions of clause 4 will apply in respect of the Floating Rate Loan or the relevant part of the Floating Rate Loan (as applicable).

4	Determination of the Compounded Reference Rate

4.1	Where interest is to be determined by reference to the Compounded Reference Rate then the following provisions shall apply.

4.2	The rate of interest on the Floating Rate Loan (or any part thereof) for any day during an Interest Period (and which is payable by the Borrower pursuant to Section 3.3.1 of the Agreement) is the percentage rate per annum which is the aggregate of:

(a)	the applicable Floating Rate Margin; and

(b)	the Compounded Reference Rate for that day.

4.3	If any day during an Interest Period for the Floating Rate Loan (or any part thereof) is not a US Government Securities Business Day, the rate of interest on the Floating Rate Loan (or any part of it) for that day will be the rate applicable to the immediately preceding US Government Securities Business Day.

5	Notification of the rates of interest

5.1	Subject to clause 5.2, the Facility Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest relating to the Floating Rate Loan (or any part of it).

5.2	If the Compounded Reference Rate is to apply to the Floating Rate Loan (or any part of it) in accordance with clause 3.4, the Facility Agent shall (promptly upon the Compounded Reference Rate Interest Payment being determinable) notify:

(a)	the Borrower of the amount of the Compounded Reference Rate Interest Payment;

(b)	the relevant Lenders and the Borrower of:

(i)	each applicable rate of interest relating to the determination of that Compounded Reference Rate Interest Payment; and

(ii)	to the extent it is then determinable, the Market Disruption Rate; and

(c)	each Lender of its portion of the amount referred to in (a) above,

it being acknowledged and agreed that this clause 5.2 shall not apply to any Compounded Reference Rate Interest Payment determined pursuant to clause 6.

5.3	The Facility Agent shall, if clause 6 applies, promptly notify the Borrower of each Funding Rate relating to the Floating Rate Loan (or any part of it).

5.4	The Facility Agent shall promptly notify the relevant Lenders and the Borrower of the determination of a rate of interest relating to the Floating Rate Loan to which clause 6 applies.

5.5	This clause 5 shall not require the Facility Agent to make any notification to any party on a day which is not a Business Day.

6	Market disruption

6.1	If:

(a)	the Compounded Reference Rate applies (or, pursuant to clause 3.4, is to apply) to the Floating Rate Loan for an Interest Period and by reason of circumstances affecting the Lenders’ relevant markets, adequate means do not exist for ascertaining the Floating Rate by the Reporting Time for that Interest Period; or

(b)	before the Reporting Time (in the case of the Compounded Reference Rate) or, in the case of the Reference Rate, by close of business in London on the Quotation Day, in each case for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders, whose participations in the Floating Rate Loan (or the relevant part of it) exceed 50% of the outstanding aggregate principal amount of the Floating Rate Loan (or the relevant part of it) that the cost to it of funding its participation in the Floating Rate Loan (or the relevant part of it) would be in excess of the Market Disruption Rate, then the Facility Agent shall give notice of such determination (a Determination Notice) to the Borrower and each of the Lenders.

6.2	If:

(a)	the Determination Notice relates to the Reference Rate, the Borrower, the Lenders and the Facility Agent shall then negotiate in good faith in order to agree upon a mutually satisfactory interest rate and interest period (or interest periods) to be substituted for those which would otherwise have applied to the Floating Rate Loan (or the relevant part of it) under the Agreement. If the Borrower, the Lenders and the Facility Agent are unable to agree upon an interest rate (or rates) and interest period (or interest periods) prior to the date occurring thirty (30) Business Days after the giving of such Determination Notice, clause 6.3 shall apply; or

(b)	the Determination Notice relates to the Compounded Reference Rate, there shall be no negotiation period of the type referred to in paragraph (a) above and instead clause 6.3 shall automatically apply.

6.3	If this clause 6.3 applies, the Facility Agent shall (after consultation with the Lenders) set an interest rate and an interest period (or interest periods), in each case to take effect at the end of the Interest Period current at the date of the Determination Notice, which shall be equal to the sum of the applicable Floating Rate Margin and the lower of (a) the weighted average of the corresponding interest rates at or about 11:00 a.m. (London time) two (2) Business Days before the commencement of the relevant Interest Period on Reuters' pages KLIEMMM, GARBIC01 and FINA01 (or such other pages as may replace Reuters' pages KLIEMMM, GARBIC01 or FINA01 on Reuters' service) and (b) the cost to the Lenders of funding the portion of the Floating Rate Loan (or the relevant part of it) held by such Lenders.

6.4	It is acknowledged and agreed that no Lender shall be entitled to make a notification referred to in clause 6.1(b) in respect of, or to compensation under clause 6.3 for, amounts up to the difference between such Lender's cost of obtaining matching deposits on the date such Lender became a Lender hereunder less the Reference Rate on such date or, if on such date the Floating Rate is determined pursuant to clause 4, the Compounded Reference Rate for the Interest Period in which such date occurs

6.5	If, in relation to the Floating Rate Loan (or any part of it):

(a)	a Lender's Funding Rate is less than the relevant Market Disruption Rate; or

(b)	a Lender does not supply a quotation by the Reporting Time or by close of business on the Quotation Day (as applicable) for the relevant Interest Period,

the cost to that Lender of funding its participation in that Floating Rate Loan for that Interest Period will be deemed, for the purposes of this clause 6, to be the Market Disruption Rate for that Floating Rate Loan.

7	Screen Rate replacement

7.1	If a Published Rate Replacement Event occurs in relation to any Published Rate, any amendment or waiver which relates to

(a)	providing for the use of a Replacement Reference Rate in place of that Published Rate; and

(b)

(i)	aligning any provision of any Loan Document to the use of that Replacement Reference Rate;

(ii)	enabling that Replacement Reference Rate to be used for the calculation of interest under the Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of the Agreement);

(iii)	implementing market conventions applicable to that Replacement Reference Rate;

(iv)	providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

(v)	adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation),

(c)	may be made with the consent of the Facility Agent (acting on the instructions of the Required Lenders) and the Borrower.

7.2	If any Lender fails to respond to a request for an amendment or waiver described in, or for any other vote of Lenders in relation to, clause 7.1 above within 5 Business Days (or such longer time period in relation to any request which the Borrower and the Facility Agent may agree) of that request being made:

(a)	its Commitment or its participation in the Loan shall not be included for the purpose of ascertaining whether any relevant percentage of Commitments or the aggregate of participations in the Loan (as applicable) has been obtained to approve that request; and

(b)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

7.3	In this clause 7:

Published Rate means:

(a)	SOFR; or

(b)	Term SOFR for any Quoted Tenor.

Published Rate Contingency Period means, in relation to:

(a)	Term SOFR (all Quoted Tenors), ten US Government Securities Business Days; and

(b)	SOFR, ten US Government Securities Business Days.

Published Rate Replacement Event means, in relation to a Published Rate:

(a)	the methodology, formula or other means of determining that Published Rate has, in the opinion of the Required Lenders and the Borrower, materially changed;

(b)

(i)

(A)	the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)	information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;

(ii)	the administrator of that Published Rate publicly announces that it has ceased or will cease to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;

(c)	the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued;

(d)	the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used;

(e)	the supervisor of the administrator of that Published Rate makes a public announcement or publishes information stating that that Published Rate for that Quoted Tenor is no longer, or as of a specified future date will no longer be, representative of the underlying market or economic reality that it is intended to measure and that representativeness will not be restored (as determined by such supervisor) and such official statement expresses awareness that any such announcement or publication will engage certain contractual triggers that are activated by pre-cessation or cessation announcements or publications; or

(f)	the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Required Lenders and the Borrower) temporary; or

(ii)	that Published Rate is calculated in accordance with any such policy or arrangement for a period no less than the applicable Published Rate Contingency Period; or

(iii)	in the opinion of the Required Lenders and the Borrower, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under the Agreement.

Quoted Tenor means Term SOFR for periods of six months.

Relevant Nominating Body means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

Replacement Reference Rate means a reference rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Published Rate by:

(i)	the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate); or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Reference Rate" will be the replacement under paragraph (ii) above;

(b)	in the opinion of the Required Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor or alternative to a Published Rate; or

(c)	in the opinion of the Required Lenders and the Borrower, an appropriate successor or alternative to a Published Rate.

Schedule 1
Compounded Reference Rate Terms

CURRENCY:	Dollars.

Cost of funds as a fallback

Cost of funds will not apply as a fallback.

Definitions

Additional Business Days:	A US Government Securities Business Day.

Break Costs:	Nil

Business Day Conventions:	(a)	If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

	(i)	subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

	(ii)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

	(iii)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

	(b)	If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Central Bank Rate:	(a)	The short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or
	(b)	if that target is not a single figure, the arithmetic mean of:

(i)         the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York; and

(ii)       the lower bound of that target range.

Central Bank Rate Adjustment:

In relation to the Central Bank Rate prevailing at close of business on any US Government Securities Business Day, the 20 per cent trimmed arithmetic mean (calculated by the Facility Agent) of the Central Bank Rate Spreads for the five (5) most immediately preceding US Government Securities Business Days for which the RFR was available.

Central Bank Rate Spreads:

means, in relation to any US Government Securities Business Day, the difference (expressed as a percentage rate per annum) calculated by the Facility Agent of:

(a)       the RFR for that US Government Securities Business Day; and

(b)       the Central Bank Rate prevailing at close of business on that US Government Securities Business Day.

Daily Rate:	The Daily Rate for any US Government Securities Business Day is:

	(a)	the RFR for that US Government Securities Business Day; or

	(b)	if the RFR is not available for that US Government Securities Business Day, the percentage rate per annum which is the aggregate of:

	(i)	the Central Bank Rate for that US Government Securities Business Day; and

(ii)       the applicable Central Bank Rate Adjustment; or

(c)       if paragraph (b) above applies but the Central Bank Rate for that US Government Securities Business Day is not available, the percentage rate per annum which is the aggregate of:

(i)       the most recent Central Bank Rate for a day which is no more than 5 US Government Securities Business Day before that US Government Securities Business Day; and

(ii)       the applicable Central Bank Rate Adjustment,

rounded, in either case, to four decimal places and if, in either case, that rate is less than zero, the Daily Rate shall be deemed to be zero.

Lookback Period:	Five US Government Securities Business Days.

Market Disruption Rate:	The percentage rate per annum which is the Cumulative Compounded RFR Rate for the Interest Period of the relevant Floating Rate Loan.

Relevant Market:	The market for overnight cash borrowing collateralised by US Government securities.

Reporting Day:	The Business Day which follows the day which is the Lookback Period prior to the last day of the Interest Period.

RFR:	The secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).
Reporting Time

Deadline for Lenders to report market disruption in accordance with clause 6.1.	Close of business in London on the Reporting Day for the relevant Loan.

Schedule 2
Daily Non-Cumulative Compounded RFR Rate

The Daily Non-Cumulative Compounded RFR Rate for any US Government Securities Business Day "i" during an Interest Period for a Loan is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Facility Agent, taking into account the capabilities of any software used for that purpose) calculated as set out below:

where:

UCCDRi means the Unannualised Cumulative Compounded Daily Rate for that US Government Securities Business Day "i";

UCCDRi-1 means, in relation to that US Government Securities Business Day "i", the Unannualised Cumulative Compounded Daily Rate for the immediately preceding US Government Securities Business Day (if any) during that Interest Period;

dcc means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number;

ni means the number of calendar days from, and including, that US Government Securities Business Day "i" up to, but excluding, the following US Government Securities Business Day; and

the Unannualised Cumulative Compounded Daily Rate for any US Government Securities Business Day (the Cumulated US Government Securities Business Day) during that Interest Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Facility Agent, taking into account the capabilities of any software used for that purpose):

where:

ACCDR means the Annualised Cumulative Compounded Daily Rate for that Cumulated US Government Securities Business Day;

tni means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the US Government Securities Business Day which immediately follows the last day of the Cumulation Period;

Cumulation Period means the period from, and including, the first US Government Securities Business Day of that Interest Period to, and including, that Cumulated US Government Securities Business Day;

dcc has the meaning given to that term above; and

the Annualised Cumulative Compounded Daily Rate for that Cumulated US Government Securities Business Day is the percentage rate per annum (rounded to five decimal places) calculated as set out below:

where:

d0 means the number of US Government Securities Business Days in the Cumulation Period;

Cumulation Period has the meaning given to that term above;

i means a series of whole numbers from one to d0, each representing the relevant US Government Securities Business Day in chronological order in the Cumulation Period;

DailyRatei-LP means, for any US Government Securities Business Day "i" in the Cumulation Period, the Daily Rate for the US Government Securities Business Day which is the Lookback Period prior to that US Government Securities Business Day "i";

ni means, for any US Government Securities Business Day "i" in the Cumulation Period, the number of calendar days from, and including, that US Government Securities Business Day "i" up to, but excluding, the following US Government Securities Business Day;

dcc has the meaning given to that term above; and

tni has the meaning given to that term above.

Schedule 3
Compounded RFR Rate

The Cumulative Compounded RFR Rate for any Interest Period for the Floating Rate Loan is the percentage rate per annum (rounded to the same number of decimal places as is specified in the definition of Annualised Cumulative Compounded Daily Rate in Schedule 2 (Daily Non-Cumulative Compounded RFR Rate)) calculated as set out below:

where:

d0 means the number of US Government Securities Business Days during the Interest Period;

i means a series of whole numbers from one to d0, each representing the relevant US Government Securities Business Day in chronological order during the Interest Period;

DailyRatei-LP means for any US Government Securities Business Day "i" during the Interest Period, the Daily Rate for the US Government Securities Business Day which is the Lookback Period prior to that US Government Securities Business Day "i";

ni means, for any US Government Securities Business Day "i", the number of calendar days from, and including, that US Government Securities Business Day "i" up to, but excluding, the following US Government Securities Business Day;

dcc means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number; and

d means the number of calendar days during that Interest Period.

Schedule 4
Pre and Post Delivery Commitments

Part A – Pre-delivery Commitments of the Lenders under the Facility Agreement

Original Lender	Commitment €	Commitment %
J.P. Morgan SE	246,162,645.83	17.0%
Bank of America Europe Designated Activity Company	151,722,667.82	10.5%
Banco Bilbao Vizcaya Argentaria S.A., Paris Branch	190,844,210.76	13.2%
Citibank Europe plc	86,756,582.27	6.06%
HSBC Continental Europe	190,844,210.76	13.2%
BNP Paribas	50,000,000	3.4%
SMBC Bank EU AG	100,000,000	6.9%
Société Générale	200,000,000	13.9%
Banco Santander, S.A.	229,864,402.55	15.9%
	1,446,194,720	100%

32

Part B – Post delivery Commitments of the Lenders under the Novated Credit Agreement

Original Lender	USD equivalent of Commitment €	Commitment %
J.P. Morgan SE	417,000,000	25%
Bank of America Europe Designated Activity Company	174,840,663.91	10.5%
Banco Bilbao Vizcaya Argentaria S.A., Paris Branch	219,923,159.75	13.2%
Citibank Europe plc	99,975,690.25	6%
HSBC Continental Europe	219,923,159.75	13.2%
National Westminster Bank plc	270,000,000	16.2%
Banco Santander, S.A.	264,888,861.55	15.9%
	1,666,551,535.20	100%

33

Schedule 5
Form of Accordion Option Notice

To:          J.P. Morgan SE as Facility Agent

From:      Royal Caribbean Cruises Ltd. as the New Borrower

Date: [●]

Novation Agreement dated [●] 2025 (the Agreement)

1	We refer to the Agreement and by means of this Accordion Option Notice, notify you that we wish to exercise an Accordion Option pursuant to clause 6 of the Agreement..

2	Terms defined in the Agreement have the same meaning in this Accordion Option Notice unless given a different meaning herein.

3	We hereby request the Accordion Option with an Accordion Advance in the amount of €[●] (being 80% of €[●] [plus 100% of BpiFAE Accordion Premium of €[●]).

4	We confirm that the Expected Delivery Date is [●].

The New Borrower

By: ___________________________

For and on behalf of

Royal Caribbean Cruises Ltd.

34

Schedule 6
Form of Accordion Lender Accession Deed

Date: [●]

We refer to the Novation Agreement dated [●] 2025 (the Novation Agreement)

Terms defined in the Novation Agreement have the same meaning in this Accordion Lender Accession Deed unless given a different meaning herein.

This is an Accordion Lender Accession Deed and is made and delivered pursuant to Section 6.2 of the Novation Agreement. With effect from the date hereof:

1	In accordance with clause [6.6] of the Novation Agreement, [Name of lender] (i) agrees to become a New Lender with a commitment of €[●] (and thereby a Lender for the purposes of the Novation Agreement and the Novated Credit Agreement) and hereby accedes to, and agrees to be bound by, the terms of the Novation Agreement as a New Lender as if it were an original signatory to the Novation Agreement, and (ii) with effect from the Novation Effective Time, agrees to assume and will assume all of the obligations of an Accordion Lender under the Novated Credit Agreement with respect to its commitments in any Accordion Advances and hereby appoints the Facility Agent in its capacity as such under Article [●] of the Novated Credit Agreement.

2	[The commitment of the New Lender shall be advanced as part of an Accordion Advance and shall be converted to, and disbursed in, Dollars on the basis set out in clause [6.1] of the Novation Agreement].

3	[If the fixed rate applies to the Accordion Advance: The New Lender hereby confirms that it has entered, or prior to the Novation Effective Time shall enter, into an Interest Stabilisation Agreement with respect to its commitments under the Accordion Advance on the basis required under section [3.3] of the Novated Credit Agreement (having regard to clause [10.4] of the Novation Agreement).]

4	[To be included if applicable (having regard to section 4.6 of the Novated Credit Agreement: The New Lender agrees to furnish the tax form required under section [4.6] of the Novated Credit Agreement on or prior to the date of this Accordion Lender Accession Deed.]

5	The New Lender hereby acknowledges and confirms that it has received a copy of the Novation Agreement (including its schedules) and each other Finance Document.

6	The New Lender further confirms and agrees that in becoming a Lender and in making its contribution to the Accordion Advance, such actions have and will be made without recourse to, or representation or warranty by, the Facility Agent.

7	The administrative details and address for notices of the New Lender are:

[●]

8	This Accordion Lender Accession Deed shall be a Finance Document and, with effect from the Novation Effective Time, a Loan Document.

35

9	This Accordion Lender Accession Deed may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Accordion Lender Accession Deed.

10	This Accordion Lender Accession Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

36

New Lender

EXECUTED as a DEED	)
By [Name of New Lender]	)
by	)
Its duly authorised attorney-in-fact	)
in the presence of:	)	Authorised Signatory

Witness

Name:

Address:

Occupation:

Facility Agent

EXECUTED as a DEED	)
By J.P MORGAN SE	)
by	)
Its duly authorised attorney-in-fact	)
in the presence of:	)	Authorised Signatory

Witness

Name:

Address:

Occupation:

37

The New Borrower

EXECUTED as a DEED	)
By ROYAL CARIBBEAN CRUISES LTD.	)
by	)
Its duly authorised attorney-in-fact	)
in the presence of:	)	Authorised Signatory

Witness

Name:

Address:

Occupation:

38

Schedule 7
Form of Accordion Agreement

Date: [●]

Novation Agreement dated [●] 2025 (the Novation Agreement)

We refer to the Novation Agreement and the Accordion Option Notice dated [●].

Terms defined in the Novated Credit Agreement (as defined in the Novation Agreement) have the same meaning in this Accordion Agreement unless given a different meaning herein.

1	The Accordion Lenders have agreed to make an Accordion Advance available to the New Borrower in the amounts set forth below in front of each Accordion Lender’s name on the following terms:

(a)	Purpose: [●][Note: indicate whether the additional Bpi premium is also being financed (as required under section 2.3(f) of the Novated Credit Agreement).]

(b)	Amount of Accordion Advance and Identity of Accordion Lenders:

Amount of the Accordion Advance applicable to the Accordion Lender	Name of Accordion Lender
EUR[●]	[●]
EUR[●]	[●]
EUR[●]	[●]
EUR[●]	[●]
Total amount of Accordion Advance: EUR[●]

(c)	Currency: EUR (to be converted into, and advanced in, Dollars on the basis set out in the Novation Agreement)

(d)	Rate of interest: [Fixed Rate of [●]% per annum (reflecting a stabilisation based funding rate of [●]% per annum and a margin of [●]% per annum)][Floating Rate]

(e)	[Floating Rate Margin: [●]]

39

(f)	BpiFAE Accordion Premium: [●]

(g)	Applicable Commitment Rate: [100%]

(h)	[Other fees (if any): [●]]

(i)	[Break costs: [●]][Note: to be determined if necessary if included in the novation agreement.]

2	As a result of the exercise of the Accordion Option, the Maximum Loan Amount is hereby increased to EUR[●].

3	This Accordion Agreement shall be a Finance Document and, with effect from the Novation Effective Time, a Loan Document.

4	This Accordion Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

The Facility Agent

By:
For and on behalf of
J.P Morgan SE

The Accordion Lenders

By:

For and on behalf of
[●]

By:

For and on behalf of
[●]

By:

For and on behalf of
[●]

40

The New Borrower

By:

For and on behalf of
Royal Caribbean Cruises Ltd.

41

EXECUTION PAGE – NOVATION AGREEMENT

Existing Borrower

SIGNED for and on behalf of

SPV OASIS7-B35 LIMITED

/s/ Sarah Beattie
by its lawfully appointed attorney
Attorney

New Borrower

SIGNED by	)
for and on behalf of	)	/s/ Ella Vries
ROYAL CARIBBEAN CRUISES LTD.	)
	)	Name: Ella Vries
Title: Attorney-in-Fact

Facility Agent

SIGNED by	)
for and on behalf of	)	/s/ Haaris Amjad
J.P.MORGAN SE	)
	)	Name: Haaris Amjad
Title: Vice President

Security Trustee

SIGNED by	)
for and on behalf of	)	/s/ Emma O’Brien
CITICORP TRUSTEE COMPANY LIMITED	)
	)	Name: Emma O’Brien
Title: Delegated Signatory

Global Coordinator

SIGNED by	)
for and on behalf of	)	/s/ Francois Turpault / /s/ Timothy Inglis
J.P. MORGAN SE	)
	)	Name: Francois Turpault / Timothy Inglis
Title: Executive Director / Vice President

42

The Original Lenders

SIGNED by	)
for and on behalf of	)	/s/ Francois Turpault / /s/ Timothy Inglis
J.P. MORGAN SE	)
	)	Name: Francois Turpault / Timothy Inglis
Title: Executive Director / Vice President

SIGNED by	)
for and on behalf of	)
BANK OF AMERICA EUROPE DESIGNATED ACTIVITY	)	/s/ Jithender Nambron
COMPANY	)
	)	Name: Jithender Nambron
Title: Director, EAF

SIGNED by	)
for and on behalf of	)
BANCO BILBAO VIZCAYA ARGENTARIA S.A., PARIS	)	/s/ Pierre Goffin
BRANCH	)
	)	Name: Pierre Goffin
Title: Country Manager

SIGNED by	)
for and on behalf of	)	/s/ Kara Catt
CITIBANK EUROPE PLC	)
	)	Name: Kara Catt
Title: Senior Vice President

SIGNED by	)
for and on behalf of	)	/s/ Julie Bellais / /s/ Guy Woelfel
HSBC CONTINENTAL EUROPE	)
	)	Name: Julie Bellais / Guy Woelfel
Title: Director / Managing Director

SIGNED by	)
for and on behalf of	)	/s/ Noe Bedetti / /s/ Marion Fischer
BNP PARIBAS	)
	)	Name: Noe Bedetti / Marion Fischer
Title: Director / Vice President

43

SIGNED by	)
for and on behalf of	)	/s/ Cédric Le Duigou / /s/ Emilie Mercier
SMBC BANK EU AG	)
	)	Name: Cédric Le Duigou / Emilie Mercier
Title: Executive Director / Director

SIGNED by	)
for and on behalf of	)	/s/ Antoine Guinot
SOCIÉTÉ GÉNÉRALE	)
	)	Name: Antoine Guinot
Title: Vice President Development and Export Structured Finance

SIGNED by	)
for and on behalf of	)	/s/ Jose Luis Vicent / /s/ Rocio Toledano
BANCO SANTANDER, S.A.	)
	)	Name: Jose Luis Vicent / Rocio Toledano
Title: Executive Director / Vice President

The Mandated Lead Arrangers
SIGNED by	)
for and on behalf of	)	/s/ Francois Turpault / /s/ Timothy Inglis
J.P. MORGAN SE	)
	)	Name: Francois Turpault / Timothy Inglis
Title: Executive Director / Vice President

SIGNED by	)
for and on behalf of	)
BANK OF AMERICA EUROPE DESIGNATED ACTIVITY	)	/s/ Jithender Nambron
COMPANY	)
	)	Name: Jithender Nambron
Title: Director, EAF

SIGNED by	)
for and on behalf of	)
BANCO BILBAO VIZCAYA ARGENTARIA S.A., PARIS	)	/s/ Pierre Goffin
BRANCH	)
	)	Name: Pierre Goffin
Title: Country Manager

44

SIGNED by	)
for and on behalf of	)	/s/ Kara Catt
CITIBANK EUROPE PLC	)
	)	Name: Kara Catt
Title: Senior Vice President

SIGNED by	)
for and on behalf of	)	/s/ Julie Bellais / /s/ Guy Woelfel
HSBC CONTINENTAL EUROPE	)
	)	Name: Julie Bellais / Guy Woelfel
Title: Director / Managing Director

SIGNED by	)
for and on behalf of	)	/s/ Noe Bedetti / /s/ Marion Fischer
BNP PARIBAS	)
	)	Name: Noe Bedetti / Marion Fischer
Title: Director / Vice President

45

SIGNED by	)
for and on behalf of	)	/s/ Cédric le Duigou / /s/ Emilie Mercier
SMBC BANK EU AG	)
	)	Name: Cédric le Duigou / Emilie Mercier
Title: Executive Director/ Director

SIGNED by	)
for and on behalf of	)	/s/ Antoine Guinot
SOCIÉTÉ GÉNÉRALE	)
	)	Name: Antoine Guinot
Title: Vice President Development and Export Structured Finance

SIGNED by	)
for and on behalf of	)	/s/ Jose Luis Vicent / /s/ Rocio Toledano
BANCO SANTANDER, S.A.	)
	)	Name: Jose Luis Vicent /Rocio Toledano
Title: Executive Director / Vice President

The Transferee Lenders
SIGNED by	)
for and on behalf of	)	/s/ Shan Shi
NATIONAL WESTMINSTER BANK PLC	)
	)	Name: Shan Shi
Title: Director, Corporates and Institutions

SIGNED by	)
for and on behalf of	)	/s/ Francois Turpault / /s/ Timothy Inglis
J.P. MORGAN SE	)
	)	Name: Francois Turpault /Timothy Inglis
Title: Executive Director / Vice President

46